FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-09

Dated June 21, 2021	BBCMS 2021-C10
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2021-C10
$846,782,655 (Approximate Mortgage Pool Balance)

$714,877,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2021-C10

Barclays Capital Real Estate Inc. Societe Generale Financial Corporation Starwood Mortgage Capital LLC UBS AG KeyBank National Association Mortgage Loan Sellers
Barclays	KeyBanc Capital Markets	UBS Securities LLC	Société Générale

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton Co-Manager		Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 21, 2021	BBCMS 2021-C10

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., UBS Securities LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2021-C10 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$23,478,000	30.000%	2.83	8/21-4/26	40.2%	15.0%
A-2	AAA(sf) / AAAsf / AAA(sf)	$24,100,000	30.000%	4.88	4/26-7/26	40.2%	15.0%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.2%	15.0%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.2%	15.0%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$40,774,000	30.000%	7.30	7/26-2/31	40.2%	15.0%
X-A	AAA(sf) / AAAsf / AAA(sf)	$568,652,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$146,225,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA+(sf) / AAAsf / AAA(sf)	$75,144,000	20.750%	9.92	6/31-6/31	45.6%	13.2%
B	AA-(sf) / AA-sf / AA(sf)	$35,540,000	16.375%	9.92	6/31-6/31	48.1%	12.6%
C	NR / A-sf / A(sf)	$35,541,000	12.000%	9.92	6/31-6/31	50.6%	11.9%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB-(sf)	$38,587,000(10)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB+sf / BB+(sf)	$11,170,000(11)	N/A	N/A	N/A	N/A	N/A
X-G	NR / BB-sf / BB-(sf)	$8,124,000(12)	N/A	N/A	N/A	N/A	N/A
X-H	NR / B-sf / B(sf)	$8,123,000(13)	N/A	N/A	N/A	N/A	N/A
X-J	NR / NR / NR	$31,479,939(14)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$21,325,000	9.375%	9.92	6/31-7/31	52.1%	11.6%
E	NR / BBB-sf / BBB-(sf)	$17,262,000	7.250%	10.00	7/31-7/31	53.3%	11.3%
F	NR / BB+sf / BB+(sf)	$11,170,000	5.875%	10.00	7/31-7/31	54.1%	11.2%
G	NR / BB-sf / BB-(sf)	$8,124,000	4.875%	10.00	7/31-7/31	54.7%	11.0%
H-RR	NR / B-sf / B(sf)	$8,123,000	3.875%	10.00	7/31-7/31	55.3%	10.9%
J-RR	NR / NR / NR	$31,479,939	0.000%	10.00	7/31-7/31	57.5%	10.5%

Non-Offered Vertical Risk Retention Interest(9)

Class or Interest	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(15)	Expected Principal Window(3)(15)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield
Class RR Certificates(16)	NR / NR / NR	$22,208,016	N/A	9.26	8/21-7/31	N/A	N/A
RR Interest(16)	NR / NR / NR	$12,213,699	N/A	9.26	8/21-7/31	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X Certificates), on the other hand, pro rata in accordance with their percentage allocation entitlement.

(3)	Assumes 0% CPR / 0% CDR and a July 15, 2021 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated June 22, 2021 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 , Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-4, Class A-5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Indicative Capital Structure

and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $480,300,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 Certificates are issued with an initial certificate balance of $480,300,000, the Class A-4 Certificates will not be issued and the Class A-5 will be renamed the Class A-4.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $240,000,000	N/A – 9.34	N/A / 12/29-5/31
Class A-5	$240,300,000 – $480,300,000	9.89 – 9.62	5/31-6/31 – 12/29-6/31

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(9)	The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class RR Certificates and the RR Interest are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.

(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

(12)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

(13)	The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H-RR Certificates outstanding from time to time.

(14)	The Notional Amount of the Class X-J Certificates will be equal to the Certificate Balance of the Class J-RR Certificates outstanding from time to time.

(15)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(16)	The Class RR certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and are expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR Interest collectively comprise the “VRR Interest”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Summary of Transaction Terms

Securities Offered:	$714,877,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, KeyBanc Capital Markets Inc. and UBS Securities LLC.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC
Mortgage Loan Sellers:	Societe Generale Financial Corporation (“SGFC”) (35.5%), Barclays Capital Real Estate Inc. (“Barclays”) (21.8%), Starwood Mortgage Capital LLC (“SMC”) (17.0%), UBS AG (“UBS AG”) (15.3%) and KeyBank National Association (“KeyBank”) (10.5%).
Master Servicer:	KeyBank National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Parties:	Barclays Bank PLC, a majority-owned affiliate of Barclays, and Societe Generale Financial Corporation
Initial Majority Controlling Class Certificateholder:	RREF IV-D AIV RR, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about July 15, 2021.
Cut-off Date:	With respect to each mortgage loan, the related due date in July 2021, or in the case of any mortgage loan that has its first due date after July 2021, the date that would have been its due date in July 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2021.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2021.
Assumed Final Distribution Date:	The Distribution Date in July 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2054.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in July 2031 and the Philadelphia Logistics Center mortgage loan, the MGM Grand & Mandalay Bay mortgage loan or the SSA Austin mortgage loan is still an asset of the issuing entity, then such mortgage loans will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the Cut-off Date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp.,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Summary of Transaction Terms

CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
SGFC	15	19	$300,460,000	35.5%
Barclays	12	20	$184,770,300	21.8%
SMC	13	21	$143,575,804	17.0%
UBS AG	10	53	$129,180,010	15.3%
KeyBank	14	14	$88,796,541	10.5%
Total:	64	127	$846,782,655	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$846,782,655
Number of Mortgage Loans:	64
Number of Mortgaged Properties:	127
Average Cut-off Date Balance per Mortgage Loan:	$13,230,979
Weighted Average Current Mortgage Rate:	3.71393%
10 Largest Mortgage Loans as % of IPB:	42.6%
Weighted Average Remaining Term to Maturity/ARD:	115 months
Weighted Average Seasoning:	3 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.27x
Weighted Average UW NOI Debt Yield(1)(3):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	57.5%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	52.3%
Other Statistics
% of Mortgage Loans with Additional Debt:	17.5%
% of Mortgaged Loans with Single Tenants(5):	13.7%
% of Mortgaged Loans secured by Multiple Properties:	18.6%
Amortization
Weighted Average Original Amortization Term(6):	353 months
Weighted Average Remaining Amortization Term(6):	352 months
% of Mortgage Loans with Interest-Only:	43.5%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	31.5%
% of Mortgage Loans with Amortizing Balloon:	13.3%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	6.4%
% of Mortgage Loans with Amortization followed by ARD-Structure:	5.2%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	43.6%
% of Mortgage Loans with Springing Lockboxes:	40.7%
% of Mortgage Loans with Soft Lockboxes:	14.9%
% of Mortgage Loans with No Lockbox:	0.8%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	81.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	68.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	71.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	64.1%

(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.

(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.

(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(6)	Excludes 31 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 1, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)(2)	May Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making Full May Payment (%)	UW May Base Rent Paid (%)
SGFC	6/11/2021	1/28/2021	The Atlantic	Multifamily	Y	Y	N	N	N(5)	N	100.0%	100.0%	99.0%	99.0%
UBS AG	6/7/2021	5/7/2021	Morris Corporate Center	Office	NAP	NAP	N	N	N	N	100.0%	92.7%	100%	92.7%
SGFC	6/1/2021	2/14/2020	MGM Grand & Mandalay Bay	Hospitality	Y	Y	N	N(6)	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	6/2/2021	Philadelphia Logistics Center	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/11/2021	5/7/2021	Montecito Tower	Office	NAP	NAP	N	N	N(7)	N	96.7%	99.1%	96.7%	99.1%
Barclays	6/15/2021	6/4/2021	Attiva – Denton, TX	Multifamily	NAP	NAP	N	N	N	N	99.9% (8)	99.9% (8)	NAV(8)	NAV (8)
SGFC	5/25/2021	4/14/2021	2100 MLK Avenue SE	Office	NAP	NAP	N	N	N(9)	N	100.0%	100.0%	98.1%	98.3%
Barclays	5/26/2021	4/16/2021	Berkshire Corporate Center	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/11/2021	6/11/2021	80 Richards Street	Office	NAP	NAP	N	N	N	N	84.4%(10)	97.8%(10)	80.8%(10)	94.2%(10)
SGFC	6/11/2021	6/1/2021	Palm Terrace	Office	NAP	NAP	N	N	Y(11)	N	89.3%	95.2%	89.3%	95.2%
SMC	6/15/2021	6/2/2021	Diamond Ridge Apartments	Multifamily	NAP	NAP	N	N	N	N	95.1%(12)	95.1%(12)	99.2%(12)	99.2%(12)
SMC	5/11/2021	5/11/2021	Bass Pro Outdoor World	Retail	NAP	NAP	N	N	Y(13)	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/11/2021	6/11/2021	Miami Ironside District	Mixed Use	NAP	NAP	N	N	Y(14)	N	100.0%	100.0%	100.0%	100.0%
SMC	6/9/2021	6/2/2021	Triwinds Portfolio	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	5/28/2021	12/3/2019	Kings Plaza	Retail	Y	Y	N	N	Y(15)	N	NAP(15)	89.6%(15)	NAP(15)	87.7%(15)
SGFC	6/11/2021	4/30/2021	Century Storage Portfolio I	Self Storage	NAP	NAP	N	N	N	N	NAP	97.0%	NAP	96.4%
Barclays	6/15/2021	6/11/2021	ISJ New York Portfolio 1	Various	NAP	NAP	N	N	Y(16)	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/2/2021	6/2/2021	3600 Horizon	Office	NAP	NAP	N	N	Y(17)	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	4/30/2021	Century Storage Portfolio II	Self Storage	NAP	NAP	N	N	N	N	NAP	97.9%	NAP	97.7%
Barclays	6/17/2021	4/27/2021	Icon on Bond	Multifamily	NAP	NAP	N	N	N	N	98.2% (18)	98.2% (18)	99.1%(18)	99.1%(18)
Barclays	5/27/2021	6/1/2021	Woodfield Financial Center	Office	NAP	NAP	N	N	Y(19)	N	97.8%	100.0%	97.8%	100.0%
SMC	6/9/2021	4/16/2021	Tucson Self Storage Portfolio	Various	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	1/24/2020	West Volusia Town Center	Retail	Y	Y	N	N	Y(20)	N	100.0%	100.0%	99.2%	97.6%
SMC	5/1/2021	5/27/2021	Oakland Park Festival Center	Retail	NAP	NAP	N	N	N(21)	N	100.0%	100.0%	NAV(22)	NAV(22)
KeyBank	5/21/2021	5/7/2021	Dollar Self Storage #19 - Happy Valley	Self Storage	NAP	NAP	N	N	NAP	N	97.0%	100.0%	95.0%	100.0%
SMC	6/9/2021	5/27/2021	3053 Villa Avenue	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/11/2021	5/27/2021	Thunderbird Portfolio	Office	NAP	NAP	N	N	Y(23)	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	11/27/2019	Wyndham National Hotel Portfolio	Hospitality	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	5/21/2021	Willows of Grayslake	Multifamily	NAP	NAP	N	N	Y(24)	N	100.0%	100.0%	99.2%	99.3%
SMC	6/11/2021	5/28/2021	2437 Pitkin Avenue	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/21/2021	2/9/2021	Valley Forge Corporate Center	Office	Y	Y	N	N	N	N	100.0%(25)	100.0%(25)	100.0%(25)	100.0%(25)
KeyBank	5/24/2021	6/7/2021	200 Newton Bridge Road	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	4/9/2021	Finn’s Mobile Home Park	Manufactured Housing	NAP	Y	N	N	N	N	94.9%	95.9%	94.5%	94.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)(2)	May Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making Full May Payment (%)	UW May Base Rent Paid (%)
KeyBank	5/21/2021	5/7/2021	Dollar Self Storage #17 - Chandler	Self Storage	NAP	NAP	N	N	NAP	N	93.0%	100.0%	98.0%	100.0%
SMC	6/9/2021	5/28/2021	Highland Office Building	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/21/2021	5/11/2021	Dollar Self Storage #12 - Las Vegas	Self Storage	NAP	NAP	N	N	NAP	N	95.0%	100.0%	93.0%	100.0%
KeyBank	5/24/2021	5/5/2021	Ventura Storage	Self Storage	NAP	NAP	N	N	NAP	N	93.0%	100.0%	95.0%	100.0%
Barclays	6/16/2021	6/1/2021	Pero Multifamily Portfolio	Multifamily	NAP	NAP	N	N	N	N	100.0%(26)	100.0%(26)	100.0%(26)	100.0%(26)
SMC	6/3/2021	4/28/2021	Park Place Apartments	Multifamily	NAP	NAP	N	N	N	N	99.2%(12)	99.2%(12)	99.2%(12)	99.2%(12)
SMC	6/9/2021	5/14/2021	205 Frost Street & 171 Bayard Street	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	3/30/2021	Thrive Living Home Apartments	Multifamily	NAP	Y	N	N	N(27)	N	95.0%	95.0%	95.0%	95.0%
KeyBank	5/24/2021	5/12/2021	Enumclaw Plateau Self Storage	Self Storage	NAP	NAP	N	N	NAP	N	99.0%	99.0%	99.0%	99.0%
UBS AG	6/8/2021	5/21/2021	Kohl’s - Menomonee Falls	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	3/31/2021	Fresenius – Chandler	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/25/2021	6/4/2021	Hooper Industrial	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	6/1/2021	6/8/2021	830-840 Plaza	Retail	NAP	NAP	N	N	Y(28)	N	NAV(29)	NAV(29)	100.0%	100.0%
KeyBank	6/2/2021	6/4/2021	Grandshire Estates MHC	Manufactured Housing	NAP	NAP	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/24/2021	6/10/2021	Corporate Plaza	Leased Fee	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	6/4/2021	3/19/2021	APC Amarillo	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	5/4/2021	980 American Pacific	Industrial	NAP	NAP	N	N	Y(30)	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/9/2021	6/2/2021	SSA Austin	Office	NAP	NAP	N	N	N	N	100.0%(31)	100.0%(31)	100.0%(31)	100.0%(31)
KeyBank	5/24/2021	6/2/2021	Congress Center North	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/24/2021	5/27/2021	Cliff Drive Medical Plaza	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	4/29/2021	7-Eleven Charlotte	Retail	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/15/2021	4/28/2021	625 Route 83	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	3/30/2021	Deluxe MHC	Manufactured Housing	NAP	Y	N	N	N	N	98.1%	98.1%	96.2%	96.2%
Barclays	6/11/2021	5/13/2021	Hydra Warehouse	Industrial	NAP	NAP	N	N	N	N	NAP(32)	NAP(32)	100.0%	100.0%
UBS AG	6/10/2021	5/25/2021	ACAM Self Storage	Self Storage	NAP	NAP	N	N	N	N	97.0%	94.9%	92.7%	92.9%
SMC	6/15/2021	5/21/2021	Lock & Leave Self Storage San Bernardino	Self Storage	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	3/4/2021	Storage Max Brentwood	Self Storage	NAP	Y	N	N	N	N	NAP	99.5%	NAP	99.7%
SGFC	6/11/2021	3/30/2021	Santa Fe MHC	Manufactured Housing	NAP	Y	N	N	N	N	95.1%	95.4%	92.7%	93.2%
SMC	6/11/2021	5/11/2021	Islandview Apartments	Multifamily	NAP	NAP	N	N	N	N	97.2%(12)	97.2%(12)	97.2%(12)	97.2%(12)
Barclays	6/11/2021	5/19/2021	Town & Country Self-Storage	Self Storage	NAP	NAP	N	N	N	N	93.3%(12)	93.3%(12)	95.6%(12)	95.6%(12)
KeyBank	6/4/2021	4/8/2021	First Street Storage	Self Storage	NAP	NAP	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

COVID-19 Update(1)

(1)	The table contains information regarding the status of the Mortgage Loans and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full April Payment (%)” and “Occupied SF/Unit Making Full May Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the Borrower Information was comprehensive and accurate when received, or as of the date of this term sheet. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—COVID-19 Considerations” in the Preliminary Prospectus.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future.  Such actions may lead to shortfalls and losses on the Certificates.  See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	Some loans are newly originated and therefore, the April Debt Service Payment Received (Y/N) and May Debt Service Payment Received (Y/N) fields are not applicable. See Annex A-1 for each loan’s first payment date.

(3)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflect situations where a request was made and not withdrawn.

(4)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.

(5)	Steak 48 (4.5% of UW Base Rent) commenced operations in September 2020. On November 22, 2020, the City of Philadelphia enacted a measure that prohibited indoor dining at restaurants in response to COVID-19. To comply with the City of Philadelphia’s measure, Steak 48 was forced to close. Indoor dining was allowed to resume in Philadelphia on January 15, 2021 and Steak 48 is currently open. The borrower sponsors reached an agreement with Steak 48 on a COVID payment plan to recoup payments missed while indoor dining restrictions were in place. Commencing January 1 through March 31, 2021, Steak 48 began paying 50% of base rent (with the remaining 50% of rent deferred). Commencing on April 1, 2021, 100% of rent payments and any deferred rent are expected to be paid in 12 equal installments.

(6)	A cash management trigger period is anticipated to occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger as early as July 2021, after which all cash will be swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

(7)	Raw Fitness (3.1% of NRA, 3.2% of UW Base Rent) has been making reduced rental payments since August 2020. Raw Fitness paid $6,500 per month from August 2020 through January 2021, approximately $6,349 per month in February 2021 and March 2021 and began paying $8,500 per month in April 2021. Raw Fitness will continue paying its reduced rent through January 2022 at a rate of $8,500 per month. Raw Fitness’s unabated rent for 2021 is approximately $11,674 per month.

(8)	Occupied SF/Unit Making Full April Payment is based on the reported collection loss information for the trailing 12 months through April 2021. Based on YE 2020 information, 99.9% of gross potential rent was collected at the Mortgaged Property. Occupied SF/Unit Making Full May Payment information is currently unavailable due to the borrower sponsor’s reporting cycle.

(9)	The borrower sponsor reported that Kings Café (1.9% of NRA, 1.7% of UW Base Rent) received a $2,500 rent deferment in May 2021, which is required to be repaid when the D.C. Department of General Services tenant is back in full utilization of its space. The Mayor of D.C. announced that by June 7, 2021, up to 50% of D.C. government employees will return to work in their offices. By July 12, 2021, all employees will be required to be back at work. Kings Café represents 1.7% of UW Annual Rent and the May 2021 rent deferment represents less than 0.1% of the annual underwritten rent.

(10)	For April 2021, tenants representing approximately 84.4% of the occupied square footage at the 80 Richards Street Mortgaged Property and approximately 97.8% of April’s base rent made their rental payments. Tenants paying partial rent for April 2021 include Filmtrade Equipment Rentals Inc (94.3% of April’s base rent), City Glass & Architectural Metal Gc Inc (98.2% of April’s base rent) and JH Studio LLC (75.7% of April’s base rent) (collectively representing 15.6% of NRA and 15.1% of UW Base Rent). For May 2021, tenants representing approximately 80.8% of the occupied square footage at the 80 Richards Street Mortgaged Property and approximately 94.2% of May’s base rent made their rental payments. Tenants paying partial rent for May 2021 include Filmtrade Equipment Rentals Inc (94.3% of May’s base rent), City Glass & Architectural Metal Gc Inc (50.0% of May’s base rent), JH Studio LLC (75.7% of May’s base rent), Caroline Z Hurley LLC (96.0% of May’s base rent) and Greene Naftali Gallery Inc (17.2% of May’s base rent) (collectively representing 19.2% of NRA and 18.8% of UW Base Rent).

(11)	Del Taco (25.7% of NRA, 16.8% of UW Base Rent) was granted deferred April 2020 rent equal to $52,620 and has since become current; PGM Holdings (20.6% of NRA, 22.8% of UW Base Rent) was granted deferred rent of $138,935 from June 2020 to September 2020 and has since become current; Hometown Equity Mortgage (10.7% of NRA, 12.1% of UW Base Rent) was granted 10 months of abated rent equal to half of its monthly base rent was ($157,290 in total base rent) in exchange for adding an additional 5 months of term to the term of its lease. Columbia Dream Partners (3.8% of NRA, 4.6% of UW Base Rent) was granted 4.5 months of abated rent ($30,856 of total base rent) beginning in March 2021 so long as the tenant remains current on rent payments.

(12)	Occupied SF/Unit Making Full April/May Payment and UW April/May Base Rent Paid (%) are based on actual collections from April 30, 2021 and May 31, 2021, respectively.

(13)	According to the borrower sponsor, Bass Pro (100.0% of NRA, 100.0% of UW Base Rent) was forced to close indoor shopping for all of April 2020 and re-opened in May 2020. In April 2020, the borrower sponsor agreed to defer 25% of the base rent for the months of May 2020 through November 2020, with repayment to occur over an 18-month period commencing in January 2021. As of June 17, 2021, Bass Pro has made six months of payment in which full base rent and an installment of deferred rent was repaid. The total amount of deferred rent was $275,917, of which $76,644 (27.8%) has been repaid.

(14)	Three tenants collectively totaling 3.8% of NRA and 4.9% of UW Base Rent requested and received rent relief. Krel Wear (1.1% of NRA, 1.1% of UW Base Rent) and Deborah Wecselman Design (1.3% of NRA, 1.6% of UW Base Rent) each received two months of deferred rent (approximately $4,680 and $7,000 based on UW Base Rent, respectively), and Circular Gallery (1.3% of NRA, 1.8% of UW Base Rent) received four months of deferred rent (approximately $14,400 based on UW Base Rent). Krel Wear and Deborah Wecselman Design have been paying full rent since August 2020, and Circular Gallery has been paying full rent since December 2020. All three tenants have fully paid back the deferred rent.

(15)	Although April and May collections were reported, an accurate estimate of the percentage of Total Occupied SF/Unit Making Full Rent Payment (%) for April and May cannot be determined for the Kings Plaza Mortgage Loan based on the source documentation of the rent collection reports received from the borrower sponsor, which only reported the balances for gross amounts due and amounts paid for each tenant. According to the borrower sponsor, 31 tenants, representing approximately 11.3% of total net rentable area and approximately 20.6% of UW Base Rent have executed deferment agreements. As of May 1, 2021, 3 of these tenants, representing approximately 3,662 square feet and 0.8% of UW Base Rent, are not paying rent. JCPenney closed its store at the Kings Plaza Mortgaged Property on October 31, 2020. On May 10, 2021, the borrower sponsor’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Mortgaged Property. In addition:

●	The following tenants have not reopened: Master Wok, Nathan’s Famous, Haagen Dazs (kiosk) and Starbucks (collectively, 0.8% of NRA and 1.0% of UW Base Rent).

●	The following tenants have vacated the Kings Plaza Mortgaged Property: JCPenney, Clique (kiosk), Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique (collectively, 13.8% of NRA and 4.6% of UW Base Rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

COVID-19 Update(1)

●	GNC and JCPenney (collectively 11.9% of NRA and 2.3% of UW Base Rent) have declared bankruptcy and vacated the premises. The Forever 21 lease was assumed with the term extended to 1/31/2023, and such space was underwritten as vacant. The Charlotte Russe (1.0% of NRA and 0.7% of UW Base Rent) lease was assumed with term through 7/31/2021. With respect to ALDO/ALDO Accessories (0.4% of NRA and 1.5% of UW Base Rent), the borrower sponsor anticipates that the tenants will assume the lease.

●	The following tenants are in deferment and not paying rent: Clique, Perfume Point, Vistasite Eye Care (collectively, 0.7% of NRA and 0.8% of UW Base Rent).

(16)	Eight tenants collectively totaling 11.1% of NRA and 12.5% of UW Base Rent requested and received rent relief and are each on a repayment plan negotiated with the borrower sponsor. Lotus Lounge (2.0% of NRA, 2.2% of UW Base Rent) received three months of partial rent deferment, totaling approximately $6,600, Anthony’s Pizza (1.2% of NRA and 2.1% of UW Base Rent) received three months of partial rent deferment, totaling approximately $6,000, Sanaa Hookah Lounge (2.4% of NRA, 1.1% of UW Base Rent) received three months of partial rent deferment, totaling $3,000, Sarafine Service (0.5% of NRA and 0.6% of UW Base Rent) received six months of rent deferment, totaling approximately $6,900, James Brown (1.8% of NRA and 1.1% of UW Base Rent) received two months of rent deferment, totaling approximately $4,300, Glanville Dixon & Javonnie Edwards (Indian Restaurant) (1.1% of NRA and 1.4% of UW Base Rent) received five months of rent deferment and two months of partial rent deferment, totaling approximately $18,000, Claudette Gayle Fay (0.7% of NRA and 0.7% of UW Base Rent) received three months of partial rent deferment, totaling approximately $1,500 and Yonkers Fried Chicken (1.4% of NRA, 3.2% of UW Base Rent) received four months of deferred rent, totaling approximately $24,800. All eight tenants agreed to a repayment schedule with the borrower sponsor and are in the process of repaying its deferred rent. Additionally, all eight tenants have been current on rent since December 2020.

(17)	International SOS (45.0% of NRA, 40.1% of UW Base Rent) was provided a one-time rent deferment in May 2020 and June 2020, which was repaid in November 2020 and December 2020. In addition, the Suez WTS USA, Inc.’s lease (55.0% of NRA, 59.9% of UW Base Rent) commenced in December 2020. Suez was only responsible for payment of utilities during a five--month rent abatement period from December 2020 through April 2021, which was paid in full.

(18)	Occupied SF/Unit Making Full April/May Payment and UW April/May Base Rent Paid (%) is based on collections information received by the borrower sponsor.

(19)	Hemisphere Travel, Inc. (2.2% of NRA, 2.8% of UW Base Rent) requested rent relief at the onset of COVID-19 in March 2020 and has not been making rent payments. The borrower is currently negotiating with Hemisphere Travel, Inc. to extended its lease by an additional two years in exchange for seven months of free rent. Repayment terms for the remaining rent have yet to be negotiated and are not expected to be finalized as of the date of this term sheet. Hemisphere Travel, Inc. was underwritten as vacant and is not attributed any UW Base Rent.

(20)	Several tenants have renewed, modified, and amended their leases since loan origination to address past due accounts receivable. Bath & Body Works, Kay Jewelers, Ross Dress for Less and Petco Animal Supplies, collectively representing approximately 48.4% of NRA and 45.4% of UW Base Rent, have executed formal lease amendments to address past due rent and therefore are not considered delinquent. The majority of rent has been repaid. Please see summary below:

●	Bath & Body Works (2.0% of NRA, 3.0% of UW Base Rent): Tenant is paying 50% of base rent to the borrower for outstanding rent owed for April, May and June 2020. Additionally, 100% CAM, real estate tax, and rental/sales tax for April, May and June 2020 are included in the temporary deferral payment. The total temporary deferral payment is being paid over a 12-month period in equal monthly installments of $681.91, which commenced July 1, 2020 (ending June 1, 2021). As of May 2021, total rent outstanding is $509.73 relating to one month.

●	Kay Jewelers (1.5% of NRA, 2.3% of UW Base Rent): Tenant is paying 100% of base rent to the borrower for outstanding rent owed for April, May and June 2020. The 5-month deferral payment is $$1,912.51 which commenced in February 1, 2020 (ending June 1, 2021). As of May 2021, total base rent outstanding is $1,912.49 relating to one month’s rent.

●	Petco Animal Supplies Stores (9.8% of NRA, 15.3% of UW Base Rent): Tenant is deferring 50% of rent for April and May 2020. As of May 2021, total base rent outstanding is $1,917.53 relating to one month’s rent.

●	Ross Dress for Less (19.6% of NRA, 21.0% of UW Base Rent): Tenant is paying 100% of base rent owed for May, June, and July 2020. Reimbursements are not included in the deferred amount. Tenant is paying $7,955.53 in 12 equal monthly installments commenced on September 1, 2020 and is ending in August 1, 2021. Ross Dress for Less paid additional rents that were past-due concurrently with the execution of the lease amendment. As of May 2021, total base rent outstanding is $23,866.62 relating to one month’s rent.

●	Bed, Bath and Beyond (16.2% of NRA, 6.9% of UW Base Rent) modified its lease to reduce rents from $6.50 PSF to $5.00 PSF gross. The borrower has agreed to provide a 3 month rent concession (totaling $40,625) and the pending lease amendment is retroactive as of 7/1/2020 (an estimated $31,250.03 for 10 months is credited to tenant).

●	Base rent outstanding for Famous Footwear (4.7% of NRA, 7.4% of UW Base Rent) is $22,625.00 relating to April 2020 and May 2020. Famous Footwear has continued to pay base rents since. Base rent outstanding for Planet Smoothie (2.4% of UW Base Rent) is $3,486.56 relating to May 2021.There is no amendment in place to address outstanding accounts receivable for Planet Smoothie and Famous Footwear.

(21)	The previous owner indicated three tenants, Crunch Fitness, Bossom Laundry and Phu Chong Pham (Vanny Nails), collectively representing 25.8% of NRA and 27.0% of UW Base Rent, restructured rent in the spring of 2020 (no rent forgiveness was granted; Crunch Fitness and Phu Chong Pham (Vanny Nails) applied security deposits to pay rent, while Bossom Laundry entered into a payment schedule for one month of deferred rent to be used from its security deposit). All tenants are now current with no continuing payment issues.

(22)	Due to the timing of the acquisition of the Mortgaged Property, May information is not available.

(23)	Three tenants totaling 19.3% of NRA and 23.5% of UW Base Rent requested rent relief. Altrain Dental Assisting Academy (9.8% of NRA, 13.8% of UW Base Rent) received a one-month abatement for May 2020. In conjunction with a four-year lease extension through July 31, 2025, Pediatric Specialists (3.1% of NRA, 3.3% of UW Base Rent) received three months of rent abatement for May 2020, June 2020 and July 2020. Zinn Grins, PLLC (6.4% of NRA, 6.4% of UW Base Rent) reached an agreement with the borrower to apply a portion of the TI allowance it was owed to rent and reimbursements for May 2020 and June 2020. All three tenants have been paying full rent since the end of the rent relief periods described above.

(24)	Five tenants (4.0% of total units) had collection issues since March 2020 due to COVID-19. As of June 14, 2021, each of these tenants has been current on their rent payments. The borrower sponsor reported that one tenant (0.8% of total units) has not paid May 2021 rent totaling $1,065 (0.7% of the base rent based on the May 1, 2021 rent roll) and expects the tenant to pay imminently.

(25)	McCumber Daniels (7.3% of NRA, 7.2% of UW Base Rent) is in a rent abatement period through May 2021. The tenant has made its full June 2021 rent payment.

(26)	Information was provided by the borrower sponsor as of June 16, 2021.

(27)	The borrower sponsor reported that the tenants at two units (Units 14 and 15) did not make April 2021 or May 2021 rents. The borrower sponsor reported that the tenant in Unit 14 has been going through the eviction process and that such tenant vacated the Mortgaged Property during the week of 5/31/2021. The tenant at Unit 15 also vacated the Mortgaged Property during the week of 5/31/2021 as well. The borrower sponsor reported that it anticipates that both units will be rented to new tenants by the end of June 2021.

(28)	Two tenants, totaling 5.8% of NRA and 6.4% of UW Base Rent, were granted partial rent relief totaling less than $5,000 in March and April of 2020.

(29)	The prior owner of the Mortgaged Property did not provide any historical information regarding rents collected.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

COVID-19 Update(1)

(30)	Three tenants requested, and were granted, deferred rent relief during the onset of COVID-19. Each tenant executed a letter of deferment, agreeing to pay back the deferred rent in equal monthly installments. The tenants include Seeding Theatre (8.8% of NRA, 8.7% of UW Base Rent) (4 months deferred; $9,367.55 in total; repayment commenced January 2021 for 12 months), Tennis Werx ((8.8% of NRA, 8.1% of UW Base Rent) 1 month deferred; $3,430 in total; repayment commenced in October 2020 for 10 months), and Psyched Fitness (8.8% of NRA, 8.6% of UW Base Rent) (1 month deferred; $4,550 in total; repayment commenced in November 2020 for 12 months in total). According to the borrower sponsor, each of these tenants has been making such repayments according to the agreed-upon terms.

(31)	Social Security Association (100.0% of NRA, 100.0% of UW Base Rent) was granted 6 months’ free rent starting on December 21, 2020. The Mortgage Loan includes a reserve for two months of free rent totaling $129,747 at origination.

(32)	The lease for Hydra Warehouse of Louisville, Inc., the sole tenant, commenced on May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	The Atlantic	Philadelphia, PA	SGFC	1	$50,000,000	5.9%	268	Multifamily	2.30x	8.1%	48.4%	48.4%
2	Morris Corporate Center	Parsippany, NJ	UBS AG	1	$49,500,000	5.8%	541,195	Office	1.90x	11.1%	68.2%	58.1%
3	MGM Grand & Mandalay Bay	Las Vegas, NV	SGFC	2	$49,000,000	5.8%	9,748	Hospitality	4.95x	17.9%	35.5%	35.5%
4	Philadelphia Logistics Center	Philadelphia, PA	SGFC	1	$44,265,000	5.2%	1,347,146	Industrial	1.83x	10.4%	63.7%	49.4%
5	Montecito Tower	Las Vegas, NV	Barclays	1	$33,300,000	3.9%	177,301	Office	1.67x	10.3%	68.8%	60.5%
6	Attiva - Denton, TX	Denton, TX	Barclays	1	$29,825,000	3.5%	240	Multifamily	2.20x	7.9%	59.4%	59.4%
7	2100 MLK Avenue SE	Washington, DC	SGFC	1	$29,600,000	3.5%	71,351	Office	2.10x	9.0%	65.1%	65.1%
8	Berkshire Corporate Center	Plymouth, MN	Barclays	1	$25,600,000	3.0%	245,091	Industrial	2.60x	10.5%	65.0%	65.0%
9	80 Richards Street	Brooklyn, NY	UBS AG	1	$25,000,000	3.0%	182,491	Office	3.63x	11.3%	46.3%	46.3%
10	Palm Terrace	Lake Forest, CA	SGFC	1	$24,600,000	2.9%	155,795	Office	1.89x	10.6%	60.0%	53.0%

	Top 3 Total/Weighted Average			4	$148,500,000	17.5%			3.04x	12.3%	50.7%	47.4%
	Top 5 Total/Weighted Average			6	$226,065,000	26.7%			2.60x	11.7%	55.9%	49.7%
	Top 10 Total/Weighted Average			11	$360,690,000	42.6%			2.55x	10.9%	57.2%	52.8%
	Non-Top 10 Total/Weighted Average			116	$486,092,655	57.4%			2.06x	10.2%	57.7%	51.9%

(1)	In the case of Loan Nos. 1, 2 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3 and 4, with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	In the case of Loan No. 3, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as portfolio assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	The Atlantic	SGFC	$50,000,000	$125,000,000	BBCMS 2021-C10	KeyBank	Rialto	BBCMS 2021-C9	$75,000,000
2	Morris Corporate Center	UBS AG	$49,500,000	$82,000,000	BBCMS 2021-C10	KeyBank	Rialto	Future Securitization(s)	$32,500,000
3	MGM Grand & Mandalay Bay	SGFC	$49,000,000	$1,634,200,000	BX 2020-VIVA(2)	KeyBank	Situs

BX 2020-VIVA

BX 2020-VIV2

BX 2020-VIV3

BX 2020-VIV4

DBJPM 2020-C9

BMARK 2020-B18

BMARK 2020-B19

BMARK 2020-B20

BMARK 2020-B21

BMARK 2020-B22

BMARK 2021-B23

BMARK 2021-B24

BBCMS 2020-C8

BBCMS 2021-C9

GSMS 2020-GSA2

WFCM 2020-C58

WFCM 2021-C59

MSC 2021-L5

CSAIL 2021-C20

Future Securitization(s)

$670,139

$794,861

$1,000,000

$550,000,000

$50,000,000

$65,000,000

$80,000,000

$70,000,000

$75,000,000

$75,000,000

$75,000,000

$79,985,667

$69,500,000

$58,000,000

$65,000,000

$45,000,000

$36,500,000

$36,347,000

$39,055,333

$113,347,000

15	Kings Plaza	SGFC	$20,000,000	$487,000,000	BMARK 2020-B17	Midland	Midland	BMARK 2020-B17 DBJPM 2020-C9 BMARK 2020-B18 BMARK 2020-B16 BMARK 2020-IG1 BBCMS 2020-C6 BMARK 2020-B21 WFCM 2020-C55 BANK 2020-BNK25 Future Securitization(s)	$32,000,000 $20,000,000 $14,108,108 $50,000,000 $55,000,000 $60,000,000 $30,000,000 $82,945,946 $75,000,000 $47,945,946
28	Wyndham National Hotel Portfolio	UBS AG	$9,607,052	$139,302,250	UBS 2019-C18	Wells	Rialto	UBS 2019-C18 Future Securitization(s)	$35,000,000 $100,000,000

(1)	In the case of Loan Nos. 1, 3 and 15, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	In the case of Loan No. 3, control rights are currently exercised by the holder of the related Subordinate Companion Loan(s) until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	The Atlantic	$50,000,000	$75,000,000	$40,000,000	$165,000,000	2.30x	1.42x	48.4%	64.0%	8.1%	6.2%
3	MGM Grand & Mandalay Bay	$49,000,000	$1,585,200,000	$1,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
7	2100 MLK Avenue SE	$29,600,000	$0	$5,500,000	$35,100,000	2.10x	1.38x	65.1%	77.1%	9.0%	7.6%
15	Kings Plaza	$20,000,000	$467,000,000	$53,000,000	$540,000,000	3.07x	1.73x	54.1%	60.0%	10.7%	9.6%
(1)	In the case of Loan Nos. 1, 7 and 15, subordinate debt represents a mezzanine loan. In the case of Loan No. 3, subordinate debt represents one or more Subordinate Companion Loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loan(s) and mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Office	Suburban	9	$164,400,000	19.4%	1.85x	10.6%	65.3%	56.7%
	CBD	2	30,440,000	3.6	2.10x	9.0%	64.8%	64.8%
	Medical	4	25,750,000	3.0	2.20x	9.9%	63.4%	60.5%
	Flex	1	25,000,000	3.0	3.63x	11.3%	46.3%	46.3%
	Subtotal:	16	$245,590,000	29.0%	2.10x	10.4%	63.1%	57.0%
Multifamily	High Rise	2	$65,000,000	7.7%	2.24x	8.0%	52.2%	52.2%
	Garden	5	46,337,484	5.5	1.76x	9.4%	61.6%	52.2%
	Age Restricted	1	29,825,000	3.5	2.20x	7.9%	59.4%	59.4%
	Mid Rise	5	28,500,000	3.4	1.67x	7.8%	64.0%	60.9%
	Low Rise	1	6,580,518	0.8	1.52x	8.9%	63.9%	50.3%
	Subtotal:	14	$176,243,002	20.8%	1.99x	8.4%	58.2%	54.8%
Industrial	Warehouse/Distribution	2	$48,490,000	5.7%	1.80x	10.3%	63.8%	49.9%
	Flex/R&D	1	25,600,000	3.0	2.60x	10.5%	65.0%	65.0%
	Warehouse	2	9,855,000	1.2	2.62x	11.9%	58.9%	54.6%
	Manufacturing	1	8,540,000	1.0	7.44x	23.3%	23.3%	23.3%
	Flex	1	5,100,000	0.6	2.12x	10.3%	57.3%	57.3%
	Subtotal:	7	$97,585,000	11.5%	2.60x	11.6%	59.7%	52.4%
Retail	Single Tenant	3	$33,003,600	3.9%	1.57x	8.4%	55.2%	54.0%
	Anchored	2	24,186,758	2.9	1.83x	11.9%	54.9%	47.1%
	Super Regional Mall	1	20,000,000	2.4	3.07x	10.7%	54.1%	54.1%
	Unanchored	5	18,740,300	2.2	2.09x	10.0%	52.7%	51.3%
	Subtotal:	11	$95,930,658	11.3%	2.05x	10.1%	54.4%	51.7%
Self Storage		17	$94,966,334	11.2%	2.11x	10.7%	53.2%	46.4%
Hospitality	Full Service	2	$49,000,000	5.8%	4.95x	17.9%	35.5%	35.5%
	Limited Service	44	9,607,052	1.1	1.61x	14.0%	66.5%	47.9%
	Subtotal:	46	$58,607,052	6.9%	4.40x	17.3%	40.6%	37.5%
Manufactured Housing	Manufactured Housing	5	$23,650,000	2.8%	1.85x	9.2%	58.3%	55.8%
	Manufactured Housing/RV Park	4	11,000,000	1.3	2.52x	9.7%	49.4%	49.4%
	RV Park	1	6,950,000	0.8	2.52x	9.7%	49.4%	49.4%
	Subtotal:	10	$41,600,000	4.9%	2.14x	9.4%	54.5%	53.0%
Mixed Use	Retail/Flex/Office/Showroom	1	$21,000,000	2.5%	1.64x	9.8%	66.9%	57.7%
	Self Storage/Industrial	1	6,445,609	0.8	1.45x	12.8%	37.7%	15.1%
	Multifamily/Retail	2	2,525,000	0.3	2.22x	9.0%	53.6%	53.6%
	Multifamily/Retail/Office	1	1,010,000	0.1	2.22x	9.0%	53.6%	53.6%
	Subtotal:	5	$30,980,609	3.7%	1.67x	10.3%	59.3%	48.4%

Leased Fee		1	$5,280,000	0.6%	1.26x	6.8%	62.1%	48.4%
Total / Weighted Average:		127	$846,782,655	100.0%	2.27x	10.5%	57.5%	52.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.
(4)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.
(5)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Pennsylvania	6	$126,035,000	14.9%	1.99x	9.5%	57.9%	50.1%
Florida	12	118,916,758	14.0	1.99x	11.0	54.6	49.7
Nevada	6	95,086,719	11.2	3.37x	14.1	50.2	46.3
New York	15	88,599,990	10.5	2.65x	9.6	54.6	53.9
California	14	69,391,773	8.2	2.10x	9.7	57.2	53.7
Texas	8	69,362,198	8.2	1.85x	8.7	60.5	55.0
New Jersey	2	57,350,000	6.8	1.92x	11.0	65.6	56.9
Arizona	9	46,633,904	5.5	1.80x	10.0	54.7	43.7
Michigan	4	29,605,518	3.5	1.79x	8.4	65.9	59.9
DC	1	29,600,000	3.5	2.10x	9.0	65.1	65.1
Illinois	3	28,155,000	3.3	2.09x	10.6	64.6	56.2
Minnesota	2	25,639,894	3.0	2.60x	10.5	65.0	65.0
Kentucky	2	9,505,000	1.1	1.34x	7.7	63.4	51.2
Georgia	1	8,540,000	1.0	7.44x	23.3	23.3	23.3
North Carolina	2	8,200,000	1.0	1.98x	10.0	60.0	57.3
Colorado	2	7,521,409	0.9	2.81x	11.9	48.4	48.3
Washington	1	6,000,000	0.7	2.26x	8.6	61.5	61.5
Wisconsin	1	5,853,600	0.7	1.99x	11.2	59.7	56.5
Oklahoma	2	4,026,831	0.5	1.55x	9.4	66.2	59.7
Oregon	2	2,769,714	0.3	2.43x	10.1	51.1	49.3
Louisiana	2	2,695,666	0.3	2.61x	10.8	60.0	58.7
Wyoming	6	1,956,677	0.2	1.61x	14.0	66.5	47.9
Nebraska	4	1,108,867	0.1	1.61x	14.0	66.5	47.9
New Mexico	3	1,033,145	0.1	1.61x	14.0	66.5	47.9
Kansas	5	882,889	0.1	1.61x	14.0	66.5	47.9
Missouri	2	557,088	0.1	1.61x	14.0	66.5	47.9
Montana	2	399,275	0.0	1.61x	14.0	66.5	47.9
Iowa	2	360,821	0.0	1.61x	14.0	66.5	47.9
Tennessee	1	309,224	0.0	1.61x	14.0	66.5	47.9
Virginia	1	223,733	0.0	1.61x	14.0	66.5	47.9
Utah	1	160,186	0.0	1.61x	14.0	66.5	47.9
South Dakota	1	146,731	0.0	1.61x	14.0	66.5	47.9
North Dakota	1	102,041	0.0	1.61x	14.0	66.5	47.9
Maryland	1	53,004	0.0	1.61x	14.0	66.5	47.9
Total / Weighted Average:	127	$846,782,655	100.0%	2.27x	10.5%	57.5%	52.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.
(4)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.
(5)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$1,500,000	-	$4,999,999	13	$48,170,000	5.7%	4.14419%	118	1.87x	9.5%	61.4%	57.4%
$5,000,000	-	$9,999,999	24	164,222,905	19.4%	3.84953%	113	2.29x	10.7%	58.3%	52.7%
$10,000,000	-	$19,999,999	12	165,282,266	19.5%	3.64091%	113	1.95x	10.6%	56.6%	49.3%
$20,000,000	-	$29,999,999	10	243,042,484	28.7%	3.81335%	117	2.25x	9.6%	58.2%	55.5%
$30,000,000	-	$39,999,999	1	33,300,000	3.9%	3.64000%	119	1.67x	10.3%	68.8%	60.5%
$40,000,000	-	$50,000,000	4	192,765,000	22.8%	3.44091%	114	2.76x	11.9%	53.7%	47.8%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
2.72000	-	3.24999	4	$68,640,000	8.1%	3.02350%	119	3.51x	13.7%	44.5%	41.9%
3.25000	-	3.74999	26	454,837,655	53.7%	3.50146%	116	2.38x	10.7%	58.2%	52.3%
3.75000	-	3.99999	14	147,686,105	17.4%	3.83394%	114	2.02x	9.8%	57.1%	53.0%
4.00000	-	4.24999	9	76,819,358	9.1%	4.15157%	116	1.85x	9.4%	64.3%	59.8%
4.25000	-	4.49999	3	35,247,484	4.2%	4.33390%	109	1.51x	9.4%	58.4%	49.4%
4.50000	-	4.74999	3	15,920,000	1.9%	4.54698%	118	1.62x	9.1%	64.2%	58.6%
4.75000	-	4.97700	5	47,632,052	5.6%	4.92261%	105	1.63x	9.5%	56.7%	53.0%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	3	$25,332,400	3.0%	4.30787%	59	1.85x	11.4%	49.4%	46.2%
120	61	821,450,255	97.0%	3.69561%	117	2.28x	10.5%	57.7%	52.5%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY (1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
57	-	60	3	$25,332,400	3.0%	4.30787%	59	1.85x	11.4%	49.4%	46.2%
101	-	104	4	90,811,410	10.7%	3.73534%	103	3.77x	15.1%	46.3%	42.8%
115	-	120	57	730,638,845	86.3%	3.69067%	118	2.10x	9.9%	59.2%	53.7%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.
(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.
(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	31	$422,565,300	49.9%	3.71289%	115	2.80x	10.5%	53.0%	53.0%
180	1	12,395,402	1.5%	3.51600%	118	1.45x	12.8%	37.7%	15.1%
270	1	9,607,052	1.1%	4.85000%	101	1.61x	14.0%	66.5%	47.9%
360	31	402,214,901	47.5%	3.69398%	116	1.75x	10.3%	62.6%	52.8%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only			31	$422,565,300	49.9%	3.71289%	115	2.80x	10.5%	53.0%	53.0%
178	-	251	2	22,002,454	2.6%	4.09847%	111	1.52x	13.3%	50.3%	29.4%
343	-	360	31	402,214,901	47.5%	3.69398%	116	1.75x	10.3%	62.6%	52.8%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	29	$368,565,300	43.5%	3.73343%	116	2.52x	9.6%	55.2%	55.2%
Interest Only, Amortizing Balloon	21	267,153,600	31.5%	3.65452%	118	1.81x	10.6%	63.9%	55.3%
Amortizing Balloon	11	112,798,755	13.3%	4.00525%	106	1.54x	10.3%	56.5%	43.7%
Interest Only - ARD	2	54,000,000	6.4%	3.57269%	105	4.71x	17.1%	38.0%	38.0%
Amortizing Balloon - ARD	1	44,265,000	5.2%	3.34000%	120	1.83x	10.4%	63.7%	49.4%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.25x	-	1.59x	16	$149,534,945	17.7%	4.12016%	119	1.44x	8.8%	59.7%	49.6%
1.60x	-	1.69x	5	84,607,052	10.0%	3.82591%	117	1.65x	10.5%	66.9%	56.8%
1.70x	-	1.79x	6	34,487,400	4.1%	3.96711%	88	1.76x	11.0%	57.7%	51.2%
1.80x	-	1.89x	5	95,309,358	11.3%	3.60367%	117	1.85x	10.8%	62.4%	51.0%
1.90x	-	1.99x	6	81,813,600	9.7%	3.63843%	118	1.92x	10.2%	65.5%	59.2%
2.00x	-	2.49x	13	206,290,300	24.4%	3.68170%	115	2.25x	9.3%	54.9%	54.0%
2.50x	-	2.99x	7	77,450,000	9.1%	3.64625%	119	2.63x	10.3%	58.0%	58.0%
3.00x	-	3.99x	4	59,750,000	7.1%	3.14071%	113	3.33x	11.2%	50.7%	50.7%
4.00x	-	7.44x	2	57,540,000	6.8%	3.43363%	106	5.32x	18.7%	33.7%	33.7%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.
(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.
(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
23.3%	-	49.9%	13	$233,367,802	27.6%	3.47453%	110	3.17x	12.6%	44.0%	41.8%
50.0%	-	59.9%	16	184,892,925	21.8%	3.91101%	116	2.06x	9.2%	56.6%	53.0%
60.0%	-	64.9%	19	198,084,876	23.4%	3.73616%	118	1.89x	9.5%	62.6%	55.7%
65.0%	-	69.9%	13	204,142,052	24.1%	3.75804%	117	1.90x	10.5%	66.9%	59.6%
70.0%	-	73.1%	3	26,295,000	3.1%	3.94286%	119	1.49x	9.7%	70.9%	58.7%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
15.1%	-	49.9%	22	$359,473,237	42.5%	3.60512%	111	2.63x	11.7%	50.0%	44.0%
50.0%	-	59.9%	26	314,919,418	37.2%	3.74671%	118	1.97x	9.8%	61.8%	55.9%
60.0%	-	64.9%	14	117,190,000	13.8%	3.86350%	119	1.94x	9.1%	65.2%	62.0%
65.0%	-	65.1%	2	55,200,000	6.5%	3.91789%	118	2.33x	9.7%	65.1%	65.1%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	48	$576,401,361	68.1%	3.68665%	118	2.16x	10.1%	58.8%	53.6%
Yield Maintenance	15	221,381,294	26.1%	3.81945%	110	1.96x	10.0%	58.8%	52.7%
Defeasance or Yield Maintenance	1	49,000,000	5.8%	3.55800%	104	4.95x	17.9%	35.5%	35.5%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	43	$550,074,843	65.0%	3.71952%	117	2.21x	9.9%	57.5%	53.0%
Acquisition	19	234,812,410	27.7%	3.77745%	110	2.53x	11.8%	56.1%	51.5%
Recapitalization	2	61,895,402	7.3%	3.42323%	118	1.81x	11.4%	62.1%	49.5%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%
(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.
(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.
(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Collateral Characteristics

Previous Securitization History(1)
No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
8	Barclays	Berkshire Corporate Center	Plymouth, MN	Industrial	$25,600,000	3.0%	WFCM 2016-C35
12	SMC	Bass Pro Outdoor World	Dania Beach, FL	Retail	$22,650,000	2.7%	GSMS 2014-GC26
16.01	SGFC	Century Storage Portfolio I - Ridgeview	Davenport, FL	Self Storage	$7,950,000	0.9%	WFRBS 2012-C10
16.02	SGFC	Century Storage Portfolio I – Bayview	Sebring, FL	Self Storage	$6,800,000	0.8%	WFRBS 2012-C10
16.03	SGFC	Century Storage Portfolio I - Gibsonia	Lakeland, FL	Self Storage	$5,200,000	0.6%	WFRBS 2012-C10
19.01	SGFC	Century Storage Portfolio II - Sleepy Hill	Lakeland, FL	Self Storage	$8,390,000	1.0%	WFRBS 2012-C10
19.02	SGFC	Century Storage Portfolio II - Lake Dexter	Winter Haven, FL	Self Storage	$6,760,000	0.8%	WFRBS 2012-C10
21	Barclays	Woodfield Financial Center	Schaumburg, IL	Office	$14,550,000	1.7%	CLNY 2015-FL3
31	KeyBank	Valley Forge Corporate Center	Audubon (Norristown P.O), PA	Office	$8,970,000	1.1%	PFP 2019-6
39	SMC	Park Place Apartments	Taylor, MI	Multifamily	$6,580,518	0.8%	GSMS 2013-GC10
42	KeyBank	Enumclaw Plateau Self Storage	Enumclaw, WA	Self Storage	$6,000,000	0.7%	CSAIL 2015-C2
47	KeyBank	Grandshire Estates MHC	Fowlerville, MI	Manufactured Housing	$5,425,000	0.6%	GSMS 2012-GC6
63	Barclays	Town & Country Self Storage	Monroe, LA	Self Storage	$2,500,000	0.3%	WFRBC 2013-C11

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date LTV(3)
24	Oakland Park Festival Center	Oakland Park, FL	$11,982,400	1.4%	$10,871,818	45.1%	60	59	1.76x	11.6%	48.9%	44.4%
33	Finn’s Mobile Home Park	Wayne, NJ	7,850,000	0.9%	7,850,000	32.6%	60	57	2.03x	10.4%	49.4%	49.4%
46	830-840 Plaza	Oakland Park, FL	5,500,000	0.6%	5,012,580	20.8%	60	60	1.78x	12.3%	50.4%	45.7%
Total / Weighted Average:			$25,332,400	3.0%	$23,734,398	98.5%	60	59	1.85x	11.4%	49.4%	46.2%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to the borrower depositing amounts into an economic holdback reserve to be released in accordance with the loan’s mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

■	Assets:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R Certificates (collectively, the “Certificates”), together with the RR Interest, will be entitled to distributions solely with respect to the mortgage loans.

■	Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.

■	Allocation between VRR Interest and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates and the RR Interest will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to all Certificates other than the Class RR Certificates and the Class R Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

■	Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class S Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H-RR Certificates for the related Distribution Date.

The pass-through rate for the Class X-J Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class J-RR Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■	Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of Non-VRR realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and the Class E Certificates, the notional amount of the Class X-F Certificates will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates, the notional amount of the Class X-H Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H-RR Certificates and the notional amount of the Class X-J Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class J-RR Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■	Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above and (4) to the Class X-D Certificates, any remaining portion of such Non-VRR Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such yield maintenance charge or prepayment premium.

No yield maintenance charges will be distributed to the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H-RR, Class J-RR, Class S or Class R Certificates.

■	Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■	Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates, fifth to the Class E Certificates, sixth to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, ninth to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.

■	Whole Loans:

Five mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

In the case of the Whole Loans, referred to as “The Atlantic Whole Loan”, the “Morris Corporate Center Whole Loan”, the “MGM Grand & Mandalay Bay Whole Loan”, the “Kings Plaza Whole Loan” and the “Wyndham National Hotel Portfolio Whole Loan” one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the MGM Grand & Mandalay Bay Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Atlantic Pari Passu Companion Loans and the Morris Corporate Center Pari Passu Companion Loans Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

The Atlantic Whole Loan and the Morris Corporate Center Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2021-C10 transaction (the “Pooling and Servicing Agreement”).

The MGM Grand & Mandalay Bay Whole Loan, the Kings Plaza Whole Loan and the Wyndham National Hotel Portfolio Whole Loan Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

■	Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with each risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, a risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2021-C10 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Class H-RR and Class J-RR Certificates.

■	Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to a risk retention consultation party, such risk retention consultation party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■	Directing Certificateholder:	RREF IV-D AIV RR, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).

■	Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■	Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the Class H-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class H-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the Special Servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than September 30, 2021; (ii) provides for no more than 3 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

the first forbearance for such mortgage loan or serviced whole loan. No Payment Accommodation may be granted if the mortgage loan or serviced whole loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The Special Servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the Master Servicer will have no processing, consent or other rights with respect thereto.

■	Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class H-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class H-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further that a Consultation Termination Event will be deemed not continuing in a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■	Risk Retention Consultation Parties:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of each portion of the VRR Interest, by Certificate Balance. The holder of the majority of the related VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Barclays Bank PLC and Societe Generale Financial Corporation are expected to be appointed as the initial risk retention consultation parties.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of a VRR Interest or the related risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, a risk retention consultation party will be entitled to consult with the Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

■	Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

■	Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●     reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●     reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●     recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●     preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■	Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause S&P, Fitch and KBRA to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■	Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■	Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■	Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■	Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing not less than 25% of the Voting Rights of all Classes of Principal Balance Certificates and the Class RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates and the Class RR Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2021-C10 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■	Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the Class RR Certificates) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■	Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2021-C10

With a copy to: trustadministrationgroup@wellsfargo.com

■	Master Servicer and Special Servicer Compensation:	The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Structural Overview

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■	Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■   appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	5.9%	Net Rentable Area (Units)(3):	268
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Post 260 Property Owner, LLC and PL Garage Partners, L.P.	Year Built / Renovated:	1923 / 2018-2020
		Occupancy:	93.3%
		Occupancy Date:	5/19/2021
Borrower Sponsors:	Matthew Pestronk and Michael Pestronk	4th Most Recent NOI (As of)(4):	NAV
		3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	3.456008%	2nd Most Recent NOI (As of)(4):	NAV
Note Date:	1/28/2021	Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/5/2031	UW Economic Occupancy:	92.6%
Interest-only Period:	120 months	UW Revenues:	$13,223,250
Original Term:	120 months	UW Expenses:	$3,052,440
Original Amortization Term:	None	UW NOI:	$10,170,809
Amortization Type:	Interest Only	UW NCF:	$10,091,063
Call Protection:	L(29),YM1(87),O(4)	Appraised Value / Per Unit:	$258,000,000 / $962,687
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	Appraisal Date:	12/18/2020
Additional Debt(1):	Yes
Additional Debt Balance(1):	$75,000,000 / $40,000,000
Additional Debt Type(1):	Pari Passu / Mezzanine

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$281,202	$65,425	N/A	Cut-off Date Loan / Unit:	$466,418	$615,672
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$466,418	$615,672
Replacement Reserves:	$0	$6,042	$217,498	Cut-off Date LTV:	48.4%	64.0%
TI/LC:	$130,672	$604	N/A	Maturity Date LTV:	48.4%	64.0%
Free Rent:	$27,731	$0	N/A	UW NCF DSCR:	2.30x	1.42x
Debt Service Reserve:	$1,781,405	$0	N/A	UW NOI Debt Yield:	8.1%	6.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000		75.8%	Loan Payoff	$159,590,991	96.7%
Mezzanine Loan	40,000,000		24.2	Closing Costs	2,263,064	1.4
				Upfront Reserves	2,221,010	1.3
				Return of Equity	924,935	0.6
Total Sources	$165,000,000		100.0%	Total Uses	$165,000,000	100.0%

(1)	The Atlantic Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $125,000,000. The financial information presented in the chart above reflects the Cut-off Date or Maturity Date balance of The Atlantic Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The Atlantic Property (as defined below) consists of a 268-unit multifamily complex with two retail commercial units and a 135-space parking garage with one retail commercial unit located on two non-contiguous lots.
(4)	Historical financials are not available as The Atlantic Property was renovated from 2018-2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

The Loan. The Atlantic mortgage loan is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $125,000,000 (“The Atlantic Whole Loan”). The Atlantic Whole Loan is secured by a first lien mortgage encumbering The Atlantic Borrowers’ (as defined below) fee interest in a 268-unit, newly-renovated Class A high-rise multifamily complex and a nearby three-story parking garage building serving the multifamily complex located in Philadelphia, Pennsylvania (collectively, “The Atlantic Property”). The controlling Note A-3, the non-controlling Note A-4, the non-controlling Note A-5 and the non-controlling Note A-6 (collectively, “The Atlantic Mortgage Loan”), with an aggregate original principal balance of $50,000,000, will be included in the BBCMS 2021-C10 securitization trust. The non-controlling note A-1 and non-controlling Note A-2 were contributed to the BBCMS 2021-C9 securitization trust. The Atlantic Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C10 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2021-C9	No
A-2	$25,000,000	BBCMS 2021-C9	No
A-3	$20,000,000	BBCMS 2021-C10	Yes
A-4	$15,000,000	BBCMS 2021-C10	No
A-5	$10,000,000	BBCMS 2021-C10	No
A-6	$5,000,000	BBCMS 2021-C10	No
Total	$125,000,000

COVID-19 Update. As of June 11, 2021, approximately 100.0% and 99.0% of tenants by unit and underwritten rent had made their April 2021 and May 2021 rental payments, respectively. As of the date of this term sheet, The Atlantic Whole Loan is not subject to any modification or forbearance requests.

The Property. The Atlantic Property is a recently renovated, Class A, 268-unit multifamily complex with a nearby three-story parking garage located in Philadelphia, Pennsylvania. The multifamily complex is located at 258-262 South Broad Street and the parking garage building is located at 1523-1525 Spruce Street. The 258-262 South Broad Street building contains a total of 268 apartment units and two ground floor retail suites, one of which is leased to Steak 48, a restaurant tenant. Originally constructed in 1923, the 258-262 South Broad Street building was gut-renovated by the borrower sponsors between 2018 and 2020. The 1523-1525 Spruce Street building provides 135 parking spaces and a ground floor retail space leased to a convenience store, Spruce Market, totaling 3,300 square feet.

The Atlantic Property was awarded the LEED Gold certification for its innovative sustainable design and is completely powered by wind-generated electricity. Unit amenities feature ceiling heights that range from 9.5 to 14 feet, recessed LED lighting with Lutron dimmers in every room, high-efficiency windows with tilt and turn window mechanisms with integrated electric Lutron roller shades for privacy and to minimize energy consumption, wide-plank white oak floors with oversized floor to ceiling travertine porcelain stone in the bathrooms, Corian bathroom countertops, Bertazzoni appliances, built-in ovens with double ovens featured in two and three bedroom units, Calacatta Gold marble quartz countertops and solid backsplash and in-unit stacked washer/dryers. Heating and air conditioning, window shades and lighting are all controlled by a tablet mounted in each apartment and can also be controlled remotely from the resident’s smart phone.

The Atlantic Property’s ground-floor amenities include a fitness center that offers complimentary on-site fitness classes, training rooms, a spa facility with hydro massage beds, steam room and treatment center, a children’s play room with an art studio and custom treehouse, co-working space and conference rooms, community lounge and kitchen and soundproof music room. Terrace-level amenities include a waterfall-edge lounging pool and hot tub, outdoor salon and sundeck with daybeds, build-in fireplaces and overhead gas heaters, outdoor dining pavilion, outdoor kitchen with four grilling stations, refrigerator, ice and sinks, a rooftop dog park, children’s play area with splash pad and Philadelphia skyline views. Additional amenities include security cameras throughout the building, bicycle and resident storage units, commercial capacity laundry equipment, a 24-hour concierge, a 24-hour valet parking with app and text based car retrieval, reserved space self-parking, complimentary coffee service and ice bar in the lounge, complimentary use of bikes and electric scooters, room service delivery from the ground level restaurant and priority access reservations, 24-hour on-site maintenance, Shabbat mode elevators, and premium elevator access for penthouse residents including priority call and private ride.

The borrower sponsors acquired The Atlantic Property in 2012 for approximately $37.6 million including closing costs and have since invested approximately $174.1 million ($650,000 per unit) to complete a gut redevelopment of the 258-262 South Broad Street property. The redevelopment was completed in March 2020. The renovations included the complete gutting, rehabilitation and modernization of the building and all of its systems, filling in shafts and stairwells cut into the floors, new windows, and the installation of residential units, common areas, lower-level and rooftop amenities. In aggregate, the borrower sponsors have a total cost basis of approximately $211.8 million ($790,000 per unit) and have approximately $51.2 million of equity remaining in The Atlantic Property.

The City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the assessment attributable to newly constructed or rehabilitated improvements and their resulting real estate taxes are abated for a period of ten years. The tax abatement applicable to the improvements at The Atlantic Property will terminate in December 2029. As such, 2030 will be the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

first year that the full, unabated real estate taxes will be due at The Atlantic Property. According to the appraisal, the unabated taxes would be approximately $1,442,151 for 2020 compared to the abated taxes of $503,904 and the underwritten taxes of $771,004. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Prior to the start of the COVID-19 pandemic, completed units were delivered on a floor-by-floor basis starting from the upper floors, at an average rate of 16 units per month, with the final 24 units delivered in March 2020. From the beginning of the leasing season in March 2019 through March 2020, the average leased percentage of delivered units was 97%, with demand in the summer months outpacing deliveries with leased units averaging 111% of available units. In order to meet demand, the borrower sponsors made model units available for leasing.

Historical Occupancy(1)
Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21	Apr-21
84%	84%	84%	82%	80%	77%	75%	76%	75%	76%	76%	78%	83%	90%
(1)	Historical Occupancy is based on the physical occupancy with respect to the 268-unit multifamily complex provided by The Atlantic Borrowers. Occupancies are as of the end of each respective month.

The following table presents detailed information with respect to the unit mix of The Atlantic Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Leased Units	% Leased	Average SF	Avg. Monthly Rent
Studio	16	6.0%	13	81.3%	659	$2,276
One Bedroom	141	52.6	141	100.0%	740	$2,785
Two Bedroom	53	19.8	48	90.6%	1,202	$4,591
Three Bedroom	54	20.1	44	81.5%	1,731	$6,529
Four Bedroom Penthouse	4	1.5	4	100.0%	4,869	$19,996
Collateral Total/Wtd. Avg.	268	100.0%	250	93.3%	1,088	$4,039
(1)	Based on the borrower rent roll dated May 19, 2021.

Environmental. According to the Phase I environmental assessment dated December 29, 2020, there is no evidence of any recognized or controlled recognized environmental conditions at The Atlantic Property. A historical recognized environmental condition relating to past uses of The Atlantic Property was noted in the Phase I environmental assessment.

The Market. The Atlantic Property is located within the South Broad Street area of Philadelphia’s Center City district, which spans from the Art Museum steps to the Riverfront to the east, to South Street to the south. The Atlantic Property has good visibility as it fronts along Spruce Street and South Broad Street. Center City has a diverse selection of restaurants, bars and lounges all within walking distance of The Atlantic Property. Philadelphia’s squares and newest civic spaces are minutes away from The Atlantic Property and offer outdoor living spaces for its residents. Located to the west and east of The Atlantic Property are the Rittenhouse Square neighborhood and Washington Square West neighborhood, respectively. Rittenhouse Row, a shopping destination within the Rittenhouse Square neighborhood, features locally owned boutiques, high-end stores, small galleries, specialty shops, luxury spas and salons, and restaurants and cafes. Other uses adjacent to The Atlantic Property include Meriam Theater and the Academy of Music to the north, Kimmel Center to the south, The Wilma Theater and Doubletree by Hilton to the east and residential/multifamily properties to the west.

The city of Philadelphia is an economic center in Pennsylvania and home to seven Fortune 1000 companies. Philadelphia’s economy is driven by information technology, manufacturing, healthcare, tourism and financial services. Major employers include: University of Pennsylvania & Health System, Jefferson Health System, Inc., ACCU Staffing Services, Comcast Corporation and Drexel University. Comcast Center is located less than one mile from The Atlantic Property. Comcast Center features a five-building urban campus, a Four Seasons Hotel and the 60-story Comcast Technology Center. The Comcast Center is the company’s headquarters and is home to 9,000 employees. The city is one of the largest health education and research centers in the United States, featuring 12 higher-level educational facilities, including Temple University, Drexel University, West Chester University of Pennsylvania, University of Pennsylvania and Villanova University.

Public transportation is available near The Atlantic Property with the immediate area being served by the Southeastern Pennsylvania Transportation Authority with bus stops on South Broad Street. Subway service is provided at Walnut-Locust Station and train service is provided at 15/16th & Locust Street Station. Major traffic arteries located within one mile of The Atlantic Property include Interstate 676, Interstate 76 and Interstate 95.

Per the appraisal, as of third quarter 2020, the Center City submarket reported total inventory of 40,728 units and a vacancy rate of 6.6%, slightly higher than the 5-year average of 5.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

Multifamily Statistics(1)
	City of Philadelphia	Submarket
Date	Rent Per Unit	Occupancy	Rent Per Unit	Occupancy
2017	$1,255	95.1%	$2,069	94.5%
2018	$1,319	95.8%	$2,109	94.2%
2019	$1,382	96.6%	$2,254	95.2%
1st Qtr. 2020	$1,397	96.3%	$2,298	95.2%
2nd Qtr. 2020	$1,401	96.3%	$2,275	94.7%
3rd Qtr. 2020	$1,409	96.7%	$2,169	93.4%

(1)	Source: Appraisal.

The appraisal identified five comparable rental properties for The Atlantic Property. The comparable leases indicate a rent range of $1,996 per month to $4,322 per month, averaging $2,710 per month. The properties were built between 1929 and 2019 and range from 183 to 322 units. The occupancy of the comparables range from 85.0% to 100.0%. The average unit size of the comparable range from 699 square feet to 1,049 square feet with an average of 821 square feet.

Multifamily Rent Comparables(1)

Property	Distance from Subject (miles)	Year Built/Year Renovated	Occupancy	No. Units	Avg. Unit Size (SF)	Avg. Rent Per Unit	Amenities
The Atlantic 258-262 South Broad Street and 1523-1525 Spruce Street Philadelphia, PA	-	1923/2018-2020	93.3%(2)	268(2)	1,088(2)	$4,039(2)	Fitness Center, Swimming Pool, BBQ/Picnic Area, Playground, Courtyard, Business Center, Valet, Parking, Elevators, Clubhouse
ICON 1616 1616 Walnut Street Philadelphia, PA	0.2	1929/NAV	85.0%	213	875	$1,996	Fitness Center, Business Center Elevators
The Alexander 300 Alexander Court Philadelphia, PA	0.8	NAV/2018	93.0%	277	701	$2,093	Swimming Pool, Fitness Center, Elevators
The Harper 112 South 19th Street Philadelphia, PA	0.5	2019/NAV	100.0%	183	1,049	$4,322	Game Room, Business Center, Sport Court, Fitness Center, Swimming Pool
1919 Market Street 1919 Market Street Philadelphia, PA	0.6	2016/NAV	92.5%	321	783	$2,626	Fitness Center, Swimming Pool, Game Room, Elevators
1213 Walnut 1213 Walnut Street Philadelphia, PA	0.3	2017/NAV	92.9%	322	699	$2,513	Fitness Center, Clubhouse, Elevators, Business Center
Average(3)			92.7%	263	821	$2,710

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 19, 2021.
(3)	Calculated excluding The Atlantic Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

Operating History and Underwritten Net Cash Flow
	Borrower Proforma Year 1(1)	Underwritten	Per Unit	%(2)
Rents in Place	$14,774,220	$13,160,784	$49,107	89.1%
Parking Revenue	593,187	596,280	2,225	4.0
Other Income 1(3)	868,193	846,071	3,157	5.7
Other Income 2(4)	169,167	161,600	603	1.1
Gross Potential Rent	$16,404,767	$14,764,735	$55,092	100.0%
Total Reimbursements	0	0	0	0.0
Total Gross Potential Income	$16,404,767	$14,764,735	$55,092	100.0%
(Vacancy/Credit Loss)(5)	(738,711)	(1,541,485)	(5,752)	(10.4)
Effective Gross Income	$15,666,056	$13,223,250	$49,340	89.6%

Total Expenses	$3,143,287	$3,052,440	$11,390	23.1%

Net Operating Income	$12,522,769	$10,170,809	$37,951	76.9%

Total TI/LC, Capex/RR	0	79,746	298	0.6

Net Cash Flow	$12,522,769	$10,091,063	$37,653	76.3%
(1)	Borrower Proforma Year 1 is based on The Atlantic Borrowers’ 2021 budget.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income 1 represents rent related to the Steak 48 and Spruce Market leased spaces.
(4)	Other Income 2 represents resident lounge and terrace table rentals, application fees, late fees, lease cancellation fees, damages & cleaning fees, transfer fees and the expenses associated with the pool club.
(5)	Underwritten Vacancy represents the economic vacancy of 7.4%.

The Borrowers. The borrowing entities for The Atlantic Whole Loan are Post 260 Property Owner, LLC, a Delaware limited liability company and PL Garage Partners, L.P., a Delaware limited partnership (collectively, “The Atlantic Borrowers”), each a single purpose entity with two independent managers in its organizational structure. Legal counsel to The Atlantic Borrowers delivered a non-consolidation opinion in connection with the origination of The Atlantic Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of The Atlantic Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers. Post Brothers is a developer, owner and manager of Class A apartments, generally focusing on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated company, with approximately 200 employees, providing in-house expertise in design, construction leasing and management. Since the company’s founding in 2006, Post Brothers has developed more than 30 properties totaling approximately 5,000 apartments, with a focus in the greater Philadelphia area and New Jersey. The Post Brothers’ total portfolio is valued at over $1.8 billion.

The majority investor in The Atlantic Property, William Ackman, is the founder and CEO of Pershing Square Capital Management. Mr. Ackman owns approximately 75% of the equity in The Atlantic Property through indirect interests. Pursuant to the documentation governing Mr. Ackman’s equity investments, Mr. Ackman has had the right to take sole control of The Atlantic Borrowers since July 19, 2017 but, to date, has not exercised such option. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multifamily Properties” in the Preliminary Prospectus.

Property Management. The Atlantic Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full service multifamily property manager and developer with a current portfolio under management of 4,033 units across 15 residential properties. The parking garage building serving the multifamily complex is managed and serviced by SP Plus Corporation, a national parking garage operator that is unaffiliated with the borrower sponsors.

Escrows and Reserves. At origination, The Atlantic Borrowers deposited in escrow $1,781,405 for a debt service reserve, $281,202 for real estate taxes, $27,731 for a free rent reserve for the Steak 48 lease and $130,672 for a TI/LC reserve.

Tax Escrows – On a monthly basis, The Atlantic Borrowers are required to escrow 1/12th of the annual estimated tax payments (currently $65,425).

Insurance Escrows – Insurance escrows are currently suspended, as The Atlantic Property is insured under the borrower sponsors’ blanket insurance policy. In the event that such blanket insurance policy, which provides the same protection as would a separate insurance policy insuring only The Atlantic Property, is no longer in effect, The Atlantic Borrowers will be required to escrow 1/12th of the annual estimated renewal insurance payments on a monthly basis. However, The Atlantic Borrowers have the ability to satisfy such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 1 – The Atlantic

escrow obligation if they, among other things, (i) deposit an amount equal to $56,985 to be held in the insurance escrow account and (ii) provide the lender evidence of renewal of the insurance policies.

Replacement Reserves – On a monthly basis, The Atlantic Borrowers are required to escrow $6,042 for capital expenditures until the balance of the capital reserve equals at least $217,498 (the “Capital Reserve Cap”). In the event the balance of funds in the capital reserve subaccount falls below the Capital Reserve Cap, the capital reserve monthly deposit will recommence until the Capital Reserve Cap is reached again.

TI/LC Reserves – On a monthly basis, The Atlantic Borrowers are also required to escrow $604 for future tenant improvement and leasing costs.

Debt Service Reserve – At origination, The Atlantic Borrowers deposited an amount equal to $1,781,405 into a shortfall reserve subaccount. In the event (i) there is a debt service shortfall, (ii) no event of default, monetary default or material non-monetary default has occurred and is continuing, (iii) the DSCR is less than 1.00x, and (iv) the amount of funds on deposit in the shortfall reserve subaccount exceeds $1,130,000, the lender will be required to apply funds in the shortfall reserve subaccount in an amount equal to the shortfall for the purpose of paying, in full, the remaining unpaid portion of the Required Monthly Payments (as defined below) due with respect to such payment date. The lender will be required to disburse to The Atlantic Borrowers all funds then on deposit in the shortfall reserve subaccount upon satisfaction of the following conditions, among others: (i) for nine consecutive payment dates, the rents generated by The Atlantic Property have been sufficient to pay (and have paid) the Required Monthly Payments due on each respective payment date (i.e., without the application of any funds from the shortfall reserve subaccount and/or from The Atlantic Borrowers’ own equity), (ii) the net operating income for the six-month period ending with the most recently completed calendar month has been equal to or greater than $4,050,000 and (iii) no monetary default, material non-monetary default, event of default and/or Cash Sweep Period (as defined below) then exists.

Lockbox / Cash Management. At origination, The Atlantic Borrowers were required to notify each non-residential tenant of The Atlantic Property to remit all amounts due with respect to The Atlantic Property directly to the lockbox account. All funds will be deposited (directly by non-residential tenants and by the property manager for residential tenants within two business days of receipt) into the lockbox account and, if no Cash Sweep Period then exists, will be transferred on a daily basis to The Atlantic Borrowers’ operating account. During the existence of a Cash Sweep Period, all funds in the lockbox account will be disbursed to a cash management account under the sole dominion and control of the lender. All funds deposited in the cash management account will, unless an event of default is continuing, be disbursed to the lender (except as noted below with respect to mezzanine indebtedness) on each due date to fund the following items: (a) the monthly required real estate tax and insurance payments; (b) the monthly portion of the fees charged by the deposit bank in accordance with the deposit account agreement; (c) debt service on The Atlantic Whole Loan (and any other amounts due to the lender in accordance with the terms of The Atlantic Whole Loan documents); (d) to make the required monthly payment into the reserves established under the terms of The Atlantic Whole Loan documents; (e) operating and management expenses of The Atlantic Property, which will be disbursed to The Atlantic Borrowers in accordance with procedures set forth in The Atlantic Whole Loan documents; (f) if a new mezzanine loan is outstanding, to the new mezzanine lender an amount equal to the monthly new mezzanine debt service payment due and owing on such payment date; (g) to the mezzanine lender an amount equal to the monthly mezzanine debt service payment due and owing on such payment date (clauses (a) through (g), the “Required Monthly Payments”); and (h) any remaining funds in the lockbox account will be deposited into the cash collateral reserve subaccount until such funds are released to The Atlantic Borrowers following the expiration of all existing Cash Sweep Periods.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default; (ii) the failure to maintain a DSCR of at least 1.05x; or (iii) the occurrence of any mezzanine loan default; and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured, (b) with respect to clause (ii) above, for two consecutive calendar quarters since the commencement of the existing Cash Sweep Period (A) no monetary default, material non-monetary default or event of default has occurred and is continuing, (B) no event that could trigger another Cash Sweep Period has occurred and (C) the DSCR is at least equal to 1.10x immediately following the end of each of two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon receipt by the lender of a mezzanine loan default revocation notice (and no other Cash Sweep Period is then continuing).

Subordinate and Mezzanine Debt. Concurrently with the origination of The Atlantic Whole Loan, a $40,000,000 mezzanine loan was funded (“The Atlantic Mezzanine Loan”), which is secured by the direct equity interests in The Atlantic Borrowers. The Atlantic Mezzanine Loan accrues interest at a rate of 6.77000% per annum and is coterminous with The Atlantic Whole Loan. Including The Atlantic Whole Loan and The Atlantic Mezzanine Loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 64.0%, 1.42x and 6.2%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$49,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.8%	Net Rentable Area (SF):	541,195
Loan Purpose:	Recapitalization	Location:	Parsippany, NJ
Borrower:	MCC Owner LLC	Year Built / Renovated:	1989 / 2017
Borrower Sponsors:	Harvey Rosenblatt and Asher Koenig	Occupancy:	91.9%
Interest Rate:	3.40000%	Occupancy Date:	4/1/2021
Note Date:	5/7/2021	4th Most Recent NOI (As of)(4):	$5,451,447 (12/31/2018)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(4):	$7,144,386 (12/31/2019)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(4):	$7,357,655 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$7,513,568 (TTM 2/28/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$15,139,045
Call Protection(2):	L(26),D(90),O(4)	UW Expenses:	$6,060,159
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$9,078,886
Additional Debt(1):	Yes	UW NCF:	$8,279,089
Additional Debt Balance(1):	$32,500,000	Appraised Value / Per SF:	$120,200,000 / $222
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2021

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$248,296	$155,185	N/A	Maturity Date Loan / SF:	$129
Insurance:	$59,972	$9,087	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$0	$6,765	N/A	Maturity Date LTV:	58.1%
TI/LC Reserve:	$0	$78,924	N/A	UW NCF DSCR:	1.90x
Rent Concession Reserve(4):	$2,897,674	$0	N/A	UW NOI Debt Yield:	11.1%
Material Tenant Rollover Reserve:	$0	Springing	Various

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$82,000,000		80.8%	Payoff Existing Debt	$61,345,393	60.4%
Borrower Sponsor Equity	19,500,000		19.2	Partnership Buyout	33,744,001	33.2
				Upfront Reserves	3,205,942	3.2
				Closing Costs	2,524,237	2.5
				Return of Equity	680,426	0.7
Total Sources	$101,500,000		100.0%	Total Uses	$101,500,000	100.0%

(1)	The Morris Corporate Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $82,000,000. The financial information presented in the chart above is based on the Morris Corporate Center Whole Loan (as defined below).
(2)	Defeasance of the Morris Corporate Center Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2021-C10 securitization trust in July 2021. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The increase in UW NOI from Most Recent NOI is primarily driven by underwriting the full rent for Teva Pharmaceuticals USA, Inc. (“Teva”) and $112,206 of straight-line rent for Ogilvy CommonHealth Worldwide, LLC (“Ogilvy”). The historical NOI figures reflect the net effective rent for Teva after partial abatements, while the UW NOI reflects the full escalated rent. At origination, $2,897,674 was reserved for outstanding rent concessions owed to Teva.

The Loan. The Morris Corporate Center mortgage loan is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $82,000,000 (the “Morris Corporate Center Whole Loan”). The Morris Corporate Center Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 541,195 square foot office property located in Parsippany, New Jersey (the “Morris Corporate Center Property”). The controlling Note A-1, the non-controlling Note A-2 and the non-controlling Note A-3-1 (collectively, the “Morris Corporate Center Mortgage Loan”), with an aggregate original principal balance of $49,500,000, will be included in the BBCMS 2021-C10 securitization trust. The non-controlling Note A-3-2, the non-controlling Note A-4 and the non-controlling Note A-5, with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

aggregate original principal balance of $32,500,000, are currently held by UBS AG and are expected to be contributed to one or more future securitization trusts. The Morris Corporate Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$20,000,000	BBCMS 2021-C10	Yes
A-2	$20,000,000	BBCMS 2021-C10	No
A-3-1	$9,500,000	BBCMS 2021-C10	No
A-3-2	$10,500,000	UBS AG	No
A-4	$10,000,000	UBS AG	No
A-5	$12,000,000	UBS AG	No
Total	$82,000,000

The Property. The Morris Corporate Center Property consists of three, four-story, Class A office buildings totaling 541,195 square feet, located in Parsippany, New Jersey. The Morris Corporate Center Property was originally built in 1989 and was renovated in 2017. The Morris Corporate Center Property includes 1,638 parking spaces (approximately 3.0 parking spaces per 1,000 square feet of NRA). The Morris Corporate Center Property was 91.9% leased as of April 1, 2021 to seven tenants. The two largest tenants, Teva and Ogilvy, together comprise 81.7% of the NRA and 93.0% of the underwritten base rent. The borrower sponsors acquired the Morris Corporate Center Property in December 2017 for $60.0 million and have invested approximately $23.0 million in capital improvements, tenant improvements and leasing costs and approximately $3.5 million in soft costs.

COVID-19 Update. As of June 8, 2021, the Morris Corporate Center Property was open and operating and all tenants are current on their rental obligations. The borrower made its first debt service payment for the Morris Corporate Center Whole Loan in June 2021. As of the date of this term sheet, the Morris Corporate Center Whole Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Teva (354,055 square feet; 65.4% of the NRA; 74.5% of the underwritten rent; Ba2/BB-/BB- by Moody’s/S&P/ Fitch): Teva (NYSE: TEVA) started as a small business in Jerusalem in 1901 distributing imported medicine. Teva now produces 1,800 unique molecules and a portfolio of 3,500 products, spanning generics, specialty and over the counter medicines and provides medicines to approximately 200 million people worldwide every day. The Morris Corporate Center Property serves as Teva’s United States headquarters. Teva has been a tenant at the Morris Corporate Center Property since 2011, initially leasing 147,181 square feet through December 31, 2022. Since then, Teva has extended its lease through July 31, 2030 and expanded to 354,055 square feet. Teva provided a letter of credit in the amount of $4,664,008 as security for its lease obligations. Teva’s lease is guaranteed by Teva Pharmaceutical Industries, Ltd. Teva has two, five-year renewal options remaining. Teva has a one-time right to surrender less than 34,548 square feet (the “Surrender Space”) as of July 31, 2026 by providing at least 12 months’ prior written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit. Effective July 2021, Teva is required to pay a monthly amount of approximately $1,667 for the right to use 21 parking spaces at the Morris Corporate Center Property.

Ogilvy (88,066 square feet; 16.3% of the NRA; 18.5% of the underwritten rent; Baa2/BBB by Moody’s/S&P): Ogilvy provides advertising, marketing, market research, medical education, strategic planning and media services for customers in the healthcare industry. Ogilvy operates in more than 30 international markets across more than 50 offices. Ogilvy leases 83,497 square feet as office space through December 31, 2027, 3,060 square feet as a server room through December 31, 2021 and 1,509 square feet as storage space through December 31, 2021. Ogilvy is a subsidiary of WPP plc (NYSE: WPP), the world’s largest advertising company by revenue, and its lease is guaranteed by WPP Group USA, Inc. WPP Group USA, Inc.’s obligations are guaranteed by WPP Jubilee Limited, a wholly-owned subsidiary of WPP plc. Ogilvy has two, five-year renewal options remaining on the 83,497 square foot office space. Ogilvy also pays $180 per space per month for the right to use 160 additional non-exclusive parking spaces at the Morris Corporate Center Property.

Environmental. According to a Phase I environmental site assessment dated April 19, 2021, there was no evidence of any recognized environmental conditions at the Morris Corporate Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

Historical and Current Occupancy
2018(1)	2019(2)	2020(2)	Current(3)
76.7%	93.0%	93.0%	91.9%
(1)	2018 Occupancy is provided by CoStar and is based on the quarterly average. The borrower sponsors acquired the Morris Corporate Center Property in December 2017 and invested approximately $7.9 million in capital improvements, tenant improvements and leasing costs in 2018.
(2)	2019 and 2020 Occupancies were provided by the borrower and are as of December 31 of each respective year. The borrower sponsors invested approximately $15.1 million in capital improvements, tenant improvements and leasing costs in 2019 and 2020.
(3)	Current Occupancy is as of April 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Teva Pharmaceuticals USA, Inc.(4)	Ba2/BB-/BB-	354,055	65.4%	$28.50	$10,090,568	74.5%	7/31/2030
Ogilvy CommonHealth Worldwide, LLC	Baa2/BBB/NR	88,066	16.3	28.46	2,506,122	18.5	Various(5)
Curtiss-Wright(6)	NR/NR/NR	15,602	2.9	22.89	357,086	2.6	10/31/2029
Homebridge Financial Services, Inc.	NR/NR/NR	11,774	2.2	20.38	240,000	1.8	3/31/2023
Lee Hecht Harrison(7)	NR/NR/NR	5,149	1.0	28.50	146,747	1.1	11/30/2023
Major Tenants		474,646	87.7%	$28.11	$13,340,522	98.4%

Other Tenants(8)		22,775	4.2%	$9.27	$211,031	1.6%

Occupied Collateral Total / Wtd. Avg.		497,421	91.9%	$27.24	$13,551,553	100.0%

Vacant Space		43,774	8.1%

Collateral Total		541,195	100.0%

(1)	Based on underwritten rent roll dated April 1, 2021.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $233,192 through June 2022.
(4)	Teva has a one-time right to decrease its leased space by the Surrender Space as of July 31, 2026 by providing at least 12 months’ prior written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit. Teva has two, five-year renewal options remaining.
(5)	Ogilvy leases 83,497 square feet as office space through December 2027, 3,060 square feet as a server room through December 2021 and 1,509 square feet as storage space through December 2021. The 83,497 square foot office space has two, five-year renewal options remaining.
(6)	Curtiss-Wright leases 15,442 square feet as office space under one lease through October 2029 and 160 square feet as storage space under another lease through October 2029. Curtiss-Wright has an early termination option for the 15,442 square foot office space as of October 31, 2026, by providing at least 12 months’ written notice and payment of a termination fee equal to the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees, rent abatement and moving allowance. The 15,442 square foot office space has two, five-year renewal options remaining.
(7)	Lee Hecht Harrison has an early termination option as of September 30, 2021, by providing at least 12 months’ written notice and payment of a termination fee equal to two months of rent and the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees and rent abatement. Lee Hecht Harrison has one, three-year renewal option remaining.

(8)	Includes a café (7,886 square feet) with no associated rent and a management office (8,000 square feet) with rent that is included in other income and recorded as a reimbursable expense, resulting in a net impact of $0 to the net operating income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	43,774	8.1%	NAP	NAP	43,774	8.1%	NAP	NAP
2021 & MTM(4)	2(5)	20,455	3.8	$74,565	0.6%	64,229	11.9%	$74,565	0.6%
2022	0	0	0.0	0	0.0	64,229	11.9%	$74,565	0.6%
2023	4	23,812	4.4	597,778	4.4	88,041	16.3%	$672,343	5.0%
2024	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2025	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2026	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2027	1(5)	83,497	15.4	2,431,557	17.9	171,538	31.7%	$3,103,899	22.9%
2028	0	0	0.0	0	0.0	171,538	31.7%	$3,103,899	22.9%
2029	2	15,602	2.9	357,086	2.6	187,140	34.6%	$3,460,985	25.5%
2030	1	354,055	65.4	10,090,568	74.5	541,195	100.0%	$13,551,553	100.0%
2031	0	0	0.0	0	0.0	541,195	100.0%	$13,551,553	100.0%
2032 & Beyond	0	0	0.0	0	0.0	541,195	100.0%	$13,551,553	100.0%
Total	9	541,195	100.0%	$13,551,553	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $233,192 through June 2022.
(4)	2021 & MTM includes a café (7,886 square feet) with no associated rent and a management office (8,000 square feet) with rent that is included in other income and recorded as a reimbursable expense, resulting in a net impact of $0 to the net operating income.
(5)	Ogilvy leases 83,497 square feet through December 2027 and 3,060 square feet through December 2021 under one lease.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,367,967	$11,695,450	$11,711,717	$11,837,654	$13,663,758	$25.25	85.9%
Vacant Income	0	0	0	0	1,269,446	2.35	8.0
Gross Potential Rent	$10,367,967	$11,695,450	$11,711,717	$11,837,654	$14,933,204	$27.59	93.9%
Total Reimbursements	821,887	1,067,652	1,219,213	1,218,027	968,152	1.79	6.1
Net Rental Income	$11,189,853	$12,763,102	$12,930,930	$13,055,681	$15,901,356	$29.38	100.0%
Other Income(4)	463,539	564,489	493,023	487,135	507,135	0.94	3.2
(Vacancy/Credit Loss)	0	0	0	0	(1,269,446)	(2.35)	(8.0)
Effective Gross Income	$11,653,392	$13,327,591	$13,423,952	$13,542,816	$15,139,045	$27.97	95.2%
Total Expenses	$6,201,945	$6,183,205	$6,066,297	$6,029,248	$6,060,159	$11.20	40.0%
Net Operating Income(5)	$5,451,447	$7,144,386	$7,357,655	$7,513,568	$9,078,886	$16.78	60.0%
Capital Expenditures	0	0	0	0	81,179	0.15	0.5
TI/LC	0	0	0	0	718,618	1.33	4.7
Net Cash Flow	$5,451,447	$7,144,386	$7,357,655	$7,513,568	$8,279,089	$15.30	54.7%
(1)	TTM represents the trailing 12 months ending February 28, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the April 1, 2021 rent roll and includes (i) straight line rent totaling $112,206 for Ogilvy and (ii) rent steps totaling $233,192 through June 2022.
(4)	Other Income includes contractual parking revenue, cable revenue, ATM revenue, tenant direct billings and management office rent. The management office rent is also recorded as a reimbursable expense, resulting in a net impact of $0 to the Net Operating Income.
(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by underwriting the full rent for Teva and $112,206 of straight-line rent for Ogilvy. The historical Net Operating Income figures reflect the net effective rent for Teva after partial abatements, while the Underwritten Net Operating Income reflects the full escalated rent. At origination, $2,897,674 was reserved for outstanding rent concessions owed to Teva.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

The Market. The Morris Corporate Center Property is located in Parsippany, New Jersey. According to a third-party market report, Northern New Jersey has a population of approximately 3.6 million people and spans approximately 1,583 square miles. Northern New Jersey’s transportation options include major interstate highways, 1,000 miles of freight lines, Newark Liberty International Airport, NJ Transit and the Port of New York and New Jersey. Two major interstate highways, I-80 and I-287, are located approximately 1.0 mile and 2.4 miles, respectively, from the Morris Corporate Center Property. The Deville and Mount Tabor train stations, which are served by NJ Transit Rail, are located approximately 3.0 miles and 3.1 miles, respectively, from the Morris Corporate Center Property. Newark Liberty International Airport is located approximately 25.9 miles southeast of the Morris Corporate Center Property. The immediate area surrounding the Morris Corporate Center Property consists of residential, office and retail uses. Intervale Gardens, a 248-unit garden apartment complex, is located approximately 1.3 miles east of the Morris Corporate Center Property. The Morris Hills Shopping Center, a 120,000 square foot shopping center that is anchored by Marshalls and HomeGoods and includes Blink Fitness and Harmon Face Values, is located approximately 1.6 miles east of the Morris Corporate Center Property. Downtown Parsippany is located approximately 3.0 miles east of the Morris Corporate Center Property. Manhattan is located approximately 29.6 miles east of the Morris Corporate Center Property.

According to a third-party market report, as of April 6, 2021, the Northern New Jersey office market had an inventory of approximately 153.8 million square feet, overall vacancy in the market of approximately 14.1% and average asking rents of $26.20 per square foot. The Morris Corporate Center Property is located in the Parsippany office submarket. According to a third-party market report, as of April 6, 2021, the Parsippany office submarket had an inventory of approximately 20.7 million square feet, overall vacancy of approximately 20.8% and average asking rents of $26.32 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the Morris Corporate Center Property is 4,760, 54,982 and 138,652, respectively. The estimated 2021 average household income within the same radii is $176,423, $166,040 and $167,709, respectively.

The following table presents certain information relating to comparable office leases for the Morris Corporate Center Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
400 Interpace Parkway Parsippany, NJ	1989	541,195(2)	Various	Various	$27.24(2)	Various	Various	Modified Gross
115 Tabor Road Morris Plains, NJ	2007	446,798	Global Aerospace	26,988	$28.00	Sep-2020	12.0 Yrs.	Modified Gross
325 Columbia Turnpike Florham Park, NJ	1987	168,144	Bressler Amery & Ross	59,000	$27.50	Sep-2020	10.8 Yrs.	Modified Gross
119 Cherry Hill Road Parsippany, NJ	1981	191,249	Old Republic National Title Insurance	4,995	$22.25	April-2020	5.3 Yrs.	Modified Gross
6 Century Drive Parsippany, NJ	1981	100,461	Zoetis	10,574	$21.00	Feb-2020	5.3 Yrs.	Modified Gross
100 Campus Drive Florham Park, NJ	1989	397,170	Wiss & Company	41,513	$33.75	Jan-2020	12.6 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2021 with rent steps totaling $233,192 through June 2022.

The following table presents certain information relating to comparable office sales for the Morris Corporate Center Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
400 Interpace Parkway Parsippany, NJ	NAP	541,195(2)	91.9%(2)	NAP	NAP	NAP
433 Hackensack Avenue Hackensack, NJ	Jan-2020	649,338	91.0%	$123,000,000	$189.42	$215.95
44 Whippany Road Morristown, NJ	Nov-2020	220,160	87.0%	$50,000,000	$227.11	$233.03
60 Columbia Turnpike Morristown, NJ	Mar-2021	411,737	79.0%	$77,000,000	$187.01	$204.70
99 Wood Avenue South Iselin, NJ	Mar-2021	945,906	91.0%	$254,000,000	$268.53	$227.54
101 JFK Parkway Short Hills, NJ	Apr-2021	828,422	81.0%	$255,000,000	$307.81	$277.03
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrower. The borrower is MCC Owner LLC, a special purpose, bankruptcy-remote Delaware limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the Morris Corporate Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

The Borrower Sponsors. The borrower sponsors and guarantors are Harvey Rosenblatt and Asher Koenig. Harvey Rosenblatt is the founder and CEO of P3 Properties and Blue Property Management. Founded in 2015, P3 Properties is a privately held commercial real estate acquisition and management firm headquartered in Bloomfield, New Jersey. P3 Properties is involved in acquisitions, asset management, lease-ups, construction and day to day property management. In 2010, Asher Koeing founded Image Capital LLC, which provides real estate investment opportunities to its institutional clients.

Property Management. The Morris Corporate Center Property is managed by Blue Property Management LLC, Blue Leasing LLC and Blue Construction Management LLC, each an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $248,296 for real estate taxes, (ii) $59,972 for insurance premiums and (iii) $2,897,674 for rent concessions related to Teva.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $155,185.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $9,087.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,765 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $78,924 for tenant improvements and leasing commissions.

Material Tenant Rollover Reserve – On a monthly basis during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow excess funds as detailed in the section below.

Lockbox / Cash Management. The Morris Corporate Center Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). The borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The Morris Corporate Center Whole Loan documents require that all rents received by the borrower or the property managers be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Morris Corporate Center Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the Morris Corporate Center Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Period (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to an excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Period has occurred and is continuing, to the borrower.

If a Material Tenant Trigger Event is caused solely by (1) the long term unsecured debt rating of Teva or any Teva lease guarantor falling below “BB-” or the equivalent but not lower than “B+” or the equivalent by Moody’s, S&P or Fitch (the “Teva Initial Downgrade Material Tenant Trigger Event”) and remains the sole Material Tenant Trigger Event, then $134,594 is required to be deposited each month during the interest-only period and $96,763 each month thereafter into the sub-account relating to Teva and (2) the long term unsecured debt rating of Teva or any Teva lease guarantor falling below “B+” or the equivalent by Moody’s, S&P or Fitch (the “Teva Additional Downgrade Material Tenant Trigger Event”), then all excess funds are required to be deposited into the sub-account relating to Teva; provided that, so long as no other Material Tenant Trigger Event occurs, the aggregate amount deposited into such sub-account may not exceed $40.00 per square foot of Teva’s rentable square footage (a “Teva Downgrade Cap”). If a Material Tenant Trigger Event is caused solely by the long term unsecured debt rating of WPP, plc or any guarantor of the Ogilvy lease not being at least “BBB-” or the equivalent by Moody’s, S&P and Fitch (the “Ogilvy Downgrade Material Tenant Trigger Event”), and no other Material Tenant Trigger Event occurs, all excess funds are required to be deposited into a sub-account for Ogilvy; provided that, so long as the Ogilvy Downgrade Material Tenant Trigger Event is and remains the sole Material Tenant Trigger Event relating to Ogilvy (or its lease or lease guarantor), the aggregate amount deposited into such sub-account (combined with the $1.75 per square foot per annum TI/LC reserve) may not exceed $40.00 per square foot of Ogilvy’s rentable square footage (an “Ogilvy Downgrade Cap”). In the event that the lender approves the extension or the renewal of the Ogilvy lease in accordance with the terms of the Morris Corporate Center Whole Loan documents (an “Ogilvy Renewal”) except that the space demised under the renewal is less than all or substantially all but more than 70.0% of the Ogilvy space (as of the origination of the Morris Corporate Center Whole Loan), then, such event will constitute a Material Tenant Trigger Event and a Material Tenant Trigger Event period will exist until such time that the aggregate amount of funds deposited into the sub-account for Ogilvy is at least equal to $40.00 per rentable square foot of the Ogilvy space that was surrendered in connection with the Ogilvy Renewal. If more than one Material Tenant Trigger Event has occurred and is continuing, then excess funds are required to be applied without regard to the Teva Downgrade Cap, and if more than one Material Tenant Trigger Event related to Ogilvy exists, excess funds are required to be applied without regard to the Ogilvy Downgrade Cap and pro-rated according to the Morris Corporate Center Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

In addition, rollover funds are required to be made available to pay for tenant allowances, tenant improvements or leasing commissions in connection with an extension or renewal of the Ogilvy lease that (i) occurs earlier than 12 months prior to the Ogilvy lease expiration date, (ii) provides for an initial extension or renewal term that expires no earlier than five years after the maturity date of the Morris Corporate Center Whole Loan and (iii) is approved by the lender (an “Ogilvy Qualifying Renewal”), provided that in no event will the lender be obligated to disburse rollover funds on account of tenant allowances, tenant improvements or leasing commissions in connection with an Ogilvy Qualifying Renewal in excess of $5.00 per square foot per annum of the space demised to Ogilvy under the Ogilvy lease after the Ogilvy Qualifying Renewal.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the Morris Corporate Center Whole Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, the key principal or a property manager, (iii) as of any date, the debt service coverage ratio being less than 1.35x, (iv) an indictment for fraud or misappropriation of funds by the borrower, a guarantor, the key principal or a property manager (provided, that in the case of a third party property manager, such indictment is related to the Morris Corporate Center Property), or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the applicable guarantor or the key principal, or within 120 days for the property managers, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or any property manager’s monetary obligations, or a property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of an affiliated property manager with a qualified property manager under a replacement property management agreement; or with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default under the Morris Corporate Center Whole Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, the key principal or an affiliated property manager, or (iii) as of any date, the debt service coverage ratio being less than 1.25x. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for an affiliated property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or an affiliated property manager’s monetary obligations, or an affiliated property manager is replaced with a manager acceptable to the lender; or with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon the earliest to occur of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is (a) in the case of Teva, 24 months, (b) in the case of Ogilvy, 12 months and (c) in the case of any other Material Tenant, 12 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated, (in whole or in part, including in connection with the exercise of any contraction option, except in the event that Teva exercises its Surrender Space option), (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof, provided that (a) all or substantially all of the affected space has been sublet by a subtenant pursuant to a sublease (1) with a remaining term of no less than the term of the applicable Material Tenant lease, (2) scheduled to generate annual rents that are not less than 95% of the greater of (x) the scheduled monthly rents (excluding any free rent, rent abatement or other rent concessions, if applicable) that were payable under the applicable Material Tenant’s lease during the 12 months preceding the occurrence of the sublet and (y) an amount equal to 12 times the scheduled monthly rent (excluding any free rent, rent abatement or other rent concessions, if applicable) that was payable under such Material Tenant lease during the month immediately preceding the occurrence of the sublet, (3) containing terms and provisions reasonably acceptable to the lender creating a direct lease between the subtenant and the borrower in the event the applicable Material Tenant lease were to terminate, (4) with a creditworthy subtenant and (5) otherwise on commercially reasonable terms (including, without limitation, acceptable subordination provisions) and (b) with respect to which subtenant (and such sublease or, if applicable, any sublease guarantor), none of the events or circumstances that would constitute a Material Tenant Trigger Event have occurred if such subtenant were a Material Tenant) or (viii) if (x) a Teva Initial Downgrade Material Tenant Trigger Event, Teva Additional Downgrade Material Tenant Trigger Event or Ogilvy Downgrade Material Tenant Trigger Event occurs, or (y) the long term unsecured debt rating of any other Material Tenant or any other lease guarantor of such Material Tenant lease is not at least “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch (or their equivalents by the other nationally recognized statistical rating agencies) in each case, to the extent that the long term unsecured debt obligations of the applicable entity are rated by such nationally recognized statistical rating agency. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 2 – Morris Corporate Center

the Material Tenant is actually paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (vii) above, the applicable Material Tenant having re-commenced its operations and no longer being dark, and having not vacated or ceased to conduct business; or with regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised or otherwise modified such that, with respect to Teva, it is at least “BB-” or the equivalent by Moody’s, S&P and Fitch, with respect to WPP, plc or any guarantor of the Ogilvy lease, it is at least “BBB-” or the equivalent by Moody’s, S&P and Fitch or, with respect to any other Material Tenant or any other lease guarantor of such Material Tenant lease, it is at least “BBB-” or the equivalent by a nationally recognized statistical rating agency if such entity is rated.

A “Material Tenant” means (i) Teva, (ii) Ogilvy or (iii) any other tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) covers no less than 20% of the total rentable square footage of the Morris Corporate Center Property or (y) requires the payment of base rent that is no less than 20% of the total in-place base rent at the Morris Corporate Center Property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title:	Fee
(Fitch/KBRA):	BBB+sf/AA-	Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(2):	$49,000,000	Net Rentable Area (Rooms)(8):	9,748
Cut-off Date Principal Balance(2):	$49,000,000	Location:	Las Vegas, NV
% of IPB:	5.8%	Year Built / Renovated(9):	Various / NAP
Loan Purpose(3):	Acquisition	Occupancy / ADR / RevPAR(8):	59.9% / $142.04 / $85.46
Borrowers:	MGM Grand PropCo, LLC and Mandalay PropCo, LLC	Occupancy / ADR / RevPAR Date:	3/31/2021
Borrower Sponsors:	BREIT Operating Partnership L.P. and MGM Growth Properties Operating Partnership LP	4th Most Recent NOI (As of)(3):	$617,369,266 (12/31/2018)
Interest Rate:	3.55800%	3rd Most Recent NOI (As of)(3):	$520,080,353 (12/31/2019)
		2nd Most Recent NOI (As of)(3):	$108,822,815 (12/31/2020)
Note Date:	2/14/2020	Most Recent NOI (As of)(4):	$382,074,772 (Ann. T-1 March 31, 2021)
Anticipated Repayment Date(5):	3/5/2030	UW Occupancy / ADR / RevPAR:	92.1% / $196.52 / $180.94
Interest-only Period(5):	120 months	UW Revenues:	$2,106,295,488
Original Term(5):	120 months	UW Expenses:	$1,586,215,135
Original Amortization Term:	None	UW NOI:	$520,080,353
Amortization Type:	Interest Only - ARD	UW NCF:	$487,305,761
Call Protection(6):	YM0.5(35),DorYM0.5(78),O(7)	Appraised Value / Per Room(10):	$4,600,000,000 / $471,892
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(10):	1/10/2020
Additional Debt(2):	Yes
Additional Debt Balance(2):	$1,585,200,000; $804,400,000; $561,400,000
Additional Debt Type(2):	Pari Passu / B-Notes / C-Notes

Escrows and Reserves(7)				Financial Information(2)(3)(5)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
				Cut-off Date Loan / Room:	$167,645	$307,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$167,645	$307,755
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	35.5%	65.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(3):	35.5%	65.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.95x	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	17.9%	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(11)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%
(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation (“SGFC”). SGFC will contribute Note A-16-4 and Note A-16-9 with an aggregate outstanding principal balance of $49,000,000 to the BBCMS 2021-C10 securitization.
(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) at least 50 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 subordinate promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property (as defined below) has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000. All Financial Information is calculated off the MGM Grand & Mandalay Bay Senior Loan.
(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

(“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR based on master lease rent, and UW NOI Debt Yield based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay Senior Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the YE 2020 adjusted EBITDAR of approximately $108.8 million, the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x (which is below the DSCR Threshold – see “Lockbox / Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.
(4)	Most Recent NOI represents March 2021 annualized NOI. The TTM NOI as of March 2021 is $55,056,955, which reflects the suspension of operations and occupation limitations at the MGM Grand & Mandalay Bay Properties during certain months as described in footnote 3, above.
(5)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Cut-off Date Loan / Room, Maturity Date Loan / Room and Maturity Date LTV are calculated based on the ARD.
(6)	The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).
(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(8)	Net Rentable Area (Rooms) and Occupancy / ADR / RevPAR are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending December 31, 2020, approximately 29.8% of revenues were generated by rooms, 27.1% of revenues were from gaming, 21.0% from food & beverage and 22.2% from other sources.
(9)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.
(10)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date and Maturity Date LTV based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date and Maturity Date LTV based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(11)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in MGM Grand resort (the “MGM Grand Property”) and the Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by at least 74 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). The MGM Grand & Mandalay Bay Whole Loan has a 10-year term to its anticipated repayment date, is interest-only for the first 10 years of the loan term and amortizes (to the extent of excess cash flow) following the anticipated repayment date. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-16-4 and non-controlling Note A-16-9 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $49.0 million. Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The MGM Grand & Mandalay Bay Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA transaction. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: B+)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date and Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date and Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-16-4, A-16-9	$49,000,000	$49,000,000	BBCMS 2021-C10(1)	No
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-13-9, A-15-9	$79,985,667	$79,985,667	Benchmark 2021-B24	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-14-6	$36,500,000	$36,500,000	WFCM 2021-C59	No
A-14-7	$36,347,000	$36,347,000	MSC 2021-L5	No
A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	No
A-16-5, A-16-6, A-16-7, A-16-8, A-16-10, A-16-11, A-16-12(2)	$113,347,000	$113,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(3)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(3)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(3)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(3)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(4)
Whole Loan	$3,000,000,000	$3,000,000,000
(1)	SGFC will be contributing Note A-16-4 and Note A-16-9 with an aggregate outstanding principal balance of $49,000,000 to the BBCMS 2021-C10 securitization.

(2)	Expected to be split and/or contributed to one or more future securitizations.

(3)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(4)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open-air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice due to the COVID-19 pandemic. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. On February 10, 2021, MGM reported in its most recent Form 10-K filing that (i) throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of March 3, 2021, the MGM Grand & Mandalay Bay Properties resumed 24/7 hotel operations. The MGM Grand & Mandalay Bay Whole Loan is current through the June 2021 payment date and as of June 11, 2021, no loan modification or forbearance requests have been made. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020(1)	Ann. Q1 2021(2)	Ann. T-1 Mar. 2021(3)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$75	$154	$235	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$33	$4	$147	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$109	$158	$382	$520
Debt Yield(4)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	3.6%	5.3%	12.7%	17.3%
Rent Coverage(5)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	0.4x	0.5x	1.3x	1.8x
A-Note Debt Service Coverage(6)	10.4x	11.7x	8.8x	6.4x	4.9x	5.4x	5.6x	6.8x	7.3x	8.2x	9.6x	10.3x	10.5x	8.8x	1.8x	2.7x	6.5x	8.8x
Whole Loan Debt Service Coverage(6)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	1.0x	1.5x	3.5x	4.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $109 million presented above represents the adjusted YE 2020 EBITDAR, all of which take into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during YE 2020 (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Ann. Q1 2021 represents January 2021 through March 2021 annualized Historical EBITDAR.

(3)	Ann. T-1 Mar. 2021 represents March 2021 annualized Historical EBITDAR. The TTM Historical EBITDAR as of March 2021 is $55,056,955, which reflects the suspension of operations and occupation limitations at the MGM Grand & Mandalay Bay Properties during certain months as described in footnote 1, above.

(4)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(5)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(6)	Calculations are based on EBITDAR for each respective period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020(2)	Jan. 2021	Feb. 2021	Mar. 2021
RevPAR	$154	$162	$145	$112	$112	$128	$137	$138	$151	$155	$162	$167	$169	$174	$90	$42	$60	$78
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$0.49	$0.03	$0.04	$0.05
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	15%	7%	39%	36%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020(2)	Jan. 2021	Feb. 2021	Mar. 2021
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$100	$50	$69	$93
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.33	$0.02	$0.01	$0.04
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	10%	-41%	-36%	34%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Environmental. The Phase I reports dated February 11, 2020 did not identify any recognized environmental conditions. Due to a historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years through year-end 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Casino Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the NFL’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

Historical Occupancy, ADR, RevPAR
	MGM Grand Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	2020	Ann. T-1 Mar. 2021	UW	UW Per Room(2)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	54.1%	59.9%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$174.92	$142.04	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$94.62	$85.46	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$242,653,190	$301,281,898	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	221,109,735	369,083,740	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	171,162,502	165,389,038	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	180,684,674	247,358,204	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$815,610,101	$1,083,112,880	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	144,539,055	150,761,106	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	140,438,708	142,734,985	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	154,636,674	97,758,869	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	116,372,807	80,425,175	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$555,987,244	$471,680,135	$1,242,756,510	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	NAV(5)	NAV(5)	102,493,739	$10,514
Property Administration(4)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	NAV(5)	NAV(5)	170,530,197	$17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	NAV(5)	NAV(5)	42,793,494	$4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	NAV(5)	NAV(5)	27,641,195	$2,836
Management Fee	0	0	0	0	0	0(5)	0(5)	0	$0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$233,177,472	$229,357,973	$343,458,625	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(6)	$0	$0	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(6)	$382,074,772	$520,080,353	$53,353

FF&E(7)	0	0	0	0	0	0	0	32,774,592	$3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(8)	$382,074,772	$487,305,761	$49,990
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(5)	During 2020, MGM updated its internal reporting system which changed the presentation of property-level financial information at the division and department level. For this reason, the allocation of certain operating expenses is unavailable. The Property Maintenance, Property Administration, Marketing & Advertising, Fixed Expenses and Management Fee for 2020 are presented in the aggregate under Total Operating Expenses.

(6)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the 2020 period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The 2020 EBITDAR of approximately $108.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the 2020 period).

(7)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date Four Seasons Management Agreement.

(8)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-Q filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

The Borrowers. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the MGM Grand & Mandalay Bay Borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

The Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGP OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0 billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the MGM Grand & Mandalay Bay Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Master Lease. The MGM Grand & Mandalay Bay Properties are master-leased to MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/B+ by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 3 – MGM Grand & Mandalay Bay

of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves. At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each payment date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. An MGM Grand & Mandalay Bay Trigger Period (as defined below) is anticipated to occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a DSCR Trigger (as defined below) as early as July 2021, after which all cash is expected to be swept to a lender-controlled cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guaranteeing all amounts required to be deposited in the Excess Cash Flow Reserve (as defined below) in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

Under the terms of the MGM Grand & Mandalay Bay Whole Loan documents, if an MGM Grand & Mandalay Bay Trigger Period no longer exists, amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. During the continuation of an MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers are required to establish a cash management account (which has been established due to the current MGM Grand & Mandalay Bay Trigger Period) and, at least two times per week, the clearing account bank is required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank is required to apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan). As described above, with respect to the anticipated MGM Grand & Mandalay Bay Trigger Period, a guaranty has been provided in lieu of sweeping excess cash flow into the Excess Cash Flow Reserve.

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the MGM Grand & Mandalay Bay Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the MGM Grand & Mandalay Bay Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. As long as (i) the MGM Grand & Mandalay Bay Borrowers have not failed to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD, (ii) no event of default has occurred and is continuing or (iii) BREIT OP owns a direct or indirect interest in the MGM Grand & Mandalay Bay Borrowers, the MGM Grand & Mandalay Bay Borrowers have the right to cause certain affiliated guarantor(s) (as more particularly set forth in the MGM Grand & Mandalay Bay Whole Loan documents) to deliver an excess cash flow guaranty to the lender in lieu of depositing excess cash into the excess cash reserve subject to conditions as described in the MGM Grand & Mandalay Bay Whole Loan documents.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the MGM Grand & Mandalay Bay Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Subordinate and Mezzanine Debt. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 securitization trust, which have an aggregate Cut-off Date principal balance of $1,585,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110.0%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100.0% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$44,265,000	Title:	Fee
Cut-off Date Principal Balance:	$44,265,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	5.2%	Net Rentable Area (SF):	1,347,146
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	NP Whitaker Ave Industrial, LLC	Year Built / Renovated:	1945 / 1975, 1997, 2021
Borrower Sponsor:	NorthPoint Holdings, LLC	Occupancy:	100.0%
Interest Rate:	3.34000%	Occupancy Date:	6/2/2021
Note Date:	6/2/2021	4th Most Recent NOI (As of)(3):	NAV
Anticipated Repayment Date(1):	7/1/2031	3rd Most Recent NOI (As of):	$3,861,512 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$3,979,739 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$3,925,589 (TTM 3/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$5,260,819
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$643,731
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$4,617,088
Additional Debt:	No	UW NCF:	$4,278,328
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$69,500,000 / $52
Additional Debt Type:	N/A	Appraisal Date:	4/30/2021

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$33
Taxes:	$500,000	Springing	N/A	Maturity Date Loan / SF(1):	$25
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.7%
Replacement Reserves:	$5,981	$5,981	N/A	Maturity Date LTV(1):	49.4%
TI/LC:	$22,617	$22,617	N/A	UW NCF DSCR:	1.83x
Deferred Maintenance:	$11,660	$0	N/A	UW NOI Debt Yield:	10.4%
Other:	$10,114,266	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,265,000	100.0%	Payoff Existing Debt	$19,109,025	43.2%
Return of Equity	14,334,896	32.4
Reserves	10,654,524	24.1
Closing Costs	166,555	0.4
Total Sources	$44,265,000	100.0%	Total Uses	$44,265,000	100.0%

(1)	The Philadelphia Logistics Center Mortgage Loan (as defined below) is structured with an anticipated repayment date of July 1, 2031 (the “ARD”). If the Philadelphia Logistics Center Mortgage Loan is not repaid before the ARD, then the Philadelphia Logistics Center Mortgage Loan will accrue interest at the Adjusted Interest Rate (as defined below). The final maturity date of the Philadelphia Logistics Center Mortgage Loan is January 1, 2032. Maturity Date Loan / SF and Maturity Date LTV are based on the balance of the Philadelphia Logistics Center Mortgage Loan as of the ARD.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	4th Most Recent NOI is unavailable as the Philadelphia Logistics Center Property (as defined below) was purchased by the borrower sponsor in 2019 and the prior owner did not provide such information.

(4)	The increase in UW NOI from Most Recent NOI is attributed to the contractual annual rent increase of $1,077,717 for Cardone Industries.

The Loan. The Philadelphia Logistics Center mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 1,347,146 square foot industrial property located in Philadelphia, Pennsylvania (the “Philadelphia Logistics Center Property”). The Philadelphia Logistics Center mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $44.265 million (the “Philadelphia Logistics Center Mortgage Loan”). The Philadelphia Logistics Center Mortgage Loan requires amortizing payments through the ARD and accrues interest at a fixed rate of 3.34000% per annum (the “Initial Interest Rate”) through the ARD. From and after the ARD, to the extent the Philadelphia Logistics Center Mortgage Loan remains outstanding, the Philadelphia Logistics Center Mortgage Loan will accrue interest at an “Adjusted Interest Rate” equal to the Initial Interest Rate plus 2.0000%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

The Property. The Philadelphia Logistics Center Property is a 1,347,146 square-foot industrial property located in Philadelphia, Pennsylvania and serves as the headquarters for Cardone Industries (“Cardone”). The Philadelphia Logistics Center Property consists of a two-story building built in 1945 and renovated in 1975, 1997 and 2021. The Philadelphia Logistics Center Property is situated on a 56.98-acre parcel. The Philadelphia Logistics Center Property features 164 dock-high doors and approximately 13.0% office space. The Philadelphia Logistics Center Property was built in stages in various sections that are all inter-connected. The Philadelphia Logistics Center Property is broken into 13 sections that are labeled 1-10 as well as A-C and within these sections of the Philadelphia Logistics Center Property, clear ceiling heights range from 12 feet on the second story warehouse areas to 24 feet in section 4. Other than the two-story office areas in section 10, the remainder of the facility is used by Cardone as warehouse space for storage purposes of aftermarket car parts. The Philadelphia Logistics Center Property contains 1,087 parking spaces, resulting in a parking ratio of 0.81 parking spaces per 1,000 square feet of net rentable area.

Cardone has been the sole tenant at the Philadelphia Logistics Center Property since 1995. Cardone was formed in 1970 as a storefront in North Philadelphia and focused on rebuilding windshield wiper motors. The company is headquartered in Philadelphia, Pennsylvania and has grown to become a leading global supplier of remanufactured and new automotive parts for passenger cars and light/medium duty trucks. Cardone parts are sold at most auto parts stores in the US, Canada and online authorized retailers. Cardone has approximately 5,000 employees with manufacturing facilities located in Philadelphia, California, Texas, Toronto, Canada and Matamoros, Mexico. In 2019, Cardone was purchased by Brookfield, a global leader in alternative asset management with over $600 billion in assets under management. As part of Cardone’s recent lease renewal at the Philadelphia Logistics Center Property, the borrower sponsor is required to perform capital improvements to the roof, paving and parking areas, A/C and windows and to demolish an old on-site water tower. The estimated cost of the improvements is approximately $5.07 million, with approximately $2.87 million of the capital improvements already being completed. At origination, the borrower sponsor escrowed approximately $2.4 million of the remaining capital improvements budgeted for the Philadelphia Logistics Center Property. Additionally, Cardone has the right to receive up to $5.0 million as a future tenant improvement allowance (the “Amortized Allowance Reserve”); provided, however that Cardone will be required to amortize the Amortized Allowance Reserve over the term of the lease as additional rent. If the Amortized Allowance Reserve is disbursed, the funds will amortize at a rate of 7.00%, beginning on the earlier to occur of (i) June 30, 2023, or (ii) the date on which Cardone has received the entire $5.0 million Amortized Allowance Reserve. At origination, the borrower escrowed $5.0 million for the Amortized Allowance Reserve. Cardone has the right to terminate its lease at any time during the initial term on or after January 11, 2030, subject to a one-year notice period effective December 31, 2029 and payment of a termination fee equal to the product of $2,929,268 multiplied by a fraction equal to the number of months remaining on the lease divided by 24. Additionally, Cardone has the right to terminate its lease during the last two years of any exercised extension period.

The Philadelphia Logistics Center Property is subject to a payment in lieu of taxes (“PILOT”) program that runs through December 2022. The PILOT agreement has additional options that may be extended provided that the Philadelphia Logistics Center Property is located in a Pennsylvania Strategic Development Area and remains a business authorized to do business in the Commonwealth of Pennsylvania and is engaged in the active conduct of trade or business in accordance with the requirements set forth within the Pennsylvania Tax Reform Code of 1971. According to the PILOT agreement, the borrower and Cardone (collectively, the “Participants”) are required to make an annual contribution comprised of (i) $375,000 in the form of a monetary contribution and (ii) services related to snow removal for the surrounding neighborhood, neighborhood security patrolling outside of properties owned or leased by the Participants, lawn and ground maintenance and landscaping valued at a minimum of $125,000 per year; in the event the Participants do not provide services valued at a minimum of $125,000 a year, then the Participants will be required to increase their monetary contribution such that the monetary and services contribution together equal to no less than $500,000 (such total annual payment, the “PILOT Payments”). Under the Cardone lease, Cardone is solely responsible for providing the services and PILOT Payments. According to the appraisal, 2021 real estate taxes currently equate to $322,112.

COVID-19 Update. As of June 11, 2021, the Philadelphia Logistics Center Property is open and operating. Cardone Industries, representing approximately 100% of the occupied square footage at the Philadelphia Logistics Center Property and approximately 100% of the underwritten base rent, made its April 2021 and May 2021 rental payments. As of the date of this term sheet, the Philadelphia Logistics Center Mortgage Loan is not subject to any modification or forbearance requests.

Environmental. According to a Phase I environmental assessment dated May 7, 2021, there was no evidence of any recognized environmental conditions at the Philadelphia Logistics Center Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Philadelphia Logistics Center Property since 1995 and are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 2, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Cardone Industries(3)(4)	NR / NR / NR	1,347,146	100.0%	$3.75	$5,051,798	100.0%	12/31/2031
Occupied Collateral Total		1,347,146	100.0%	$3.75	$5,051,798	100.0%
Vacant Space		0	0.0%
Collateral Total		1,347,146	100.0%

(1)	Based on the underwritten rent roll dated June 2, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes contractual rent steps taken through January 2024 totaling $1,077,717.

(3)	Cardone has two, five-year renewal options remaining.

(4)	Cardone has the right to terminate its lease at any time on or after January 11, 2030, subject to a one-year notice period effective December 31, 2029 and a termination fee equal to the product of $2,929,268 multiplied by a fraction equal to the number of months remaining on the lease divided by 24. Additionally, Cardone has the right to terminate its lease during the last two years of any exercised extension period.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2031	1	1,347,146	100.0	$5,051,798	100.0	1,347,146	100.0%	$5,051,798	100.0%
2032 & Beyond	0	0	0.0	0	0.0	1,347,146	100.0%	$5,051,798	100.0%
Total	1	1,347,146	100.0%	$5,051,798	100.0%
(1)	Based on the underwritten rent roll dated June 2, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include contractual rent steps taken through January 2024 totaling $1,077,717.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

Operating History and Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,867,251	$3,974,081	$3,974,081	$5,051,798	$3.75	91.2%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,867,251	$3,974,081	$3,974,081	$5,051,798	$3.75	91.2%
Total Reimbursements	218,160	237,420	202,257	485,906	0.36	8.8
Net Rental Income	$4,085,411	$4,211,500	$4,176,338	$5,537,704	$4.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(276,885)	(0.21)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$4,085,411	$4,211,500	$4,176,338	$5,260,819	$3.91	95.0%

Total Expenses	$223,899	$231,761	$250,748	$643,731	$0.48	12.2%

Net Operating Income(4)	$3,861,512	$3,979,739	$3,925,589	$4,617,088	$3.43	87.8%
Capital Expenditures	0	0	0	67,357	0.05	1.3
TI/LC	0	0	0	271,403	0.20	5.2
Net Cash Flow	$3,861,512	$3,979,739	$3,925,589	$4,278,328	$3.18	81.3%
(1)	TTM reflects the trailing twelve month period ending March 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on in-place rent as of June 2, 2021 and includes underwritten contractual rent increases of $1,077,717 through January 2024.

(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the contractual rent increase of $1,077,717 for Cardone.

The Market. The Philadelphia Logistics Center Property is located in Philadelphia, Pennsylvania within the Philadelphia-Camden-Wilmington metropolitan statistical area (the “Philadelphia MSA”), also known as Greater Philadelphia. The Philadelphia MSA is the nation’s seventh largest metropolitan area and benefits from its central geography in the heart of the Northeast Corridor. The greater Philadelphia market area covers thirteen counties in Southeastern Pennsylvania, Southern New Jersey and Northern Delaware. Greater Philadelphia is located at the intersection of Philadelphia county’s major highway infrastructure, with over 100 interstate highways connecting the various submarkets throughout the Philadelphia region. Approximately 100 million people are within a one-day drive of Philadelphia. The Greater Philadelphia region is known for its diversified economic base, with its major employers mainly consisting of companies within the medical, educational, bio-science and pharmaceutical industries. Twenty-five Fortune 500 companies call the Philadelphia region its home. Major employers within Greater Philadelphia include University of Pennsylvania Health System, Thomas Jefferson University and TJU Health System Inc., Children’s Hospital of Philadelphia, Comcast, Drexel University and Independence Blue Cross. According to the appraisal, the Greater Philadelphia region is a national leader in higher education and includes over 100-degree granting institutions including Princeton University and University of Pennsylvania, each an ivy league institution, and three of the top liberal arts colleges: Swarthmore, Haverford and Bryn Mawr Colleges.

The Philadelphia Logistics Center Property is located directly north of Route 1-13 within the Lawncrest section of Philadelphia. Primary access to this neighborhood from other parts of the region is provided via Interstate 95 and US Route 1 (Roosevelt Boulevard). Interstate 95 is located within approximately 4.0 miles of the Philadelphia Logistics Center Property and US Route 1 is located less than one mile north of the Philadelphia Logistics Center Property. US Route 1 traverses Philadelphia in a southwest to northeast direction. The Philadelphia Logistics Center Property is located approximately 18.2 miles northeast of the Philadelphia International Airport. The neighborhood surrounding the Philadelphia Logistics Center Property is primarily comprised of industrial and retail uses.

According to the appraisal, the Philadelphia Logistics Center Property is located in the Greater Philadelphia industrial market and the Philadelphia County industrial submarket. As of the first quarter of 2021, the Greater Philadelphia industrial market contained approximately 487.4 million square feet of inventory with a vacancy rate of 4.7% and an average asking net rental rate of $8.02 per square foot. As of the first quarter of 2021, the Greater Philadelphia industrial market reported year to date positive absorption of approximately 1.5 million square feet and approximately 16.3 million square feet under construction. As of the first quarter of 2021, the Philadelphia County industrial submarket reported approximately 84.7 million square feet of inventory with a vacancy rate of 4.6% and an average asking net rental rate of $5.41 per square foot. As of year end 2020, the Philadelphia County industrial submarket reported year-to-date absorption of 1.04 million square feet and an increase of 14.4% in average rents over the past 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 4 – Philadelphia Logistics Center

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Philadelphia Logistics Center Philadelphia, PA	1945 / 1975, 1997, 2021	100.0%(2)	1,347,146	Cardone Industries	1,347,146	$3.75(2)	Jan-21(2)	132(2)
Logan Target Industrial BTS Logan Township, NJ	2021 / NAP	NAV	1,105,000	Target Corporation	1,105,000	$5.75	Apr-21	122
151 Benigno Boulevard Bellmawr, NJ	1968 / 2019	100.0%	381,890	151 Foods LLC	381,890	$4.80	Jun-20	180
1250 Forest Parkway West Deptford, NJ	1990 / 1997	100.0%	494,000	Amazon	494,000	$5.30	Mar-20	64
2750 Morris Road Worcester Township, PA	1988 / NAP	NAV	630,204	Keystone Technologies	160,326	$3.38	Sep-19	120
2401 Green Lane Levittown, PA	2019 / NAP	NAV	310,653	Urban Outfitters	308,959	$5.95	May-19	180
Forest Park Corporate Center Paulsboro, NJ	1997 / NAP	100.0%	376,903	SDR Distribution Services	376,903	$5.15	Apr-19	132
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 2, 2021, which includes contractual rental increases totaling $1,077,717.

The Borrower. The borrowing entity for the Philadelphia Logistics Center Mortgage Loan is NP Whitaker Ave Industrial, LLC, a Missouri limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Philadelphia Logistics Center Mortgage Loan.

The Borrower Sponsor. NorthPoint Holdings, LLC is the borrower sponsor and guarantor of certain nonrecourse carveouts under the Philadelphia Logistics Center Mortgage Loan. NorthPoint Holdings, LLC is a NorthPoint Development (“NorthPoint”) entity, which was founded by Nathanial Hagedorn. NorthPoint is a Kansas City based real estate development, management and leasing firm that is focused on industrial, multifamily, and senior living markets in central USA. The company is a developer for large industrial users and has raised over $7.1 billion since 2012 to fund various real estate projects. In total, NorthPoint has developed over 76.5 million square feet of industrial properties and approximately 4,000 multifamily units with 3,714 acres of undeveloped industrial land slated for 68 million square feet of future developments.

Property Management. The Philadelphia Logistics Center Property is managed by NPD Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $5,000,000.00 for an amortized allowance reserve, $2,694,292.00 for a discounted rent reserve, $2,419,973.60 for a Cardone landlord work expense reserve, $500,000.00 for a real estate tax reserve, $22,617.92 for a tenant improvement and leasing commissions reserve, $11,660 for a deferred maintenance reserve and $5,981.45 for a capital expenditure reserve.

Tax Escrows – Ongoing monthly real estate tax reserves will not be required for so long as (i) the tax incentive agreement remains in full force and effect and no event of default under the tax incentive agreement is continuing, (ii) the borrower furnishes to the lender receipts for the payment of all real estate taxes (in each case, prior to the applicable dates that the same become delinquent) or other evidence of such payment reasonably satisfactory to the lender, and (iii) no event of default is continuing.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as the Philadelphia Logistics Center Property is insured under a blanket insurance policy in accordance with the Philadelphia Logistics Center Mortgage Loan documents and the borrower provides the lender with written evidence satisfactory to the lender of the payment of the applicable insurance premiums at least ten days prior to the expiration of any acceptable blanket policy.

Rollover Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.05 by the aggregate number of rentable square feet of space in the Philadelphia Logistics Center Property, which equates to $5,981.45.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in the Philadelphia Logistics Center Property, which equates to $22,616.92.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrower will be required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (including in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Philadelphia Logistics Center

the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The Philadelphia Logistics Center Mortgage Loan documents require a hard lockbox with springing cash management. The borrower is required to cause all rents relating to the Philadelphia Logistics Center Property to be transmitted directly by tenants into a lender-controlled lockbox account and all rents received by the borrower or property manager are required to be deposited into the lockbox account within two business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Philadelphia Logistics Center Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the anticipated repayment date of July 1, 2031, (ii) an event of default or (iii) the commencement of a Lease Sweep Period, and will end, as applicable, if (x) the Philadelphia Logistics Center Mortgage Loan and all other obligations under the Philadelphia Logistics Center Mortgage Loan documents have been repaid in full or (y) the anticipated repayment date has not occurred and (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing or (b) with respect to clause (iii) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the early termination or early cancellation of any Major Lease; (ii) any Major Tenant discontinues its business (i.e. “goes dark”) or gives written notice that it intends to discontinue its business at the Philadelphia Logistics Center Property prior to the end of such Major Tenant’s lease term; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder, (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default on the part of the borrower under any Major Lease; (v) the occurrence of a Major Tenant insolvency proceeding; or (vi) the payment date that falls six months prior to the anticipated repayment date of July 1, 2031, provided, however, if the Cardone lease has been extended for a term of not less than five years beyond the anticipated repayment date of July 1, 2031, then a Lease Sweep Period will not occur. A Lease Sweep Period will end upon the earlier to occur of any of the following: (1) the date on which the lender has determined that sufficient funds have been collected in the special rollover reserve subaccount to cover the anticipated tenant improvements costs and leasing commissions and down-time or free rent periods in connection with the re-tenanting of the space that gave rise to such Lease Sweep Period; (2) with respect to clauses (i) or (ii) above, the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and entered into in accordance with the Philadelphia Logistics Center Mortgage Loan documents, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full (or the lender has determined in its reasonable discretion that sufficient funds are then on deposit in the special rollover reserve subaccount to cover any such expenses that have not been paid); (3) with respect to clause (iii) above, if the subject Major Tenant default has been cured and no other Major Tenant default has occurred for a period of three consecutive months following such cure; (4) with respect to clause (iv) above, if the subject default has been cured by the borrower and no other default on the part of the borrower under the subject Major Lease has occurred for a period of three consecutive months following such cure; (5) with respect to clause (v) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; or (6) with respect to clause (vi) above, the indefeasible repayment in full of the Philadelphia Logistics Center Mortgage Loan.

A “Major Lease” means the Cardone lease and any other lease (individually or in aggregate with respect to the same tenant and its affiliates) which covers 135,000 or more rentable square feet of the improvements.

A “Major Tenant” is Cardone or any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 135,000 or more rentable square feet of the improvements.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrower may obtain the release of all or a portion of the four non-contiguous unimproved parcels (the “Release Parcels”) surrounding the Philadelphia Logistics Center Property without payment of a release price, provided the following conditions, among others, are satisfied: (i) no event of default is continuing before the release and the release will not cause an event of default; (ii) the Release Parcels will be a legally subdivided parcel from the Philadelphia Logistics Center Property and will be on a separate tax lot from the Philadelphia Logistics Center Property; (iii) the borrower will deliver to the lender an amendment to the tax incentive agreement reflecting the subdivision in a form as described within the Philadelphia Logistics Center Mortgage Loan documents; and (iv) in the event that, following such release, the loan-to-value ratio of the remaining Philadelphia Logistics Center Property (as determined by the lender in its sole discretion by any commercially reasonable method permitted to a REMIC trust and excluding the value of personal property or going concern value, if any) is greater than 125%, the principal balance of the Philadelphia Logistics Center Mortgage Loan is required to be defeased by an amount equal to the least of (a) the fair market value of the Release Parcels at the time of the release and (b) an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Philadelphia Logistics Center

amount such that the loan-to-value ratio of the Philadelphia Logistics Center Mortgage Loan (as determined by the lender) does not increase after the release of the Release Parcels or the lender receives a REMIC opinion.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,300,000	Title:	Fee
Cut-off Date Principal Balance:	$33,300,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.9%	Net Rentable Area (SF):	177,301
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	Afamon LLC	Year Built / Renovated:	2009 / 2017
Borrower Sponsors:	Ofir Hagay and Robert A. Connell	Occupancy:	93.2%
Interest Rate:	3.64000%	Occupancy Date:	5/7/2021
Note Date:	5/7/2021	4th Most Recent NOI (As of)(2):	$2,896,309 (T-11 Ann. 12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(3):	$3,195,221 (12/31/2019)
Interest-only Period:	48 months	2nd Most Recent NOI (As of)(3):	$1,687,197 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3)(4):	$905,161 (T-12 3/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,402,014
Call Protection:	L(24),YM1(91),O(5)	UW Expenses:	$968,146
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$3,433,869
Additional Debt:	No	UW NCF:	$3,044,508
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,400,000 / $273
Additional Debt Type:	N/A	Appraisal Date:	3/9/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$188
Taxes:	$115,117	$28,779	N/A	Maturity Date Loan / SF:	$165
Insurance:	$8,265	$4,132	N/A	Cut-off Date LTV:	68.8%
Replacement Reserves:	$0	$2,955	N/A	Maturity Date LTV:	60.5%
TI/LC Reserve:	$0	$18,469	N/A	UW NCF DSCR:	1.67x
Other:	$749,572	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,300,000		66.7%	Purchase Price	$48,600,000	97.3%
Borrower Sponsor Equity(5)	15,897,481		31.8	Upfront Reserves	872,954	1.7
Closing Credits(6)	$749,572		1.5	Closing Costs(7)	474,100	0.9
Total Sources	$49,947,054		100.0%	Total Uses	$49,947,054	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	January 2018 financials are not available as the Montecito Tower Property (as defined below) was purchased in January 2018.

(3)	The decrease in Most Recent NOI and 2nd Most Recent NOI from 3rd Most Recent NOI is primarily driven by the free rent which was due to Asurion, L.L.C. after its lease renewal in 2018. The lease renewal commenced in July 2020, included full rent abatement through March 2021, and includes a partial rent abatement for April 2021. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(4)	The increase in UW NOI from Most Recent NOI is primarily driven by the expiration of Asurion, L.L.C.’s free rent period and Raw Fitness’ underwritten rent being higher than the abated rent Raw Fitness is currently paying. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(5)	Borrower Sponsor Equity includes $1 million of existing equity from Moonwater Capital (one of the previous owners), who will maintain its interest in the Montecito Tower Property, that was credited towards the Purchase Price. Afamon LLC is a joint venture between Moonwater Capital and AFA Real Estate Partners, a third party without any affiliation to the previous owners. Moonwater Capital owns 15% of the borrower, with AFA Real Estate Partner and its affiliates owning the remaining 85%.

(6)	Closing Credits is comprised of existing tenant improvement and free rent obligations, all of which were reserved by the lender.

(7)	Closing Costs were reduced by certain proration’s and adjustments due at origination by the seller to the borrower sponsors.

The Loan. The Montecito Tower mortgage loan (the “Montecito Tower Mortgage Loan”) has an original and Cut-off Date principal balance of $33,300,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 177,301 square foot office property located in Las Vegas, Nevada (the “Montecito Tower Property”). The Montecito Tower Mortgage Loan has a 10-year term, and following a four-year interest-only period, amortizes on a 30-year schedule.

The Property. The Montecito Tower Property consists of a six-story, Class A office building totaling 177,301 square feet located in Las Vegas, Nevada. The Montecito Tower Property was originally built in 2009 and was most recently renovated in 2017. The Montecito Tower Property is registered with the U.S. Green Building Council and was designed and constructed to achieve LEED Silver certification. Green features at the Montecito Tower Property include high-efficiency heating and cooling systems, low-flow water fixtures, increased

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

use of natural sunlight, and high solar reflective roofing. The Montecito Tower Property also features 12-foot ceilings and offers tenants an on-site gym via Raw Fitness. The Montecito Tower Property is situated on approximately 11.6 acres and includes a two-level parking structure with aboveground and subterranean parking. The Montecito Tower Property has a total of 1,144 parking spaces (approximately 6.5 parking spaces per 1,000 square feet of NRA). The Montecito Tower Property was 93.2% leased as of May 7, 2021 to three tenants.

The borrower sponsors used the proceeds from the Montecito Tower Mortgage Loan to acquire the Montecito Tower Property and recapitalize Moonwater Capital’s ownership interest in the Montecito Tower Property. The borrower sponsor equity contributed to the acquisition includes $1 million of existing equity from Moonwater Capital and approximately $14.9 million of equity from AFA Real Estate Partners. Afamon LLC is a joint venture between Moonwater Capital and AFA Real Estate Partners, a third party without any affiliation to the previous owners. Moonwater Capital owns 15% of the borrower, with AFA Real Estate Partner and its affiliates owning the remaining 85%.

COVID-19 Update. As of June 11, 2021, the Montecito Tower Property was open and operating. Due to the COVID-19 pandemic, Asurion, L.L.C. (68.8% of NRA and 75.0% of underwritten base rent) reduced its headcount at the Montecito Tower Property but was current on all rent payments as of June 11, 2021 and has continued to have employees work at the Montecito Tower Property. According to the property manager, Alverson Taylor & Sanders (21.3% of NRA and 21.8% of underwritten base rent) has continued to have staff work at the Montecito Tower Property at pre-COVID-19 levels throughout the pandemic. Starting in January 2021, CoWorks, LLC began subleasing 1,000 square feet of the Alverson Taylor & Sanders first floor space at a rental rate of $24.00 per square foot through May 31, 2021, and according to the borrower, a verbal agreement is in place to extend the sublease through November 2021 and add 500 square feet at a rental rate of $12.00 per square foot. As of June 11, 2021, Alverson Taylor & Sanders was current on all rent payments. As of May 7, 2021, Raw Fitness (3.1% of NRA and 3.2% of underwritten base rent) is operating at 50% capacity and is offering 75% of its typical class schedule. Raw Fitness was originally granted free rent from April 2020 to June 2020, totaling approximately $34,002, in exchange for a three-month extension of its lease. However, due to continued hardships from COVID-19, Raw Fitness has been making reduced rental payments since August 2020. Raw Fitness paid $6,500 per month from August 2020 through January 2021, approximately $6,349 in February 2021 and March 2021 and began paying $8,500 per month in April 2021. Raw Fitness’s unabated rent for 2021 is approximately $11,674 per month. The borrower sponsors reached an agreement with Raw Fitness to continue paying its reduced rent through January 2022 at a rate of $8,500 per month. As of the date of this term sheet, the Montecito Tower Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

Asurion, L.L.C. (122,001 square feet; 68.8% of the NRA; 75.0% of underwritten base rent): Asurion, L.L.C. is a global tech services company that provides technological support protection and repairs for more than 300 million customers in 21 countries. Asurion, L.L.C. has nearly 19,000 employees located throughout the U.S., Canada, Latin American, Europe and the Asia Pacific. In addition, to direct to consumer services, Asurion, L.L.C. has contracts with major carriers and retailers, including AT&T, Sprint, Verizon and Amazon, to provide its support, repairs and warranties. In April 2021, Moody’s provided a corporate family rating of B1 and noted Asurion, L.L.C.’s dominant position in mobile device services distributed through wireless carriers in the US, Japan and other selected international markets. Asurion, L.L.C. has been located at the Montecito Tower Property since 2014 and has renewed or expanded its lease twice. Asurion, L.L.C.’s lease currently expires in April 2027 and includes two, five-year extension options. Excess cash flow is required to be swept into a reserve account 12 months prior to Asurion, L.L.C.’s lease expiration date unless a Lease Sweep Trigger Cure (as defined below) has occurred (see “Lockbox/Cash Management” below for details).

Alverson Taylor & Sanders (37,758 square feet; 21.3% of the NRA; 21.8% of underwritten base rent): Alverson Taylor & Sanders is one of the largest law firms in Nevada and was founded in 1977. Alverson Taylor & Sanders is headquartered at the Montecito Tower Property. Alverson Taylor & Sanders has approximately 23 partners and associates and provides legal services in the fields of civil litigation, medical malpractice, transactional law and numerous other specialties. Alverson Taylor & Sanders has an AV rating, the highest in Martindale-Hubbell’s Law Directory, and is listed in Martindale-Hubbell’s Register of Preeminent Lawyers. Alverson Taylor & Sanders has been located at the Montecito Tower Property since 2017 and leases its space through September 2025 with two, three-year extension options remaining.

Environmental. According to a Phase I environmental assessment dated March 17, 2021, there was no evidence of any recognized environmental conditions at the Montecito Tower Property.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)(3)
90.1%	93.2%	93.2%	93.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 7, 2021.

(3)	Vacant space consists of 8,387 square feet of office and 3,653 square feet of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Asurion, L.L.C.	NR/NR/NR	122,001	68.8%	$27.31	$3,331,274	75.0%	4/30/2027(3)
Alverson Taylor & Sanders	NR/NR/NR	37,758	21.3	25.66	968,931	21.8	9/30/2025(4)
Raw Fitness	NR/NR/NR	5,502	3.1	25.46	140,090(5)	3.2	6/30/2029(6)
Occupied Collateral Total / Wtd. Avg.		165,261	93.2%	$26.87	$4,440,294	100.0%

Vacant Space(7)		12,040	6.8%

Collateral Total		177,301	100.0%

(1)	Based on underwritten rent roll dated May 7, 2021.

(2)	UW Base Rent includes rent steps of approximately $125,249 through December 2021.

(3)	Asurion, L.L.C. has two, five-year extension options remaining.

(4)	Alverson Taylor & Sanders has two, three-year extension options remaining.

(5)	UW Base Rent for Raw Fitness is based on its unabated contractual rent ($11,674 per month). Raw Fitness is currently paying $8,500 per month through January 2022.

(6)	Raw Fitness has two, five-year extension options remaining.

(7)	Vacant Space consists of 8,387 square feet of office and 3,653 square feet of retail space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	12,040	6.8%	NAP	NAP	12,040	6.8%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	12,040	6.8%	$0	0.0%
2022	0	0	0.0	0	0.0	12,040	6.8%	$0	0.0%
2023	0	0	0.0	0	0.0	12,040	6.8%	$0	0.0%
2024	0	0	0.0	0	0.0	12,040	6.8%	$0	0.0%
2025	1	37,758	21.3	968,931	21.8	49,798	28.1%	$968,931	21.8%
2026	0	0	0.0	0	0.0	49,798	28.1%	$968,931	21.8%
2027(3)	1	122,001	68.8	3,331,274	75.0	171,799	96.9%	$4,300,205	96.8%
2028	0	0	0.0	0	0.0	171,799	96.9%	$4,300,205	96.8%
2029	1	5,502	3.1	140,090	3.2	177,301	100.0%	$4,440,294	100.0%
2030	0	0	0.0	0	0.0	177,301	100.0%	$4,440,294	100.0%
2031	0	0	0.0	0	0.0	177,301	100.0%	$4,440,294	100.0%
2032 & Beyond	0	0	0.0	0	0.0	177,301	100.0%	$4,440,294	100.0%
Total	3	177,301	100.0%	$4,440,294	100.0%
(1)	Based on the underwritten rent roll dated May 7, 2021.

(2)	UW Base Rent Expiring includes rent steps of approximately $125,249 through May 2022. Additionally, UW Base Rent for Raw Fitness is based on its contractual rent. Raw Fitness is currently paying $8,500 per month through January 2022.

(3)	Excess cash flow is required to be swept into a reserve account 12 months prior to Asurion, L.L.C.’s lease expiration date unless a Lease Sweep Trigger Cure has occurred (see “Lockbox/Cash Management” below for details).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

Operating History and Underwritten Net Cash Flow
	T-11 Ann.(1)	2019	2020	TTM (2)(3)	Underwritten(3)	Per Square Foot	%(4)
Rents in Place	$3,843,638	$4,089,002	$4,243,070	$4,274,488	$4,315,046	$24.34	89.3%
Free Rent Adjustment	237,133	76,109	1,729,394	2,537,893	0	$0.00	0.0%
Net in Place Rent	$3,606,505	$4,012,893	$2,513,676	$1,736,595	$4,315,046	$24.34	89.3%
Rent Steps(5)	0	0	0	0	125,249	0.71	2.6
Vacant Income	0	0	0	0	326,161	1.84	6.7
Gross Potential Rent	$3,606,505	$4,012,893	$2,513,676	$1,736,595	$4,766,455	$26.88	98.6%
Total Reimbursements	0	19,807	32,470	36,873	66,614	0.38	1.4
Net Rental Income	$3,606,505	$4,032,700	$2,546,146	$1,773,468	$4,833,069	$27.26	100.0%
Parking Income	99,447	39,657	44,988	45,591	45,591	0.26	0.9
(Vacancy/Credit Loss)	0	0	0	0	(476,646)	(2.69)	(9.9)
Effective Gross Income	$3,705,952	$4,072,357	$2,591,134	$1,819,059	$4,402,014	$24.83	91.1%
Total Expenses	$809,643	$877,136	$903,937	$913,898	$968,146	$5.46	22.0%
Net Operating Income	$2,896,309	$3,195,221	$1,687,197	$905,161	$3,433,869	$19.37	78.0%
Cap Ex, Total TI/LC	0	0	0	0	389,361	2.20	8.8
Net Cash Flow	$2,896,309	$3,195,221	$1,687,197	$905,161	$3,044,508	$17.17	69.2%
(1)	T-11 Ann. represents the trailing 11 months ending December 2018 annualized as January financials were not available.

(2)	TTM represents the trailing 12 months ending March 31, 2021.

(3)	The increase in UW Net Operating Income from TTM Net Operating Income is primarily driven by the expiration of Asurion, L.L.C.’s free rent period and Raw Fitness’ underwritten rent being higher than the abated rent Raw Fitness is currently paying through January 2022.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Underwritten cash flows reflect rent steps of approximately $125,249 through May 2022.

The Market. The Montecito Tower Property is located in Las Vegas, Nevada, approximately 16 miles northwest of downtown Las Vegas. The Montecito Tower Property is located in the Northwest submarket and is surrounded primarily by single-family homes with complimenting retail and institutional properties. There are two shopping centers featuring big box retailers including Kohls, Walmart, Sam’s Club and Home Depot, within a mile of the Montecito Tower Property. The Montecito Tower Property has access to the surrounding area through both vehicular transport and the RTC public transportation system. Primary access is provided by U.S. Route 95, which is approximately two miles from the Montecito Tower Property, and connects with both Interstate 15 and Interstate 215. Additionally, the Montecito Tower Property is approximately 30 minutes from the McCarran International Airport.

According to the appraisal, as of the fourth quarter of 2020, the Las Vegas MSA office market had an inventory of approximately 67.2 million square feet, overall vacancy in the market of approximately 12.1% and gross asking rent of $27.84 per square foot. Within the Northwest submarket, as of the fourth quarter of 2020, the submarket had an inventory of approximately 10.7 million square feet, overall vacancy of approximately 10.7% and gross asking rent of $30.42 per square foot. The estimated 2020 population within a one-, three- and five-mile radius was 12,144, 113,034 and 258,412, respectively. According to the appraisal, the estimated 2020 median household income within a one-, three- and five-mile radius was $67,003, $81,030 and $76,823, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Montecito Tower Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$28.00	120	Modified Gross	3.0% per annum

Retail Space	$26.00	60	NNN	3.0% per annum

Large Office	$27.00	120	Modified Gross	3.0% per annum
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

The following table presents certain information relating to comparable office leases for the Montecito Tower Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
Montecito Tower Las Vegas, NV	2009/2017	177,301(3)	Various	Various	$26.13(3)	Various	Various	Various
6170 North Las Vegas, NV	2017/NAP	56,113	Abby Connect	17,208	$23.50	Mar-20	7.0 Yrs.	NNN
Shift4 Las Vegas, NV	1993/2019	66,780	Shift4	66,780	$22.87	Jan-18	10.0 Yrs.	NNN
Class A Office Las Vegas, NV	2007/NAP	152,468	RBC Wealth	22,164	$35.40	Dec-19	5.0 Yrs.	Mod. Gross
Gardner Plaza Henderson, NV	2020/NAP	23,832	Coldwell	10,428	$29.50	Jan-20	4.0 Yrs.	NNN
Sunset Hills Las Vegas, NV	2007/NAP	64,187	Progress	4,827	$30.22	May-20	13.9 Yrs.	Net
Las Vegas Las Vegas, NV	2020/NAP	75,000	Nevada Career	75,000	$23.50	Aug-21	10.5 Yrs.	NNN
Desert Canyon Las Vegas, NV	2009/NAP	56,700	Guaranteed	6,767	$28.20	Jun-20	5.0 Yrs.	Mod. Gross
Gardner Plaza Henderson, NV	2020/NAP	23,832	Paysign	23,832	$29.50	Jan-20	10.0 Yrs.	Net
SHP Building IV Henderson, NV	2018/NAP	51,851	Cardinal	12,289	$30.09	Oct-18	10.0 Yrs.	NNN
Hughes Plaza Las Vegas, NV	2005/NAP	71,546	Financial Group	10,605	$33.45	Feb-21	5.0 Yrs.	Full Service
(1)	Source: Appraisal.

(2)	Comparable Rent PSF reflects the appraised net rent per square foot and accounts for certain appraisal adjustments.

(3)	Based on in place rent per the underwritten rent roll dated May 7, 2021.

The following table presents certain information relating to comparable office sales for the Montecito Tower Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Sale Date	Sale Price	Sale Price PSF	Adjusted Sales Price PSF(2)
Montecito Tower Las Vegas, NV	2009/2017	177,301(3)	93.2%(3)	May-2021	$48,600,000	$274.11	NAP
Centennial Hills Center Las Vegas, NV	2017/NAP	57,156	100.0%	Jan-21	$18,500,000	$323.68	$291.31
Green Valley Corporate Henderson, NV	2000/NAP	63,959	100.0%	May-20	$15,958,453	$249.51	$261.99
Green Valley Corporate II Henderson, NV	1998/NAP	54,145	100.0%	May-20	$14,151,836	$261.37	$274.44
2450 Fire Mesa Street Las Vegas, NV	2003/2018	53,323	100.0%	Feb-20	$20,912,253	$392.18	$313.74
Shift4 Corporate Las Vegas, NV	1993/2019	66,780	100.0%	Nov-19	$18,300,000	$274.03	$260.33
Station Casinos Las Vegas, NV	2007/NAP	138,558	100.0%	Oct-19	$57,000,000	$411.38	$287.97
Commerce on the Green Henderson, NV	2004/NAP	60,499	92.0%	Nov-19	$19,450,000	$321.49	$331.14
(1)	Source: Appraisal.

(2)	Adjusted Sales Price PSF reflects the appraiser’s stabilized price and accounts for certain transaction and property level adjustments.

(3)	Based on the underwritten rent roll dated May 7, 2021.

The Borrower. The borrower is Afamon LLC, a special purpose, bankruptcy remote Nevada limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the Montecito Tower Mortgage Loan.

The Borrower Sponsors. The Montecito Tower Mortgage Loan borrower sponsors and non-recourse carveout guarantors are Ofir Hagay and Robert A. Connell. Ofir Hagay is a founder of Moonwater Capital with over 25 years of real estate development experience and through Moonwater Capital, is currently invested in eight other properties throughout Las Vegas. Robert A. Connell is a principal at AFA Real Estate Partners and through AFA Real Estate Partners, is currently invested in almost 1 million square feet of commercial real estate. Affiliates of AFA Real Estate Partners and its investors have an 85% interest in the borrower and affiliates of Moonwater Capital have a 15% interest in the borrower.

Property Management. The Montecito Tower Property is managed by SKR Real Estate Services, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 5 – Montecito Tower

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for outstanding tenant improvements owed to Asurion, L.L.C., approximately $249,572 for free rent owed to Alverson Taylor & Sanders, approximately $115,117 for real estate taxes and approximately $8,265 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals approximately $28,779.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals approximately $4,132.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,955 for replacement reserves (equal to approximately $0.20 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $18,469 for tenant improvements and leasing commissions (equal to approximately $1.25 per square foot annually).

Lockbox / Cash Management. The Montecito Tower Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account and deliver letters to the tenants at the Montecito Tower Property directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or property manager are required to be deposited into the lockbox account within three business day of receipt. During the occurrence and continuance of a Trigger Period (as defined below), all funds are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Montecito Tower Mortgage Loan documents. During the continuance of a Trigger Period (other than solely as a result of a Lease Sweep Trigger (as defined below)), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Montecito Tower Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Montecito Tower Mortgage Loan. During the occurrence of a Trigger Period caused solely by a Lease Sweep Trigger, excess cash flow funds are required to be deposited in the Asurion, L.L.C. reserve account; however, if the Lease Sweep Trigger is due to clauses (ii) or (iii) of the definition of Lease Sweep Trigger, deposits into the Asurion, L.L.C. reserve account will be capped at the Asurion Excess Cash Sweep Cap Amount (as defined below) and any remaining excess cash flow funds will be deposited in the excess cash flow reserve account.

A “Trigger Period” will commence upon any of the following: (i) an event of default under the Montecito Tower Mortgage Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule being less than 1.20x (1.78x reflects the interest-only debt service coverage ratio equivalent); or (iii) a Lease Sweep Trigger. A Trigger Period will end (a) with respect to clause (i), upon the end of such event of default, (b) with respect to clause (ii), upon either (x) the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.20x (1.78x reflects the interest-only debt service coverage ratio equivalent); or (y) the borrower depositing with the lender cash or a letter of credit in amount equal to $365,000, or (c) with respect to clause (iii), the occurrence of a Lease Sweep Trigger Cure.

A “Lease Sweep Trigger” will occur upon any of the following: (i) the earlier of (a) the date 12 months prior to the expiration of the Asurion, L.L.C. lease and (b) the date by which Asurion, L.L.C. is required to deliver notice of its renewal or extension and fails to deliver such notice; (ii) Asurion, L.L.C. gives written notice of its intent to terminate or not renew or extend its lease; (iii) Asurion, L.L.C. goes dark in 30% or more of its leased space (other than due to the existence of a force majeure/COVID period), unless substantially all of the dark space has been subleased to a subtenant of equal or better credit rating and such tenant is paying rent at a rate equal to at least the rental rate under Asurion, L.L.C.’s lease; or (iv) Asurion, L.L.C. goes into bankruptcy or is in monetary default in the payment of rent or non-monetary default under its lease.

A “Lease Sweep Trigger Cure” means (a) with respect to clause (i) of the definition of Lease Sweep Trigger, either (x) an Acceptable Asurion Lease Extension (as defined below); or (y) a Re-Tenanting Event (as defined below), (b) with respect to clause (ii) of the definition of Lease Sweep Trigger, either (x) the unconditional revocation or recession by Asurion, L.L.C. of all termination notices (or, if applicable, the unconditional revocation or recession by Asurion, L.L.C. of all notices of any intention to terminate or not extend or renew its lease); (y) an Acceptable Asurion Lease Extension; or (z) a Re-Tenanting Event, (c) with respect to clause (iii) of the definition of Lease Sweep Trigger, (x) Asurion, L.L.C. has re-opened for business in all the space it had “gone dark” in or (y) a Re-Tenanting Event, (d) with respect to clause (iv) of the definition of Lease Sweep Trigger, (x) the affirmation of the Asurion, L.L.C. in the applicable bankruptcy proceedings; provided that Asurion, L.L.C. is actually paying all contractual rents and other amounts due under the lease or (y) a cure of the applicable default under the Asurion, L.L.C. lease, or (e) with respect to any Lease Sweep Trigger, one or more Re-Tenanting Events with respect to the Montecito Tower Property such that, after taking such Re-Tenanting Events into account, (i) the Montecito Tower Property will be more than 80% occupied and (ii) the debt service coverage ratio based on a 30-year amortization schedule being less than 1.50x (2.23x reflects the interest-only debt service coverage ratio equivalent).

An “Acceptable Asurion Lease Extension” means an extension or renewal of Asurion, L.L.C.’s lease for all of its space for not less than five years (excluding any extensions).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Montecito Tower

“Re-Tenanting Event” means the borrower provides the lender evidence that a new lease or leases with a replacement tenant or tenants reasonable acceptable to the lender, (x) for a term not less than five years (excluding any extensions) and (y) with rent not less than the greater of (i) then current market rent and (ii) in-place rent for such applicable space immediate prior to such replacement.

“Asurion Excess Cash Sweep Cap Amount” means an amount equal to (i) if such Trigger Period was caused solely by clause (ii) of the definition of Lease Sweep Trigger, $45 per square foot of the entire Asurion, L.L.C. space, or (ii) if such Trigger Period was caused solely by clause (iii) of the definition of Lease Sweep Trigger, $45 per square foot of the Asurion, L.L.C. space that has “gone dark.”

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 6 – Attiva – Denton, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 6 – Attiva – Denton, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 6 – Attiva – Denton, TX

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,825,000	Title:	Fee
Cut-off Date Principal Balance:	$29,825,000	Property Type – Subtype:	Multifamily – Age Restricted
% of IPB:	3.5%	Net Rentable Area (Units):	240
Loan Purpose:	Acquisition	Location:	Denton, TX
Borrower:	LSC-Denton 55 Plus, DST	Year Built / Renovated:	1997 / 2017
Borrower Sponsors:	Joseph L. Fox, Pietro V. Scola and Livingston Street Capital, LLC	Occupancy:	91.7%
Interest Rate:	3.43600%	Occupancy Date:	5/17/2021
Note Date:	6/4/2021	4th Most Recent NOI (As of)(2):	$1,690,494 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	$1,983,137 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$2,421,812 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,509,650 (TTM 4/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$4,074,892
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,731,392
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,343,500
Additional Debt:	No	UW NCF:	$2,283,500
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$50,200,000 / $209,167
Additional Debt Type:	N/A	Appraisal Date:	5/14/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$124,271
Taxes:	$550,129	$58,355	N/A	Maturity Date Loan / Unit:	$124,271
Insurance:	$70,888	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserves:	$600,000	Springing	(1)	Maturity Date LTV:	59.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.20x
Other:	$18,331	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,825,000		59.2%	Purchase Price	$48,500,000	96.3%
Borrower Sponsor Equity	20,528,173		40.8	Upfront Reserves	1,239,348	2.5
				Closing Costs	613,825	1.2
Total Sources	$50,353,173		100.0%	Total Uses	$50,353,173	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below

(2)	Please refer to the “Operating History and Underwritten Net Cash Flow” table below.

The Loan. The Attiva – Denton, TX mortgage loan (the “Attiva – Denton, TX Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,825,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 240-unit multifamily property located in Denton, Texas (the “Attiva – Denton, TX Property”). The Attiva – Denton, TX Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Attiva – Denton, TX Property is a 240-unit over 55 multifamily property located in Denton, Texas. Built in 1997 and most recently renovated in 2017, the Attiva – Denton, TX Property has 200 one-bedroom units and 40 two-bedroom units located across 31 single-story cottage-style buildings. The Attiva – Denton, TX Property offers six different unit types, ranging from 740 square feet to 950 square feet, with an average unit size of 815 square feet. Additionally, units at the Attiva – Denton, TX Property are offered with attached and detached private parking. The Attiva – Denton, TX Property has a total of 336 parking spaces, including 117 spaces in attached garages, 86 spaces at carports, 38 spaces in detached garages and 95 surface spots. The renovations in 2017, which cost approximately $3.7 million, encompassed interior and exterior renovations to all 240 units and renovations to the welcome center, fitness center, clubhouse and community pool. The interior renovations included, among other items, plank flooring, granite kitchen counters, backsplash, cabinets, stainless steel appliances, washer/dryer, lighting and bathroom fixtures. In addition to those improvements, unit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 6 – Attiva – Denton, TX

features also included individual air controls, full function kitchens with GE appliances, cable television and private baths. Furthermore, the Attiva – Denton, TX Property offers a variety of community amenities that are in line with other over 55 properties, including a gym, resident lounge, coffee bar, clubhouse, movie theater and pool area, however, no additional care or ancillary services are provided.

COVID-19 Update. Based on trailing 12-month collections, 99.9% of gross potential rent was collected through the period ending in April 2021, and 99.9% of gross potential rent was collected through year-end 2020. As of the date of this term sheet, the Attiva – Denton, TX Mortgage Loan is not subject to any modification or forbearance request.

The following table presents detailed information with respect to the unit mix of the Attiva – Denton, TX Property:

			Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average SF	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF
One Bedroom	200	83.3%	181	90.5%	788	1,385	$1.76
Two Bedroom	40	16.7%	39	97.5%	950	1,655	$1.74
Collateral Total/Wtd. Avg.	240	100.0%	220	91.7%	815	1,433	$1.76
(1)	Based on the underwritten rent roll dated May 17, 2021.

(2)	Average Monthly Rental Rate is calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated May 10, 2021, there is no evidence of any recognized or controlled recognized environmental conditions at the Attiva – Denton, TX Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
93.1%	95.1%	95.2%	91.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll dated May 17, 2021.

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020(1)	TTM(1)(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,190,438	$3,544,599	$3,859,461	$3,869,534	$4,104,396	$17,101.65	93.3%
Other Income(4)	250,961	291,064	292,615	296,493	296,493	1,235	6.7
Gross Potential Rent	$3,441,398	$3,835,663	$4,152,076	$4,166,027	$4,400,889	$18,337	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$3,441,398	$3,835,663	$4,152,076	$4,166,027	$4,400,889	$18,337	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(325,998)	(1,358)	(7.4)
Effective Gross Income	$3,441,398	$3,835,663	$4,152,076	$4,166,027	$4,074,892	$16,979	92.6%

Total Expenses	$1,750,904	$1,852,526	$1,730,264	$1,656,378	$1,731,392	$7,214	42.5%

Net Operating Income	$1,690,494	$1,983,137	$2,421,812	$2,509,650	$2,343,500	$9,765	57.5%

Total TI/LC, Capex/RR	0	0	0	0	60,000	250	1.5

Net Cash Flow	$1,690,494	$1,983,137	$2,421,812	$2,509,650	$2,283,500	$9,515	56.0%
(1)	The increase in Rents in Place from 2018 through TTM is driven by the $3.7 million of renovations that took place in 2017/2018, which resulted in increased rental rates and increased occupancy as units came back online.

(2)	TTM column represents the trailing 12 months ending April 2021.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(4)	Other Income is comprised of parking, storage and other miscellaneous income.

The Market. The Attiva – Denton, TX Property is located in Denton, Texas, within the Dallas-Fort Worth –TX market and Denton submarket. The Attiva – Denton, TX Property is approximately 36.6 miles northwest of Downtown Dallas and approximately 39.7 miles northeast of Downtown Fort Worth. The Attiva – Denton, TX Property offers connectivity to the Dallas-Fort Worth-TX metro area via three major highways: I-35E, I-35W and U.S. Highway 380, which connects Denton to Frisco and McKinney in the east and Decatur in the west. Additionally, the Denton County Transit Authority’s 21-mile commuter rail line connects Denton and Dallas counties. The Attiva – Denton, TX Property is also approximately 25.4 miles from the Dallas/Fort Worth International Airport, which is the fourth busiest airport in the United States. In addition to the Attiva – Denton, TX Property’s access to the Dallas – Fort Worth – TX metro area, in the immediate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 6 – Attiva – Denton, TX

area there are two retail developments: Denton Crossing West and Golden Triangle Mall. The Golden Triangle Mall is less than two miles from the Attiva – Denton, TX Property and is anchored by JCPenney, Dillard’s, H&M, Barnes & Noble and Ross Dress for Less. Additionally, within a 12-mile radius of the Attiva – Denton, TX Property there are six hospitals containing 804 beds.

As of the first quarter of 2021, the Denton submarket contained 18,584 units with a vacancy rate of 10.0% and an average asking rent of $1,080 per unit. According to the appraisal, the estimated 2020 population within a three-, five- and seven-mile radius of the Attiva – Denton, TX Property was approximately 69,883, 166,436 and 211,358, respectively, and the estimated 2020 average household income within the same radii was approximately $78,686, $84,040 and $92,822, respectively. According to a third party market report, the age 65 and over 2020 population within a three-, five- and seven-mile radius of the Attiva – Denton, TX Property was 7,005, 17,242 and 22,048, respectively, and the age 65 and over population is projected to increase by 2025 within the same radii to 9,057 (29.3%), 21,981 (27.5%) and 28,455 (29.1%), respectively.

The following table presents certain information relating to comparable multifamily rentals for the Attiva – Denton, TX Property as identified in the appraisal:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Year Built / Renov.	Occupancy	Average Asking Rent (1 Bed)	Average Asking Rent (2 Beds)
Attiva – Denton, TX	240(2)	815(2)	1997 / 2017	91.7%(2)	$1,385(2)	$1,655(2)
Dogwood Estates	118	884	2005 / NAP	90.0%	$2,500 - $2,900	$3,000 - $3,700
Vistas Rayzor Ranch	212	849	2021 / NAP	NAV	$1,635 - $2,030	$1,995 - $2,320
Riverwalk Flats	183	1,000	2020 / NAP	50.0%(3)	$1,548 - $2,353	$2,013 - $3,303
Attiva Lewisville	180	995	2003 / 2018	95.0%	$1,308	$1,769
Overture Flower Mound	200	1,127	2017 / NAP	81.0%	$1,345 - $2,175	$2,195 - $3,148
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 17, 2021.

(3)	Riverwalk Flats was constructed in 2020 and is currently in its lease-up phase.

The following table presents certain information relating to comparable multifamily sales for the Attiva – Denton, TX Property as identified in the appraisal:

Comparable Sales(1)
Property	Units	Average SF per Unit	Year Built/ Renov.	Occupancy	Sales Date	Adjusted Sales Price	Adjusted Sales Price Per Unit	Indicated Value Per Unit
Attiva – Denton, TX	240(2)	815(2)	1997 / 2017	91.7%(2)	Jun-21	$48,500,000	$202,083	NAP
Heritage Village	120	NAV	2013 / NAP	97.0%	Mar-20	$21,495,000	$179,125	$197,038
Village at Rayzor Ranch	300	852	2019 / NAP	89.0%	Dec-20	$60,650,000	$202,167	$192,058
Attiva Lewisville	180	995	2003 / 2018	93.0%	Dec-20	$34,100,000	$189,444	$189,444
The Maxwell	325	930	2018 / NAP	87.0%	Jan-21	$80,000,000	$246,154	$233,846
Champions Cove	150	970	2004 / NAP	97.0%	Apr-21	$25,245,226	$168,302	$143,056
Westbridge	284	884	2002 / NAP	95.0%	Apr-21	$54,000,000	$190,141	$190,141
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 17, 2021.

The Borrower. The borrower is LSC-Denton 55 Plus, DST, a Delaware statutory trust with a Delaware trustee and one independent trustee that satisfies the requirements of an independent director. The borrower has master leased the Attiva – Denton, TX Property to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the Attiva – Denton, TX Mortgage Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Attiva – Denton, TX Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors are Joseph L. Fox, Pietro V. Scola and Livingston Street Capital, LLC. Joseph Fox and Pietro V. Scola, the nonrecourse carve-out guarantors of the Attiva – Denton, TX Mortgage Loan, are both members of the executive team at Livingston Street Capital, LLC. Livingston Street Capital, LLC focuses on acquiring 55+ active adult & independent living properties, healthcare properties and office & industrial properties. The team at Livingston Street Capital, LLC covers 18 markets through the United States, has completed $20 billion worth of real estate transactions and has completed $1.1 billion in acquisitions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 6 – Attiva – Denton, TX

Property Management. The Attiva – Denton, TX Property is managed by Cortland Management, LLC.

Escrows and Reserves.

Tax Escrows – The borrower deposited approximately $550,129 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes (initially approximately $58,355).

Insurance Escrows – The borrower deposited $70,888 into an insurance reserve at origination. Additionally, on a monthly basis beginning in October 2021, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – The borrower deposited $600,000 into a capital reserve at origination. Additionally, upon the capital reserve balance falling below $100,000, the borrower is required to escrow $5,000 (equal to approximately $250 per unit per annum) for capital expenditures, on a monthly basis, until the balance of the capital reserve is equal to the lesser of (i) $600,000, or (ii) the product obtained by multiplying the number of payment dates remaining through and including the maturity date by $5,000.

Required Repair Reserves – The borrower escrowed $18,331 at origination to cover $15,940 of immediate repairs identified in the engineering report.

Lockbox / Cash Management. The Attiva – Denton, TX Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents into a clearing account within two business days of receipt. Funds deposited into the clearing account are required to be swept on a daily basis into a borrower controlled account unless a Low DSCR Period (as defined below) or a Cash Management Period (as defined below) is continuing, in which event such funds are required to be swept on a daily basis into a cash management account controlled by the lender. During the continuance of a Low DSCR Period or a Cash Management Period, the funds in the cash management account will be disbursed on each payment date in accordance with the Attiva – Denton, TX Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Attiva – Denton, TX Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Attiva – Denton, TX Mortgage Loan.

A “Low DSCR Period” will commence upon the last day of the calendar quarter for which the debt service coverage ratio is less than 1.20x (1.84x reflects the interest-only debt service coverage ratio equivalent). A Low DSCR Period will end on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.25x (1.92x reflects the interest only debt service coverage ratio equivalent).

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default; or (ii) the last day of the calendar quarter for which the debt service coverage ratio is less than 1.15x (1.76x reflects the interest-only debt service coverage ratio equivalent). A Cash Management Period will end (a) with respect to clause (i), once the event of default has been cured or (b) with respect to clause (ii), upon either (x) the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.25x (1.92x reflects the interest only debt service coverage ratio equivalent), or (y) the borrower depositing with the lender cash or a letter of credit in an amount that, if used to reduce the then-outstanding principal balance of the Attiva – Denton, TX Mortgage Loan, would result in a debt service coverage ratio of 1.25x (1.92x reflects the interest only debt service coverage ratio equivalent) or greater for the last day of the immediately preceding two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,600,000	Title:	Fee
Cut-off Date Principal Balance:	$29,600,000	Property Type – Subtype:	Office - CBD
% of IPB:	3.5%	Net Rentable Area (SF):	71,351
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	2100 Martin Luther King Associates Limited Liability Partnership	Year Built / Renovated:	1989 / 2020
Borrower Sponsors:	Roy Donahue Peebles, Stephen Maged, Stephen Greenleigh and Gus Papaloizos	Occupancy:	97.8%
Interest Rate:	4.22800%	Occupancy Date:	4/1/2021
Note Date:	4/14/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/5/2031	3rd Most Recent NOI (As of):	$1,477,379 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,358,074 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,210,581 (12/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	98.2%
Amortization Type:	Interest Only	UW Revenues:	$3,731,063
Call Protection:	L(26),D(88),O(6)	UW Expenses:	$1,053,924
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,677,139
Additional Debt(1):	Yes	UW NCF:	$2,665,185
Additional Debt Balance(1):	$5,500,000	Appraised Value / Per SF:	$45,500,000 / $638
Additional Debt Type(1):	Mezzanine	Appraisal Date:	1/15/2021

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Total Debt
Taxes:	$86,471	$43,235	N/A	Cut-off Date Loan / SF:	$415	$492
Insurance:	$12,513	$6,257	N/A	Maturity Date Loan / SF:	$415	$492
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	65.1%	77.1%
TI/LC:	$0	$758	N/A	Maturity Date LTV:	65.1%	77.1%
Other:	$813	$0	N/A	UW NCF DSCR:	2.10x	1.38x
				UW NOI Debt Yield:	9.0%	7.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,600,000		84.3%	Loan Payoff	$31,576,563	90.0%
Mezzanine Loan	5,500,000		15.7	Closing Costs	3,415,723	9.7
				Reserves	99,796	0.3
				Return of Equity	7,918	0.0
Total Sources	$35,100,000		100.0%	Total Uses	$35,100,000	100.0%
(1)	Concurrently with the origination of the 2100 MLK Avenue SE Mortgage Loan (as defined below), a $5.5 million mezzanine loan was originated. For a full description of the mezzanine loan, please refer to the “Subordinate and Mezzanine Debt” section below.

(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(3)	The increase from Most Recent NOI to Underwritten NOI is attributed to the D.C. Department of General Services increase in underwritten base rent to $50.79 per square foot as of December 22, 2020, which includes underwritten straight line rent of $220,278. The D.C. Department of General Services was paying reduced construction rent of $34.84 per square foot on 75% of the rentable square feet from February 2019 to December 2020 in connection with the ongoing construction at the 2100 MLK Avenue SE Property (as defined below).

The Loan. The 2100 MLK Avenue SE mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 71,351 square foot CBD office property located in Washington, D.C. (“2100 MLK Avenue SE Property”). The 2100 MLK Avenue SE mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $29.6 million (the “2100 MLK Avenue SE Mortgage Loan”). The 2100 MLK Avenue SE Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 2100 MLK Avenue SE Property is a four-story, Class B office building totaling 71,351 square feet, located in Washington, D.C. The 2100 MLK Avenue SE Property was built in 1989 and renovated in 2020. The borrower sponsors have invested approximately $13.4 million in renovations to the 2100 MLK Avenue SE Property. Approximately $8.9 million in improvements was invested in the D.C. Department of General Services tenant space as part of its lease renewal. In addition to the renovations completed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

as part of the lease renewal for D.C. Department of General Services, the borrower sponsors have invested approximately $4.5 million in the 2100 MLK Avenue SE Property, which included a newly renovated lobby, revamped office interior floor space, complete restroom renovation, upgraded furniture, mechanical, electrical and plumbing throughout the 2100 MLK Avenue SE Property. Parking is provided via 102 surface and basement parking spaces, resulting in a parking ratio of 1.4 spaces per 1,000 square feet. As of April 1, 2021, the 2100 MLK Avenue SE Property was 97.8% leased to one office tenant, two retail tenants and one roof tenant.

COVID-19 Update. As of June 11, 2021, the 2100 MLK Avenue SE Property is open and operating. D.C. Department of General Services and Bank of America, collectively representing approximately 95.9% of the occupied square footage and approximately 96.1% of the underwritten base rent, made their April 2021 and May 2021 rental payments. Additionally, Kings Café, representing approximately 1.9% of the occupied square footage and approximately 1.7% of the underwritten base rent, made its April 2021 rental payment. The borrower sponsors reported that King’s Café received a $2,500 rent deferment in May 2021, which is required to be repaid when the D.C. Department of General Services is back in full utilization of its space on July 12, 2021. As of the date of this term sheet, the 2100 MLK Avenue SE Mortgage Loan is not subject to any modification or forbearance requests.

Largest Tenants.

D.C. Department of General Services (66,800 square feet; 93.6% NRA; 96.1% of underwritten rent): D.C. Department of General Services utilizes the 2100 MLK Avenue SE Property for its Department of Human Services (“DHS”) division. DHS provides connections to work opportunities, economic assistance, and supportive services. DHS operates under two administrations, which include economic security and family services. The Economic Security Administration determines eligibility for benefits under the following programs: temporary cash assistance for needy families, medical assistance, supplemental nutrition assistance program, child care subsidy and refuge cash assistance. The Family Services Administration provides protection, intervention and social services to meet the needs of vulnerable adults and families to help reduce risk and promote self-sufficiency. The D.C. Department of General Services has been a tenant at the 2100 MLK Avenue SE Property since 1989 under a lease with an expiration date of December 31, 2034 with one, five-year lease renewal option remaining and no termination options.

Bank of America (1,650 square feet; 2.3% NRA; 1.4% of underwritten base rent): Bank of America (“BoA”) is a financial institution, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. BoA services approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including 2,700 lending centers, 2,600 financial centers, 2,400 business centers and 17,000 ATMs. BoA serves clients through operations across the United States, its territories and approximately 35 countries. BoA has been a tenant at the 2100 MLK Avenue SE Property since 1993 under a lease with an expiration date of June 30, 2022 with two, three-year renewal options remaining and no termination options.

King’s Café (1,320 square feet; 1.9% NRA; 1.7% of underwritten base rent): King’s Café is a restaurant primarily serving breakfast, sandwich and wrap options. King’s Café has been a tenant at the 2100 MLK Avenue SE Property since 1990 under a lease with an expiration date of March 31, 2025 with one, five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated January 26, 2021, there was no evidence of any recognized environmental conditions at the 2100 MLK Avenue SE Property.

Historical and Current Occupancy(1)
2018(2)	2019(2)	2020(2)	Current(3)
100.0%	100.0%	100.0%	97.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	As provided by the borrower sponsors.

(3)	Current Occupancy is as of April 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
D.C. Department of General Services(4)	Aaa / NR / AA+	66,800	93.6%	$50.79	$3,392,597	96.1%	12/31/2034
Bank of America(5)	A2 / A- / A+	1,650	2.3	$30.47	50,284	1.4	6/30/2022
Major Tenants		68,450	95.9%	$50.30	$3,442,881	97.6%

Other Tenants		1,321	1.9%	$65.34	$86,316	2.4%
Occupied Collateral Total / Wtd. Avg.		69,771	97.8%	$50.58	$3,529,197	100.0%
Vacant Space		1,580	2.2%

Collateral Total		71,351	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease. The “District of Columbia” and “Bank of America, National Association” are the entities on the respective leases.

(3)	Base Rent includes contractual rent steps taken through April 2022 totaling $2,783 and straight line rent for the D.C. Department of General Services totaling $220,278.

(4)	D.C. Department of General Services has one, five-year renewal option remaining.

(5)	Bank of America has two, three-year renewal options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,580	2.2%	NAP	NAP	1,580	2.2%	NAP	NAP
MTM & 2021	0	0	0.0	0	0.0%	1,580	2.2%	$0	0.0%
2022	1	1,650	2.3	$50,284	1.4	3,230	4.5%	$50,284	1.4%
2023	0	0	0.0	0	0.0	3,230	4.5%	$50,284	1.4%
2024	1	1	0.0	$24,638	0.7	3,231	4.5%	$74,922	2.1%
2025	1	1,320	1.9	$61,678	1.7	4,551	6.4%	$136,599	3.9%
2026	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2027	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2028	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2029	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2030	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2031	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2032 & Beyond	1	66,800	93.6	$3,392,597	96.0	71,351	100.0%	$3,529,197	100.0%
Total	4	71,351	100.0%	$3,529,197	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring includes contractual rent steps taken through April 2022 totaling $2,783 and straight line rent for D.C. Department of General Services totaling $220,278.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

		Underwritten Net Cash Flow
	2018	2019	2020	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,667,511	$2,416,157	$2,254,834	$3,582,917	$50.22	96.0%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,667,511	$2,416,157	$2,254,834	$3,582,917	$50.22	96.0%
Total Reimbursements	0	0	0	149,741	$2.10	4.0
Net Rental Income	$2,667,511	$2,416,157	$2,254,834	$3,732,657	$52.31	100.0%
Other Income	33,054	77,151	70,800	68,400	$0.96	1.8
(Vacancy/Credit Loss)	0	0	0	(69,994)	($0.98)	(1.9)
Effective Gross Income	$2,700,565	$2,493,308	$2,325,634	$3,731,063	$52.29	100.0%
Total Expenses	1,223,186	1,135,234	1,115,053	1,053,924	$14.77	28.2
Net Operating Income(3)	$1,477,379	$1,358,074	$1,210,581	$2,677,139	$37.52	71.8%
Capital Expenditures	0	0	0	2,854	$0.04	0.1
TI/LC	0	0	0	9,100	$0.13	0.2
Net Cash Flow	$1,477,379	$1,358,074	$1,210,581	$2,665,185	$37.35	71.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place is based on in-place rent as of the April 1, 2021 rent roll, including (i) straight line rent of $220,278 for the D.C. Department of General Services, (ii) contractual rent steps taken through April 2022 totaling $2,783 and (iii) vacancy gross up totaling $53,720.

(3)	Underwritten Net Operating Income is higher than 2020 Net Operating Income primarily due to the increase in underwritten base rent to $50.79 per square foot as of December 22, 2020, which includes underwritten straight line rent of $220,278 for the D.C. Department of General Services. The D.C. Department of General Services was paying reduced construction rent of $34.84 per square foot on 75% of the rentable square feet from February 2019 to December 2020 in connection with the ongoing construction at the 2100 MLK Avenue SE Property.

The Market. The 2100 MLK Avenue SE Property is located in Washington, D.C., within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (the “Washington D.C. MSA”). The Washington D.C. MSA is centered in the nation’s capital. The region has also been referred to as the National Capital Region. The Washington D.C. MSA consists of the District of Columbia, six cities and 12 counties in Virginia, five counties in Maryland, and the West Virginia county of Jefferson. According to the appraisal, the 2020 population within the Washington D.C. MSA was approximately 6.3 million, representing a 1.2% annual growth rate since 2010. Washington, D.C. has a growing, diversified economy with an increasing percentage of professional and business service jobs. The federal government accounts for approximately 29% of jobs in Washington, D.C. Many organizations such as law firms, independent contractors, both defense and civilian, non-profit organizations, and lobbying firms have their headquarters in or near Washington, D.C. Major employers include George Washington University, Department of Commerce, Naval Research Laboratory and MedStar Washington Hospital Center. According to the appraisal, the unemployment rate in the District of Columbia was 7.3% as of November 2020, which compares to 5.8% for the metro area and 6.4% nationally. The second largest industry within Washington D.C. is tourism, which accounted for approximately 24.6 million visitors and $8.2 billion of revenue in 2019. Washington, D.C. also has growing industries not directly related to government, especially in the areas of education, finance, public policy, and scientific research. Georgetown University, George Washington University, Washington Hospital Center, Children’s National Medical Center and Howard University are the top five, non-government-related employers in the city. According to the appraisal, fifteen Fortune 500 companies were headquartered in the Washington, D.C. area. Washington, D.C. also hosts nearly 200 foreign embassies and international organizations such as the World Bank, the International Monetary Fund, the Organization of American States, the Inter-American Development Bank, and the Pan American Health Organization.

The area immediately surrounding the 2100 MLK Avenue SE Property consists of office, multifamily and single family uses. The United States Capitol is located approximately 2.3 miles northwest of the 2100 MLK Avenue SE Property. Additionally, the 2100 MLK Avenue SE Property is located within the historic Anacostia neighborhood and is situated between the Navy Yard, the new Homeland Security Headquarters and St. Elizabeth’s. Reunion Square is located on the west side of Martin Luther King Jr. Avenue SE, just opposite of the 2100 MLK Avenue SE Property. Reunion Square is a multi-phase, master planned 1.5 million square foot development on approximately 8.0 acres and is expected to have approximately 950,000 square feet of office space, 130,000 square feet of neighborhood retail and 480 multifamily units. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the 2100 MLK Avenue SE Property was 29,591, 264,354 and 686,147, respectively. The 2020 average household income within the same radii was $64,627, $102,797 and $115,875, respectively.

According to the appraisal, the 2100 MLK Avenue SE Property is located within the Washington, D.C. office market and the Southeast Washington, D.C. office submarket. As of the fourth quarter of 2020, the Washington, D.C. office market reported office inventory of approximately 522.9 million square feet with a vacancy rate of 13.9% and an average asking rent of $38.05 per square foot. As of the fourth quarter 2020, the Washington D.C. office market reported negative absorption of 1.3 million square feet and 332,717 square feet of new construction. As of the fourth quarter of 2020, the Southeast Washington, D.C. office submarket reported office inventory of 1.1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

million square feet with a vacancy rate of 1.6% and an asking rental rate of $36.90 per square foot. As of the fourth quarter of 2020, the Southeast Washington D.C. office submarket reported negative absorption of 5,029 square feet and no new construction.

Comparable Office Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
2100 MLK Avenue SE(2) Washington, D.C.	1989 / 2020(1)	71,351	D.C. Department of General Services(2)	66,800	Dec-20	$50.79(2)	14.0	Modified Gross
601 Mass Avenue NW Washington, DC	2016 / NAP	478,818	Munger Tolles & Olson LLP	25,249	Nov-20	$69.00	11.0	Full Service
The Portrait Building Washington, DC	2005 / NAP	138,087	w20 Group	8,389	Sept-20	$64.00	3.0	Full Service
GSA - U.S. Secret Service Washington, DC	1964 / 2000	74,234	U.S. Secret Service	74,234	Jun-20	$44.27	10.0	Full Service
Market Square North Washington, DC	2000 / NAP	417,768	National Capital Planning Commission	30,495	Jun-20	$58.00	10.0	Full Service
Sumner Square Washington, DC	1985 / NAP	208,892	GSA - US Merit Protection Board	46,429	Jun-20	$42.29	10.0	Full Service
Potomac Center South Washington, DC	1969 / 2003	429,256	U.S. Department of Education	282,243	Apr-20	$52.14	15.0	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

Comparable Retail Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
2100 MLK Avenue SE(2) Washington, D.C.	1989 / 2020(1)	71,351	Bank of America(2)	1,650	Jul-19	$30.47(2)	3.0	Triple Net
Midtown Center - East Tower Washington, DC	2018 / NAP	454,450	Grazie Grazie	5,922	Sept-20	$50.00	10.0	Triple Net
Uline Arena Washington, DC	1945 / NAP	249,513	Undisclosed	1,912	Aug-20	$45.00	10.0	Triple Net
4445 Wisconsin Ave NW Washington, DC	1938 / 1990	8,100	JP Morgan Chase Bank	4,997	Jun-19	$53.53	10.0	Triple Net
Fairfax Village Shopping Center Washington, DC	1941 / 1999	34,406	Papa John’s	900	Aug-19	$27.74	6.0	Triple Net
The Grays on Pennsylvania Washington, DC	2009 / NAP	115,840	Kiddies Kollege	7,500	May-16	$34.00	5.0	Triple Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrower. The borrower for the 2100 MLK Avenue SE Mortgage Loan is 2100 Martin Luther King Associates Limited Liability Partnership, a District of Columbia limited liability partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2100 MLK Avenue SE Mortgage Loan.

The Borrower Sponsors. Roy Donahue Peebles, Stephen Maged, Stephen Greenleigh and Gus Papaloizos are the borrower sponsors and guarantors of certain nonrecourse carve-outs under the 2100 MLK Avenue SE Mortgage Loan. Roy Donahue Peebles is the founder, chairman and CEO of The Peebles Corporation (“TPC”). TPC was founded in 1983 in Washington D.C., and has offices located in New York City and Miami. TPC is a minority owned, privately held national real estate development company specializing in residential, hospitality, retail and mixed-use commercial properties. TPC’s portfolio consists of active and completed developments totaling approximately 10.0 million square feet and $8 billion across the country in New York, Philadelphia, Washington D.C., Boston, Charlotte, San Francisco, Los Angeles and Miami. The related borrower sponsors or their affiliates are subject to certain outstanding litigation as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 7 – 2100 MLK Avenue SE

Stephen Maged, Stephen Greenleigh, and Gus Papaloizos have been business partners since the 1970s and have purchased and developed commercial and residential properties for almost 50 years. In addition to the 2100 MLK Avenue SE Property, their real estate endeavors include neighborhoods such as Adams Morgan, Dupont, U Street Corridor, Georgetown, Shaw, Potomac and Bethesda.

Property Management. The 2100 MLK Avenue SE Property is managed by MBB Affiliates, LLC, which is not an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited in escrow $86,471 for upfront tax escrows, $12,513 for upfront insurance and $813 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $43,235.25.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $6,256.56.

Rollover Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $2.00 by the aggregate number of rentable square feet of retail space at the 2100 MLK Avenue SE Property, which equates to $758.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrower will be required to deposit with the lender all available cash (or such portion of available cash that will be allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to pay to the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (included in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The 2100 MLK Avenue SE Mortgage Loan documents require a hard lockbox with springing cash management. The borrower is required to cause all rents relating to the 2100 MLK Avenue SE Property to be transmitted directly by the tenants into a lender-controlled lockbox account and all rents received by the borrower or property manager are required to be deposited into the lockbox account within two business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the 2100 MLK Avenue SE Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount, (b) during the continuance of a mezzanine loan event of default, to the mezzanine loan monthly debt service subaccount, or (c) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of May 5, 2031, (ii) an event of default, (iii) if as of any calculation date the combined debt service coverage ratio for the 2100 MLK Avenue SE Mortgage Loan and the 2100 MLK Avenue SE Mezzanine Loan (as defined below) is less than 1.10x, (iv) the commencement of a Lease Sweep Period, or (v) the receipt by the lender of a mezzanine loan event of default notice, and will end, as applicable, if (x) the 2100 MLK Avenue SE Mortgage Loan and all other obligations under the 2100 MLK Avenue SE Mortgage Loan documents have been repaid in full or (y) the stated maturity date has not occurred and (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the combined debt service coverage ratio for the 2100 MLK Avenue SE Mortgage Loan and the 2100 MLK Avenue SE Mezzanine Loan is at least equal to 1.10x for two consecutive calendar quarters, (c) with respect to clause (iv) above, once the Lease Sweep Period has ended or (d) with respect to clause (v) above, once the lender receives a mezzanine loan event of default revocation notice.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of the term of any Major Lease; (ii) the date that is 12 months prior to the date on which a Major Tenant required under a Major Lease can exercise any option to terminate its lease; (iii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iv) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (v) any Major Tenant ceases doing business at or abandons it premises (i.e., “goes dark”) or gives notice that it intends to cease doing business at or abandon its premises at the 2100 MLK Avenue SE Property (provided that, for the purpose of clarification, substitution of another District of Columbia agency or instrumentality by the District of Columbia for occupancy of the demised premises at the 2100 MLK Avenue SE Property in accordance with the lease will not constitute the tenant ceasing to do business or abandoning it premises at the 2100 MLK Avenue SE Property under this clause (v) and further provided, that, this clause (v) excludes a temporary suspension of the conduct of business at the 2100 MLK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – 2100 MLK Avenue SE

Avenue SE Property due to a governmental order or issuance of a governmental policy restricting or otherwise limiting the use of the premises for the Major Tenant’s ordinary course business purposes); (vi) the occurrence and continuance (beyond any applicable notice and cure periods) of an event of default under any Major Lease by the applicable Major Tenant thereunder; (vii) the occurrence of a Major Tenant insolvency proceeding; (viii) the credit rating of the D.C. Department of General Services being downgraded below BBB by S&P (or its functional equivalent by any other rating agency); (ix) the occurrence of any interruption that continues for more than two consecutive days (or more than four consecutive calendar days in the event that such interruption is caused by a force majeure event, as defined within the D.C. Department of General Services lease); or (x) receipt by the lender or the borrower of a written notice of a Non-Appropriation Event (as defined below) from the D.C. Department of General Services or the borrower or the lender otherwise obtaining knowledge of a Non-Appropriation Event. A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the 2100 MLK Avenue SE Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or, (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing): (1) with respect to clauses (i), (ii), (iii), (iv) or (v) above, the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and entered into in accordance with the 2100 MLK Avenue SE Mortgage Loan documents, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (vi) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; (3) with respect to clause (vii) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; (4) with respect to clause (viii) above, upon the credit rating of the applicable Major Tenant being restored to at least BBB by S&P (or other functional equivalent by any other rating agency); (5) with respect to clause (ix) above, upon the termination of the interruption with no continuing abatement of any rent due to the interruption and the receipt by the lender of an estoppel certificate from the D.C. Department of General Services (or other evidence reasonably satisfactory to the lender) reaffirming the lease; or (6) with respect to clause (x) above, upon the rescission of the Non-Appropriation Event with appropriations available for the payment of all rent and other obligations under the D.C. Department of General Services lease for the calendar year for which such Non-Appropriation Event had occurred being available to the D.C. Department of General Services, and the receipt by the lender of an estoppel certificate for the D.C. Department of General Services (or other evidence reasonably satisfactory to the lender) confirming such appropriations and its obligations to pay rent and reaffirming the lease.

A “Major Lease” means the D.C. Department of General Services lease and any other lease which covers 15,000 or more rentable square feet of the improvements.

A “Major Tenant” is any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 15,000 or more rentable square feet of the improvements.

A “Non-Appropriation Event” is the failure either by the D.C. Department of General Services in any calendar year to appropriate funds sufficient and to be available to pay all rents and other amounts due and payable under the D.C. Department of General Services lease during the following calendar year or by the United States to timely approve of and authorize the appropriation of such funds by the D.C. Department of General Services.

Subordinate and Mezzanine Debt. Concurrently with the origination of the 2100 MLK Avenue SE Mortgage Loan, a $5,500,000 mezzanine loan was funded (the “2100 MLK Avenue SE Mezzanine Loan”), which is secured by the direct equity interests in the 2100 MLK Avenue SE Mortgage Loan borrower. The 2100 MLK Avenue SE Mezzanine Loan accrues interest at a rate of 12.00000% per annum and is coterminous with the 2100 MLK Avenue SE Mortgage Loan. Including the 2100 MLK Avenue SE Mortgage Loan and the 2100 MLK Avenue SE Mezzanine Loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 77.1%, 1.38x and 7.6%, respectively.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 8 – Berkshire Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 8 – Berkshire Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 8 – Berkshire Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 8 – Berkshire Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,600,000	Title:	Fee
Cut-off Date Principal Balance:	$25,600,000	Property Type – Subtype:	Industrial – Flex/R&D
% of IPB:	3.0%	Net Rentable Area (SF):	245,091
Loan Purpose:	Refinance	Location:	Plymouth, MN
Borrowers:	Berkshire Promenade LLC and Berkshire Equities LLC	Year Built / Renovated:	1969 / 2001, 2016
Borrower Sponsors:	Matthew J. Felton and William Felton	Occupancy(2):	93.3%
Interest Rate:	3.55933%	Occupancy Date:	4/1/2021
Note Date:	4/16/2021	4th Most Recent NOI (As of):	$2,302,101 (12/31/2018)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$2,383,702 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,469,831 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,491,149 (TTM 2/28/2021)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$4,220,033
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,527,893
Lockbox / Cash Management:	Springing	UW NOI:	$2,692,140
Additional Debt:	No	UW NCF:	$2,401,853
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,400,000 / $161
Additional Debt Type:	N/A	Appraisal Date:	3/8/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$104
Taxes:	$130,210	$65,105	N/A	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$2,042	N/A	Maturity Date LTV:	65.0%
TI/LC:	$400,000	$40,849	$1,950,000	UW NCF DSCR:	2.60x
Other:	$2,204,704	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,600,000		100.0%	Payoff Existing Debt(3)	$20,127,654	78.6%
				Upfront Reserves	2,734,914	10.7
				Return of Equity	1,622,533	6.3
				Closing Costs(4)	1,114,899	4.4
Total Sources	$25,600,000		100.0%	Total Uses	$25,600,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(2)	The Berkshire Corporate Center Property (as defined below) is 100.0% leased as of April 1, 2021. 16,469 square feet of space that was underwritten as vacant is occupied by VAA, LLC, which does not pay any base rent and is only required to pay common area maintenance fees (“CAM”). VAA, LLC’s space consists of interior space with no windows other than three skylights that VAA, LLC added during the buildout, and the borrower sponsors did not consider it fit to lease out after the previous tenant vacated. VAA, LLC agreed to build out the space, spending approximately $1 million to do so, in exchange for the right to lease the space for free through April 30, 2025. Additionally, 1,098 square feet of mechanical spaces was excluded since the space was not attributed any UW Base Rent.

(3)	Includes repayment of approximately $17.3 million of existing debt and approximately $2.9 million in defeasance costs.

(4)	Includes approximately $712,362 of leasing commissions which were paid at origination.

The Loan. The Berkshire Corporate Center mortgage loan (the “Berkshire Corporate Center Mortgage Loan”) has an original and Cut-off Date principal balance of $25,600,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a 245,091 square-foot industrial-flex/R&D property located in Plymouth, Minnesota (the “Berkshire Corporate Center Property”). The Berkshire Corporate Center Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Property. The Berkshire Corporate Center Property is a 245,091 square-foot industrial-flex/R&D building located in Plymouth, Minnesota, a suburb of Minneapolis. The Berkshire Corporate Center Property is situated on an 18.7-acre site with 913 parking spaces, resulting in a ratio of approximately 3.7 parking spaces per 1,000 square feet. The Berkshire Corporate Center Property is a single-story flex facility consisting of approximately 69% flex office space, 25% clean room/lab space and 6% warehouse space. Additionally, the Berkshire Corporate Center Property contains six dock-height loading doors, has 18-foot clear heights and a roof that was installed in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Berkshire Corporate Center

2016. As of April 1, 2021, the underwritten occupancy at the Berkshire Corporate Center Property was 93.3% (excluding mechanical space), however, the Berkshire Corporate Center Property is 100.0% leased to three tenants.

COVID-19 Update. As of May 26, 2021, the Berkshire Corporate Center Property was open and operating with some employees still working from home. The borrowers made the first debt service payment for the Berkshire Corporate Center Mortgage Loan in June 2021. As of May 26, 2021, all tenants were current on their lease obligations and had not requested rent relief. As of the date of this term sheet, the Berkshire Corporate Center Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Greatbatch, Ltd (122,821 square feet; 50.1% of the NRA; 53.3% of underwritten base rent): Greatbatch, Ltd was founded in 1970 and has patented over 325 inventions in the medical device field. In 2015, Greatbatch, Ltd acquired Lake Region Medical, and together the two were rebranded as Integer, and created one of the largest medical device suppliers in the world serving the cardiac, neuromodulation, vascular, orthopedics and advanced surgical markets. Lake Region Medical is the primary Integer subsidiary at this property, and its focus is on Device Level Assembly, Insert Molding, Micro Molding, Prototyping, Electrical Testing, Tube Processing, Welding - Laser & Resistant Spot, and Wire - Braiding, Extruding and Coiling. During 2020, Integer had approximately $185.5 million in adjusted EBITDA. Greatbatch, Ltd has been leasing space at the Berkshire Corporate Center Property since 2006, has expanded twice since its initial lease, and most recently in March 2021 exercised a renewal to extend its lease to the current lease expiration date of January 31, 2029. Greatbatch, Ltd has one six-year extension option remaining, and according to the borrower sponsors, has invested approximately $20 million to build out the clean room and lab space at the Berkshire Corporate Center Property. The Berkshire Corporate Center Mortgage Loan has been structured with an excess cash flow sweep 12 months prior to the Greatbatch, Ltd lease expiration date (please refer to the “Lockbox / Cash Management” section below).

VAA, LLC (54,544 square feet; 22.3% of the NRA; 23.6% of underwritten base rent): Founded in 1978, VAA, LLC is a Twin Cities-based engineering firm that offers nationwide engineering and expands international project efforts to architects, owners and design-build contractors. VAA, LLC specializes in bulk processing facilities, including material handling, transportation and export. The firm offers master planning, life-safety code analyses, track design and civil, structural, marine, mechanical, process and electrical engineering services. The Berkshire Corporate Center Property is VAA, LLC’s headquarters, and VAA, LLC has been located at the property since 2013. In 2017, VAA, LLC invested approximately $1 million to build out the 16,469 square foot space at the Berkshire Corporate Center Property, which had recently been vacated by a former tenant. In 2017, VAA, LLC renewed its lease at the Berkshire Corporate Center Property while simultaneously expanding into an additional 36,661 square feet. Its lease currently expires in April 2025 and includes one, five-year extension option.

Covidien d/b/a Medtronic (“Covidien”) (50,159 square feet; 20.5% of the NRA; 23.1% of underwritten base rent): Covidien was acquired by Medtronic in January 2015. Medtronic has operations in 150 countries, over 90,000 employees and manufactures products that treat 70 health conditions and include cardiac devices, cranial and spine robotics, insulin pumps, surgical tools and patient monitoring systems, among others. In addition to its operations at the Berkshire Corporate Center Property, Medtronic’s operational headquarters is located in Minneapolis within 15 miles of the Berkshire Corporate Center Property. Covidien has been located at the Berkshire Corporate Center Property since 2013 and in 2019, Covidien renewed its lease through September 2025. Covidien has one, five-year extension option remaining.

Environmental. According to a Phase I environmental assessment dated April 8, 2021, there was no evidence of any recognized environmental conditions at the Berkshire Corporate Center Property. Two historical recognized environmental conditions relating to past uses of the Berkshire Corporate Center Property were noted in the Phase I environmental assessment.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)(2)	Current(2)(3)
100.0%	100.0%	100.0%	93.3%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in Current Occupancy from Historical Occupancy is due to 16,469 square feet of space that was underwritten as vacant, which is currently occupied by VAA, LLC. VAA, LLC is only required to pay CAM on such space.

(3)	Current Occupancy is as of April 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Berkshire Corporate Center

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Expiration Date
Greatbatch, Ltd	NR/NR/NR	122,821	50.1%	$12.00	$1,473,852	53.3%	1/31/2029(3)
VAA, LLC	NR/NR/NR	54,544	22.3	11.93	650,734	23.6	4/30/2025(4)
Covidien	NR/NR/NR	50,159	20.5	12.73	638,524	23.1	9/30/2025(5)
Occupied Collateral Total / Wtd. Avg.		228,622(6)	93.3%	$12.09	$2,763,110	100.0%

Vacant Space(7)		16,469	6.7%

Collateral Total		245,091	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	UW Base Rent includes rent steps of $256,931 through April 2022.

(3)	Greatbatch, Ltd has one, six-year extension option.

(4)	VAA, LLC has one, five-year extension option.

(5)	Covidien has one, five-year extension option.

(6)	Includes 1,098 square feet of mechanical space. No UW Base Rent is attributed to this space.

(7)	Vacant Space includes 16,469 square feet of space that was underwritten as vacant, which is occupied by VAA, LLC. VAA, LLC is only required to pay CAM on such space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring(2)	Cumulative UW Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	16,469	6.7%	NAP	NAP	16,469	6.7%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	16,469	6.7%	$0	0.0%
2022	0	0	0.0	$0	0.0	16,469	6.7%	$0	0.0%
2023	0	0	0.0	$0	0.0	16,469	6.7%	$0	0.0%
2024	0	0	0.0	$0	0.0	16,469	6.7%	$0	0.0%
2025	2	104,703	42.7	$1,289,258	46.7	121,172	49.4%	$1,289,258	46.7%
2026	0	0	0.0	$0	0.0	121,172	49.4%	$1,289,258	46.7%
2027	0	0	0.0	$0	0.0	121,172	49.4%	$1,289,258	46.7%
2028	0	0	0.0	$0	0.0	121,172	49.4%	$1,289,258	46.7%
2029	1	122,821	50.1	$1,473,852	53.3	243,993	99.6%	$2,763,110	100.0%
2030	0	0	0.0	$0	0.0	243,993	99.6%	$2,763,110	100.0%
2031	0	0	0.0	$0	0.0	243,993	99.6%	$2,763,110	100.0%
2032 & Beyond(4)	0	1,098	0.4	$0	0.0	245,091	100.0%	$2,763,110	100.0%
Total	3	245,091	100.0%	$2,763,110	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	UW Base Rent includes rent steps of $256,931 through April 2022.

(3)	Vacant space includes 16,469 square feet of space that was underwritten as vacant, which VAA, LLC is currently occupying and is only required to pay CAM on.

(4)	Includes 1,098 square feet of mechanical space. No UW Base Rent is attributed to this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Berkshire Corporate Center

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,356,440	$2,426,380	$2,386,243	$2,404,655	$2,506,179	$10.23	56.9%
Rent Steps(3)	0	0	0	0	256,931	1.05	5.8
Vacant Income	0	0	0	0	185,935	0.76	4.2
Gross Potential Rent	$2,356,440	$2,426,380	$2,386,243	$2,404,655	$2,949,045	$12.03	66.9%
Total Reimbursements	1,213,801	1,293,720	1,380,387	1,376,325	1,456,923	5.94	33.1
Net Rental Income	$3,570,241	$3,720,100	$3,766,630	$3,780,980	$4,405,968	$17.98	100.0%
Other Income	0	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(185,935)	(0.76)	(4.2)
Effective Gross Income	$3,570,241	$3,720,100	$3,766,630	$3,780,980	$4,220,033	$17.22	95.8%
Total Expenses	$1,268,140	$1,336,398	$1,296,799	$1,289,831	$1,527,893	6.23	36.2
Net Operating Income	$2,302,101	$2,383,702	$2,469,831	$2,491,149	$2,692,140	$10.98	63.8%
Capital Expenditures	0	0	0	0	24,509	0.10	0.6
TI/LC	0	0	0	0	265,778	1.08	6.3
Net Cash Flow	$2,302,101	$2,383,702	$2,469,831	$2,491,149	$2,401,853	$9.80	56.9%
(1)	TTM represents the trailing 12 months ending February 28, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps reflect rent steps of $256,931 through April 2022.

The Market. The Berkshire Corporate Center Property is located in Plymouth, Minnesota, approximately 10 miles west of the Minneapolis CBD and 20 miles west of the St. Paul-Bloomington CBD. As of 2018, Minneapolis and St. Paul-Bloomington, together known as the Twin Cities metropolitan statistical area (“MSA”), make up the 16th largest MSA in the U.S., and the Twin Cities MSA is home to 15 Fortune 500 company headquarters. Access to the Berkshire Corporate Center Property is provided by Interstate 494 and MN Highway 55, each of which is less than 1.5 miles from the Berkshire Corporate Center Property.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Berkshire Corporate Center Property was approximately 3,117, 63,757 and 165,650, respectively, and the estimated 2020 average household income within the same radii was approximately $101,316, $134,013 and $129,593, respectively. The Berkshire Corporate Center Property is situated within the Minneapolis – MN industrial market, in the Northwest industrial submarket. As of the fourth quarter 2020, the Northwest submarket reported a total inventory of approximately 71.2 million square feet with a 6.1% vacancy rate. The appraisal concluded to a market rent of $12.00 PSF for the Berkshire Corporate Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Berkshire Corporate Center

The following table presents certain information relating to comparable industrial rentals for the Berkshire Corporate Center Property identified in the appraisal:

Comparable Industrial Rentals(1)
Property / Address	Year Built/ Renov.	Total NRA (SF)	Tenant Name	Lease Date/Term (Years)	Lease Area (SF)	Annual Base Rent PSF
Berkshire Corporate Center 2300 Berkshire Lane North Plymouth, MN	1969 / 2001, 2016	245,091(2)	Various	Various	Various	Various
Northwest Business Center I 2905 Northwest Boulevard, Plymouth, MN 55441	1985 / NAP	84,765	Confidential Confidential	Jun-21 / 5.3 May-20 / 5.2	27,204 4,785	$11.00 $11.50
Northwest Business Center III 2955 Xenium Lane North, Plymouth, MN 55441	1985 / NAP	24,766	Confidential	Mar-21 / 5.8	19,851	$13.11
Vicksburg Business Center 2800 Vicksburg Lane North, Plymouth, MN 55447	1987 / 2016	152,627	Confidential Confidential	Dec-20 / 8.1 Mar-18 / 10.5	17,622 41,134	$14.18 $13.50
6655 Wedgewood 6655 Wedgwood Road North, Maple Grove, MN 55311	1989 / NAP	123,854	MDCM Solutions 4C Medical Technologies	Jun-20 / 6.1 May-19 / 6.5	13,049 28,120	$8.04 $11.02
Southtech Plaza 9401 and 9555 James Avenue South, Bloomington, MN 554311	1986 / 1987	229,674	Confidential Confidential Confidential	Nov-19 / 7.3 Sep-19 / 5.4 Apr-18 / 5.0	10,165 9,434 11,771	$12.50 $9.25 $7.89
Eden Prairie Light Industrial Portfolio Various, Eden Prairie, MN 55344	1991 / NAP	194,570	Confidential Confidential	Apr-19 / 8.0 Feb-19 / 3.0	19,639 6,726	$8.76 $14.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The following table presents certain information relating to comparable industrial sales for the Berkshire Corporate Center Property as identified in the appraisal:

Comparable Industrial Sales(1)
Property / Address	Year Built/ Renov.	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Berkshire Corporate Center 2300 Berkshire Lane North Plymouth, MN	1969 / 2001, 2016	245,091(2)	93.3%(2)	N/A	N/A	N/A	N/A
Willow Creek Plaza, 9800 Shelard Parkway Plymouth, MN 55441	1987 / 2020	46,028	92%	Dec-20	$7,650,000	$166.20	$166.20
West End Office Park, 1660 Highway 100 South St. Louis Park, MN 55416	1968 / NAP	567,889	87%	Jan-20	$130,800,000	$230.33	$230.33
6655 Wedgewood, 6655 Wedgwood Road North Maple Grove, MN 55311	1989 / NAP	123,854	96%	Sep-20	$14,725,000	$118.89	$118.89
Midway Business Center, 1771 Energy Park Drive St. Paul, MN 55108	2016 / NAP	189,746	100%	Mar-20	$23,800,000	$125.43	$125.43
Bayer Crop Science Industrial, 1451 Dean Lakes Shakopee, MN 55379	2015 / NAP	136,589	100%	Nov-19	$17,550,000	$128.49	$128.49
Northpark II Industrial, 10301 Xylon Avenue North Brooklyn Park, MN 55445	2017 / NAP	200,670	100%	Aug-19	$22,323,831	$111.25	$111.25
Oakdale Interstate Center, 550 Hale Avenue North Oakdale, MN 55128	1996 / NAP	100,600	100%	Apr-19	$9,000,000	$89.46	$89.46
Hampshire Technology Center, 10900 Hampshire Avenue South Bloomington, MN 55438	1998 / NAP	144,441	70%	Mar-19	$11,850,000	$82.04	$91.46
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 8 – Berkshire Corporate Center

The Borrowers. The borrowing entities are two tenants-in-common, Berkshire Promenade LLC and Berkshire Equities LLC (the “Berkshire Corporate Center Borrowers”), both of which are controlled by the borrower sponsors. Each borrowing entity is a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the Berkshire Corporate Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Berkshire Corporate Center Mortgage Loan.

The Borrower Sponsors. The Berkshire Corporate Center Mortgage Loan borrower sponsors are Matthew J. Felton and William Felton. Matthew J. Felton is the chief executive officer of Felton Properties, Inc. Matthew J. Felton and William Felton founded Felton Properties Inc. in 1997. Felton Properties, Inc. owns and manages nearly three million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties, Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past ten years representing over $600 million in transactional volume. Matthew Felton has one prior default on a loan that was originated in 2007. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Berkshire Corporate Center Property is managed by Amber Felton Management Corporation, an affiliate of the borrower sponsors.

Escrows and Reserves.

Tax Escrows – The Berkshire Corporate Center Borrowers deposited approximately $130,210 into a real estate tax reserve at origination and are required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes (initially approximately $65,105).

Insurance Escrows – On a monthly basis, the Berkshire Corporate Center Borrowers are required to escrow 1/12th of the annual estimated insurance payments if the Berkshire Corporate Center Borrowers do not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the Berkshire Corporate Center Borrowers are required to escrow approximately $2,042 for replacement reserves (equal to approximately $0.10 per square foot annually).

TI/LC Reserve – The Berkshire Corporate Center Borrowers deposited $400,000 into a tenant improvements and leasing commissions reserve at origination and are required to escrow an ongoing monthly tenant improvements and leasing commissions reserve payment of approximately $40,849 (equal to approximately $2.00 per square foot annually) subject to a cap of $1,950,000. If no event of default has occurred and is continuing, upon the occurrence of both (i) either (a) Covidien extending its lease for 100% of its space for at least five years or (b) a third party signing a lease for 100% of the Covidien space for at least five years, and (ii) either (a) VAA, LLC extending its lease for 100% of its space for at least five years or (b) a thirty party signing a lease for 100% of the VAA, LLC space for at least five years, the lender will be required to disburse to the Berkshire Corporate Center Borrowers all sums on deposit above $1,000,000, however, the Berkshire Corporate Center Borrowers will be required to continue making payments subject to the $1,950,000 cap. Additionally, if no event of default has occurred and is continuing, upon the occurrence of (i) Greatbatch, Ltd extending its lease for 100% of its space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date or (ii) a third party tenant signing a lease for 100% of the Greatbatch, Ltd space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date, the lender will be required to disburse all sums on deposit above $1,000,000 to the Berkshire Corporate Center Borrowers, and the TI/LC reserve cap will be reduced to $1,000,000. Provided no event of default has occurred and is continuing, upon the occurrence of (A) (i) Greatbatch, Ltd extending its lease for 100% of its space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date or (ii) a third party tenant signing a lease for 100% of the Greatbatch, Ltd space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date and (B) both (i) either (a) Covidien extending its lease for 100% of its space for a term expiring no earlier than two years past the maturity date or (b) a third party signing a lease for 100% of the Covidien space for a term expiring no earlier than two years past the maturity date, and (ii) either (a) VAA, LLC extending its lease for 100% of its space for a term expiring no earlier than two years past the maturity date or (b) a third party signing a lease for 100% of the VAA, LLC space for a term expiring no earlier than two years past the maturity date, then the lender will be required to disburse all remaining TI/LC reserve funds and the Berkshire Corporate Center Borrowers’ obligation to make monthly deposits into the TI/LC reserve will be terminated.

Required Repair Reserves – The Berkshire Corporate Center Borrowers escrowed $3,750 at origination to cover $3,000 of immediate repairs identified in the engineering report.

Outstanding TI/LC Reserve – The Berkshire Corporate Center Borrowers escrowed $2,200,954 at origination to cover outstanding tenant improvements for Covidien and Greatbatch, Ltd.

Anchor Tenant Reserve – The Berkshire Corporate Center Borrowers will be required to deposit excess cash flow into the anchor tenant reserve account upon the occurrence of an Anchor Tenant Non-Renewal Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 8 – Berkshire Corporate Center

Lockbox / Cash Management. The Berkshire Corporate Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the Berkshire Corporate Center Borrowers are required to establish an eligible account and deliver tenant direction letters directing tenants to pay all rent and other sums directly into the eligible account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Berkshire Corporate Center Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Trigger Period caused by clause (i) or (ii) below, the excess cash flow subaccount, or (b) to the extent that an Anchor Tenant Non-Renewal Trigger Event is in effect, to the anchor tenant reserve subaccount.

A “Trigger Period” will commence upon any of the following: (i) the occurrence of an event of default, (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule being less than 1.15x (1.73x reflects the interest-only debt service coverage ratio equivalent) for two consecutive calendar quarters, or (iii) the commencement of an Anchor Tenant Non-Renewal Trigger Event. A Trigger Period will end (a) with respect to clause (i) above, upon the end of such event of default, (b) with respect to clause (ii) above, upon the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.20x (1.81x reflects the interest only debt service coverage ratio equivalent) for two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon an Anchor Tenant Non-Renewal Trigger Event Cure (as defined below). Additionally, if a Trigger Period is caused by clause (ii) above, the Berkshire Corporate Center Borrowers will have the option to cure the Trigger Period by depositing cash, or delivering a letter of credit within 10 days in an amount equal to the amount that would be required to cause the debt service coverage ratio to equal 1.20x (1.81x reflects the interest only debt service coverage ratio equivalent).

An “Anchor Tenant Non-Renewal Trigger Event” will commence upon any of the following: (i) the date 12 months prior to the expiration date of the Greatbatch, Ltd lease, assuming no extension or Replacement Tenant Cure Event (as defined below) has occurred, (ii) Greatbatch, Ltd giving notice of its intention to terminate or actually terminating its lease, or (iii) Greatbatch, Ltd giving notice that it does not intend to renew its lease.

A “Replacement Tenant Cure Event” means no less than 80% of the Greatbatch, Ltd space, or provided that Greatbatch, Ltd renews a portion of its space, the debt service coverage ratio (including the renewal and the new lease) remains at least equal to the debt service coverage ratio immediately prior to the lease renewal, no less than 65% of the Greatbatch, Ltd space, has been leased to one or more third party tenants for at least two years at a rental rate equal to or greater than $8.50 net effective rent per square foot per annum on a triple net basis.

An “Anchor Tenant Non-Renewal Trigger Event Cure” means the first to occur of (i) Greatbatch, Ltd extending or renewing at least 80% of its leased space for no less than two years pursuant to a Net Rent Threshold Lease (as defined below), (ii) a Replacement Tenant Cure Event, or (iii) the Berkshire Corporate Center Borrowers depositing either cash or a letter of credit in an amount equal to $1,000,000 into the anchor tenant reserve account.

A “Net Rent Threshold Lease” means any Major Lease (as defined below) with (i) a rental rate of $8.50 net effective rent per square foot per annum, and (ii) a net effective rent equal to or greater than $6.25 per square foot per annum, which amount represents a net effective rent under a triple net lease.

A “Major Lease” means a lease that is (i) for 40,000 square feet or more, (ii) includes any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Berkshire Corporate Center Property, or (iii) includes any instrument guaranteeing or providing credit support for a lease meeting requirements (i) and/or (ii) above.

Subordinate and Mezzanine Debt. The Berkshire Corporate Center Borrowers are permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the Berkshire Corporate Center Mortgage Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the Berkshire Corporate Center Mortgage Loan and the mezzanine loan is no greater than 65.0%; (iii) the actual combined debt service coverage ratio based on the Berkshire Corporate Center Mortgage Loan and the mezzanine loan amortizing debt service based on a 30-year amortization schedule is no less than 2.60x (3.91x reflects the interest-only debt service coverage ratio equivalent); (iv) the actual combined debt yield based on the Berkshire Corporate Center Mortgage Loan and the mezzanine loan is no less than 9.38%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation and (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Office – Flex
% of IPB:	3.0%	Net Rentable Area (SF):	182,491
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	80 Richards Owner, LLC	Year Built / Renovated:	1917, 1981 / 2017-2019
Borrower Sponsor:	Nathan Accad	Occupancy:	100.0%
Interest Rate:	2.81620%	Occupancy Date:	6/10/2021
Note Date:	6/11/2021	4th Most Recent NOI (As of)(2):	$1,045,965 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	$1,613,984 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$2,170,011 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,319,072 (TTM 3/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,943,433
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$1,112,766
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,830,667
Additional Debt:	No	UW NCF:	$2,588,386
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,000,000 / $296
Additional Debt Type:	N/A	Appraisal Date:	3/19/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$0	$41,825	N/A	Maturity Date Loan / SF:	$137
Insurance:	$15,575	$16,706	N/A	Cut-off Date LTV:	46.3%
Replacement Reserve:	$0	$2,281	$82,121	Maturity Date LTV:	46.3%
TI/LC Reserve:	$0	$6,083	$456,278	UW NCF DSCR:	3.63x
Rent Concession Reserve:	$165,479	$0	N/A	UW NOI Debt Yield:	11.3%
Existing Violations Reserve:	$45,536	$0	N/A
Material Tenant Rollover Reserve:	$0	Springing	Various
DSCR Trigger Suspension Reserve:	$0	Springing	N/A

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000		100.0%	Loan Payoff	$13,893,301	55.6%
				Return of Equity	9,181,358	36.7
				Closing Costs	1,698,751	6.8
				Upfront Reserves	226,589	0.9
Total Sources	$25,000,000		100.0%	Total Uses	$25,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Historical NOI figures include an additional property (Lot 11, representing 3.1% of combined NRA) that is not part of the collateral. The increase in UW NOI from Most Recent NOI is primarily driven by rent steps of $129,940 through May 2022, Idea Nuova Inc.’s (“Idea Nuova”) rent increasing by $200,000 and leasing related to John Robinson Design, Inc., Apparatus LLC (“Apparatus”) and Color Card Studios, LLC. At origination, $165,479 was reserved for outstanding rent concessions owed to Apparatus.

The Loan. The 80 Richards Street mortgage loan (the “80 Richards Street Mortgage Loan”) has an original and Cut-off Date principal balance of $25,000,000 and is secured by the borrower’s fee interest in a 182,491 square foot office flex property located in Brooklyn, New York (the “80 Richards Street Property”). The 80 Richards Street Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 80 Richards Street Property is a 182,491 square-foot Class B multi-tenant office flex property consisting of two buildings that were developed in 1917 and 1981 and renovated from 2017 through 2019. The borrower sponsor acquired the 80 Richards Street Property in December 2003 for approximately $8.7 million. Since acquisition, the borrower sponsor has invested approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

$12.0 million in capital improvements and approximately $750,000 in soft costs. From 2017 through 2019, approximately $4.8 million was spent to transform the 80 Richards Street Property to a multi-tenant flex/warehouse with a focus on art/design and creative tenants. The 80 Richards Street Property is 100.0% occupied by 15 tenants as of June 10, 2021.

COVID-19 Update. As of June 17, 2021, the 80 Richards Street Property is open and operating. For April 2021, tenants representing approximately 84.4% of the occupied square footage at the 80 Richards Street Property made full rental payments and tenants representing approximately 97.8% of April’s base rent made full or partial rental payments. Tenants paying partial rent for April 2021 include Filmtrade Equipment Rentals Inc (94.3% of April’s base rent), City Glass & Architectural Metal Gc Inc (98.2% of April’s base rent) and JH Studio LLC (75.7% of April’s base rent) (collectively representing 15.6% of the NRA and 15.1% of the underwritten base rent), with such tenants collectively paying 86.6% of April’s base rent. For May 2021, tenants representing approximately 80.8% of the occupied square footage at the 80 Richards Street Property made full rental payments and tenants representing approximately 94.2% of May’s base rent made full or partial rental payments. Tenants paying partial rent for May 2021 include Filmtrade Equipment Rentals Inc (94.3% of May’s base rent), City Glass & Architectural Metal Gc Inc (50.0% of May’s base rent), JH Studio LLC (75.7% of May’s base rent), Caroline Z Hurley LLC (96.0% of May’s base rent) and Greene Naftali Gallery Inc. (17.2% of May’s base rent) (collectively representing 19.2% of the NRA and 18.8% of the underwritten base rent), with such tenants collectively paying 71.2% of May’s base rent. The first debt service payment date for the 80 Richards Street Mortgage Loan is in July 2021. As of the date of this term sheet, the 80 Richards Street Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Apparatus (37,524 square feet; 20.6% of the NRA; 16.5% of the underwritten base rent). Founded in 2012, Apparatus is a New York based design studio that has been featured in Architectural Digest, T Magazine, World of Interiors, Vogue, Wallpaper and several international editions of Architectural Digest and Elle Décor. Apparatus has showrooms located in New York, Los Angeles and Milan. The studio features many hand-finished sculptural pieces created using marble, suede, horsehair, lacquer and porcelain. Apparatus currently occupies 37,524 square feet under a lease that expires on July 31, 2030 and has no termination options.

Idea Nuova (37,500 square feet; 20.5% of the NRA; 23.2% of the underwritten base rent). Founded in 1987, Idea Nuova, an affiliate of the borrower, is a family-owned, family-run business specializing in home décor products. Idea Nuova has partnered with some of the largest global retailers including Aldi, Amazon, At Home, Bed Bath & Beyond, Burlington, HomeGoods, Macy’s, Ross Dress for Less, Target, Walmart and Wayfair. Idea Nuova currently occupies 37,500 square feet under a lease that expires on February 28, 2026 and has no termination options. Idea Nuova has one, 10-year renewal option remaining.

Mary Howard Studio LLC (32,389 square feet; 17.7% of the NRA; 17.9% of the underwritten base rent). Mary Howard Studio LLC (“Mary Howard Studio”) is an international creative talent agency representing production designers, set designers and creative directors. Mary Howard Studio’s advertising clients include Adidas, American Express, Balenciaga, Dior, Fendi, Jimmy Choo, Louis Vuitton, Michael Kors, the NFL, Sprite, Sunglass Hut, Versace and Zara. Mary Howard Studio currently occupies a total of 32,389 square feet under three separate leases. Two leases for a total of 21,204 square feet have an expiration date of March 31, 2027 and one lease for 11,185 square feet has an expiration date of August 31, 2027. Mary Howard Studio may terminate its lease for the 11,185 square foot space if (a) there has been a separation of the photo studio business formerly operated by Oliver Hicks and his NorthSix Company from the prop fabrication business of Mary Howard and her Mary Howard Studio, (b) Mary Howard Studio provides at least five months' notice and (c) Mary Howard Studio pays a termination fee of $61,500, either in cash or withdrawn from the security deposit. Mary Howard Studio has one, five-year renewal option remaining.

Environmental. According to a Phase I environmental site assessment dated March 29, 2021, there was no evidence of any recognized environmental conditions at the 80 Richards Street Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 10, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Apparatus LLC	NR/NR/NR	37,524	20.6%	$17.08	$640,912	16.5%	7/31/2030
Idea Nuova Inc.	NR/NR/NR	37,500	20.5	24.00	900,000	23.2	2/28/2026(3)
Mary Howard Studio LLC	NR/NR/NR	32,389	17.7	21.48	695,598	17.9	Various(4)
Supervision Art Services Inc	NR/NR/NR	16,829	9.2	23.28	391,733	10.1	2/13/2029
JH Studio LLC	NR/NR/NR	12,764	7.0	21.45	273,774	7.1	Various(5)
Major Tenants		137,006	75.1%	$21.18	$2,902,017	74.9%

Other Tenants		45,485	24.9%	$21.41	$973,639	25.1%

Occupied Collateral Total / Wtd. Avg.		182,491	100.0%	$21.24	$3,875,656	100.0%

Vacant Space		0	0.0%

Collateral Total		182,491	100.0%

(1)	Based on the underwritten rent roll dated June 10, 2021.
(2)	UW Base Rent PSF and UW Base Rent include rent steps of $129,940 through May 2022.
(3)	Idea Nuova has one, 10-year renewal option remaining.
(4)	Mary Howard Studio occupies a total of 32,389 square feet under three separate leases. Two leases for a total of 21,204 square feet have an expiration date of March 31, 2027 and one lease for 11,185 square feet has an expiration date of August 31, 2027. Mary Howard Studio may terminate its lease for the 11,185 square foot space if (a) there has been a separation of the photo studio business formerly operated by Oliver Hicks and his NorthSix Company from the prop fabrication business of Mary Howard and her Mary Howard Studio, (b) Mary Howard Studio provides at least five months' notice and (c) Mary Howard Studio pays a termination fee of $61,500, either in cash or withdrawn from the security deposit. Mary Howard Studio has one, five-year renewal option remaining.
(5)	JH Studio LLC leases 2,346 square feet through November 30, 2021 and 10,418 square feet through December 31, 2024 under one lease. The 10,418 square foot space has one, three-year renewal option remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021	4(4)	13,047	7.1	$273,327	7.1%	13,047	7.1%	$273,327	7.1%
2022	2	11,819	6.5	255,607	6.6	24,866	13.6%	$528,935	13.6%
2023	0	0	0.0	0	0.0	24,866	13.6%	$528,935	13.6%
2024	3(4)	19,514	10.7	403,839	10.4	44,380	24.3%	$932,773	24.1%
2025	1	1,712	0.9	40,788	1.1	46,092	25.3%	$973,561	25.1%
2026	3	49,657	27.2	1,173,852	30.3	95,749	52.5%	$2,147,413	55.4%
2027	3	32,389	17.7	695,598	17.9	128,138	70.2%	$2,843,011	73.4%
2028	0	0	0.0	0	0.0	128,138	70.2%	$2,843,011	73.4%
2029	1	16,829	9.2	391,733	10.1	144,967	79.4%	$3,234,743	83.5%
2030	1	37,524	20.6	640,912	16.5	182,491	100.0%	$3,875,656	100.0%
2031	0	0	0.0	0	0.0	182,491	100.0%	$3,875,656	100.0%
2032 & Beyond	0	0	0.0	0	0.0	182,491	100.0%	$3,875,656	100.0%
Total	17	182,491	100.0%	$3,875,656	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of $129,940 through May 2022.
(4)	JH Studio LLC leases 2,346 square feet through November 30, 2021 and 10,418 square feet through December 31, 2024 under one lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020(1)	TTM(1)(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)	$1,688,324	$2,329,839	$2,972,226	$3,088,276	$3,875,656	$21.24	96.4%
Total Reimbursements	0	0	103,682	133,194	142,712	0.78	3.6
Net Rental Income	$1,688,324	$2,329,839	$3,075,908	$3,221,470	$4,018,367	$22.02	100.0%
Other Income(5)	149,893	154,760	165,590	164,392	125,984	0.69	3.1
(Vacancy/Credit Loss)	0	0	0	0	(200,918)	(1.10)	(5.0)
Effective Gross Income	$1,838,217	$2,484,599	$3,241,498	$3,385,862	$3,943,433	$21.61	98.1%
Total Expenses	$792,252	$870,615	$1,071,487	$1,066,790	$1,112,766	$6.10	28.2%
Net Operating Income(6)	$1,045,965	$1,613,984	$2,170,011	$2,319,072	$2,830,667	$15.51	71.8%
Capital Expenditures	0	0	0	0	27,374	0.15	0.7
TI/LC	94,498	87,422	0	0	214,908	1.18	5.4
Net Cash Flow	$951,467	$1,526,562	$2,170,011	$2,319,072	$2,588,386	$14.18	65.6%
(1)	2018 through TTM figures include an additional property (Lot 11, representing 3.1% of combined NRA) that is not part of the collateral.
(2)	TTM represents the trailing 12 months ending March 31, 2021.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated June 10, 2021 and includes rent steps of $129,940 through May 2022.
(5)	Underwritten Other Income consists of revenue from the antenna tenants, inclusive of a 5.0% vacancy adjustment, and late fees.
(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by rent steps of $129,940 through May 2022, Idea Nuova’s rent increasing by $200,000 and leasing related to John Robinson Design, Inc., Apparatus and Color Card Studios, LLC. At origination, $165,479 was reserved for outstanding rent concessions owed to Apparatus.

The Market. The 80 Richards Street Property is located in the Red Hook neighborhood of Brooklyn, New York. The immediate area surrounding the 80 Richards Street Property consists of commercial, industrial and residential buildings with ground floor retail space. The 80 Richards Street Property is located approximately 0.7 miles from I-278. LaGuardia Airport and John F. Kennedy International Airport are located approximately 11.5 miles and 13.2 miles, respectively, from the 80 Richards Street Property. The B61 route New York City Transit bus stop and Carroll Street subway station are located approximately 0.4 miles and 0.9 miles, respectively, from the 80 Richards Street Property. The Red Hook Ferry Terminal is located approximately 0.7 miles from the 80 Richards Street Property.

According to a third-party market report, as of March 3, 2021, the New York office market had an inventory of approximately 952.3 million square feet, overall vacancy of approximately 10.8% and average asking rents of $57.26 per square foot. According to a third-party market report, as of March 3, 2021, the North Brooklyn office submarket had an inventory of approximately 17.6 million square feet, overall vacancy of approximately 16.7% and average asking rents of $41.74 per square foot. According to a third-party market report, as of May 19, 2021, the New York industrial market had an inventory of approximately 834.2 million square feet, overall vacancy of approximately 4.4% and average asking rents of $14.94 per square foot. According to a third-party market report, as of April 19, 2021, the North Brooklyn industrial submarket had an inventory of approximately 61.7 million square feet, overall vacancy of approximately 5.5% and average asking rents of $26.45 per square foot.

According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 80 Richards Street Property is 40,990, 696,127 and 2,436,144, respectively. The estimated 2021 average household income within the same radii is $184,981, $155,481 and $133,359, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 9 – 80 Richards Street

The following table presents certain information relating to comparable office leases for the 80 Richards Street Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
80 Richards Street and 76 Verona Street Brooklyn, NY	1917, 1981	182,491(2)	Various	Various	$21.24(2)	Various	Various	Modified Gross
1058 Pacific Street Brooklyn, NY	1930	12,870	Coast to Coast	2,800	$25.00	Q3 2020	10.0 Yrs.	Modified Gross
132 32nd Street Brooklyn, NY	2016	116,438	Estuniga	22,000	$25.00	Q3 2020	10.0 Yrs.	Modified Gross
1000 Dean Street Brooklyn, NY	1920, 2014	150,077	PhotosbyKai	496	$21.00	Q3 2020	1.0 Yr.	Modified Gross
299 3rd Avenue Brooklyn, NY	1931	6,000	Ark	2,000	$29.00	Q2 2020	3.0 Yrs.	Modified Gross
25 Elm Place Brooklyn, NY	1920	146,000	Goodwill Industries	30,816	$30.00	Q2 2020	10.0 Yrs.	Modified Gross
127 King Street Brooklyn, NY	1987	3,480	World Arts East Inc	1,740	$20.69	Q1 2020	2.0 Yrs.	Modified Gross
116 King Street Brooklyn, NY	1980	11,900	King Street Studio	5,800	$20.00	Q4 2019	15.0 Yrs.	Modified Gross
41 Clinton Avenue Brooklyn, NY	1951	12,000	GNB Collision	3,550	$23.66	Q2 2019	5.0 Yrs.	Modified Gross
161 21st Street Brooklyn, NY	1980	2,500	Kennedy Construction Services	2,500	$19.20	Q1 2020	5.0 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2021 with rent steps totaling $129,940 through May 2022.

The following table presents certain information relating to comparable industrial and office sales for the 80 Richards Street Property:

Comparable Industrial and Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
80 Richards Street and 76 Verona Street Brooklyn, NY	NAP	182,491(2)	100.0%(2)	NAP	NAP	NAP
27-11 49th Avenue Long Island City, NY	Aug-2020	215,000	100.0%	$75,000,000	$348.84	$261.63
455 Jefferson Street Brooklyn, NY	Jun-2020	118,900	0.0%	$44,000,000	$370.06	$333.05
1000-1002 Dean Street Brooklyn, NY	Jun-2019	170,183	100.0%	$55,950,000	$328.76	$281.09
1250 Atlantic Avenue Brooklyn, NY	Jan-2019	92,500	0.0%	$23,500,000	$254.05	$289.62
57-47 47th Street Maspeth, NY	Jan-2019	75,000	100.0%	$22,125,000	$295.00	$266.24
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2021.

The Borrower. The borrower is 80 Richards Owner, LLC, a single purpose, bankruptcy-remote Delaware limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the 80 Richards Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Nathan Accad. Nathan Accad and his brother, Benjamin Akkad, own and operate HH Equities, which invests in real estate properties, domestic manufacturing factories and wholesale distribution of branded product throughout the United States. Their real estate portfolio includes 18 investment properties throughout New York City, inclusive of the 80 Richards Street Property.

Property Management. The 80 Richards Street Property is managed by HHRE Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $15,575 for insurance premiums, (ii) $165,479 for rent concessions owed to Apparatus and (iii) $45,536 to cure and remove all existing building and fire code violations at the 80 Richards Street Property (no physical work or repair is required).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 80 Richards Street

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $41,825.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $16,706.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,281 for replacement reserves, subject to a cap of $82,121.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $6,083 for tenant improvements and leasing commissions, subject to a cap of $456,278.

Material Tenant Rollover Reserve – On a monthly basis during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow excess funds to a sub-account for each Material Tenant (as defined below), subject to a cap of $30.00 per square foot of the space leased by such Material Tenant.

DSCR Trigger Suspension Reserve – The borrower has the right to deliver to lender approximately $142,863 (the “DSCR Trigger Suspension Payment”) to suspend a Cash Management Trigger Event (as defined below) or a Cash Sweep Period (as defined below) for a period of 12 months if either such event is caused solely by the debt service coverage ratio being less than 1.20x. The borrower has the right to continue such suspension by making an additional DSCR Trigger Suspension Payment if the debt service coverage ratio is not equal to or greater than 1.20x for two consecutive quarters.

Lockbox / Cash Management. The 80 Richards Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event, the borrower is required to deliver written instructions to tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The 80 Richards Street Mortgage Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 80 Richards Street Mortgage Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 80 Richards Street Mortgage Loan and the Approved Mezzanine Loan (as defined below), operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Period has occurred and is continuing (other than a Cash Sweep Period caused solely by the occurrence of an event of default under the Approved Mezzanine Loan documents), to an excess cash flow account, (c) if the Approved Mezzanine Loan is outstanding and a Cash Sweep Period is caused solely by the occurrence of an event of default under such loan documents, to the Approved Mezzanine Loan lender or (d) if no Material Tenant Trigger Event, Cash Sweep Period or event of default under the Approved Mezzanine Loan documents has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the 80 Richards Street Mortgage Loan documents, (ii) a bankruptcy action of the borrower, the guarantor, the key principal or the property manager, (iii) any determination by the lender that the debt service coverage ratio is less than 1.20x (provided that, so long as no other Cash Management Trigger Event has occurred and is continuing, the borrower has the right to suspend such Cash Management Trigger Event by delivering the DSCR Trigger Suspension Payment to the lender), (iv) an indictment for fraud or misappropriation of funds by the borrower, the guarantor, the key principal or the property manager (provided, that in the case of a third party property manager, such indictment is related to the 80 Richards Street Property), (v) a Material Tenant Trigger Event, or (vi) an event of default under the Approved Mezzanine Loan documents. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the key principal’s or the property manager’s monetary obligations, or the property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of the affiliated property manager with a qualified property manager under a replacement property management agreement; with regard to clause (v) above, the cure of such Material Tenant Trigger Event; or with regard to clause (vi) above, the end of such event of default.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default under the 80 Richards Street Mortgage Loan documents, (ii) a bankruptcy action of the borrower, the guarantor, the key principal or the affiliated property manager, (iii) any determination by the lender that the debt service coverage ratio is less than 1.20x (provided that, so long as no other Cash Sweep Period has occurred and is continuing, the borrower has the right to suspend such Cash Sweep Period by delivering the DSCR Trigger Suspension Payment to the lender), or (iv) an event of default under the Approved Mezzanine Loan documents. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantor or the key principal, or within 120 days for the affiliated property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 80 Richards Street

key principal’s or the affiliated property manager’s monetary obligations, or the affiliated property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; or with regard to clause (iv) above, the end of such event of default.

A “Material Tenant Trigger Event” will commence upon the debt service coverage ratio decreasing below 1.20x and the earliest to occur of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part, including in connection with the exercise of any contraction option), or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (vii) above, the applicable Material Tenant having re-commenced its operations and no longer being dark, and having not vacated or ceased to conduct business; or with regard to clauses (i) through (vii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

A “Material Tenant” means any tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) covers no less than 30.0% of the total rentable square footage of the 80 Richards Street Property or (y) requires the payment of base rent that is no less than 30.0% of the total in-place base rent at the 80 Richards Street Property.

Subordinate and Mezzanine Debt. The 80 Richards Street Mortgage Loan documents permit an affiliate of the borrower to incur future mezzanine debt subject to satisfaction of certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the 80 Richards Street Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 46.3%, (b) the debt yield is not less than 10.3% and (c) the debt service coverage ratio is not less than 3.59x; and (iii) receipt of a rating agency confirmation (the “Approved Mezzanine Loan”).

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,600,000	Title:	Fee
Cut-off Date Principal Balance:	$24,600,000	Property Type – Subtype:	Office - Suburban
% of IPB:	2.9%	Net Rentable Area (SF):	155,795
Loan Purpose:	Acquisition	Location:	Lake Forest, CA
Borrower:	KB Palm Terrace, DST	Year Built / Renovated:	2000 / NAP
Borrower Sponsor:	Jeff Pori	Occupancy:	100.0%
Interest Rate:	3.82000%	Occupancy Date:	5/1/2021
Note Date:	6/1/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/1/2031	3rd Most Recent NOI (As of):	$1,770,390 (12/31/2019)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$1,936,997 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,941,246 (TTM 4/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,022,310
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,415,447
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,606,863
Additional Debt:	No	UW NCF:	$2,606,863
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,000,000 / $263
Additional Debt Type:	N/A	Appraisal Date:	4/20/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$158
Taxes:	$178,010	$35,602	N/A	Maturity Date Loan / SF:	$139
Insurance:	$10,051	$2,513	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$500,000	$0	N/A	Maturity Date LTV:	53.0%
TI/LC:	$3,500,000	Springing	$2,250,000	UW NCF DSCR:	1.89x
Free Rent Reserve:	$572,255	$0	N/A	UW NOI Debt Yield:	10.6%
Aware TI/LC Reserve:	$65,084	$0	N/A
Deferred Maintenance:	$54,600	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,600,000		53.5%	Purchase Price	$41,000,000	89.2%
Borrower Sponsor Equity	21,384,676		46.5	Reserves	4,880,000	10.6
				Closing Costs	104,676	0.2
Total Sources	$45,984,676		100.0%	Total Uses	$45,984,676	100.0%

(1)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.
(2)	4th Most Recent NOI is unavailable as the Palm Terrace Property (as defined below) was acquired by the borrower sponsor at origination of the Palm Terrace Mortgage Loan (as defined below) and the prior owner did not provide such information.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributed to (a) the lease to Hometown Equity Mortgage LLC (16,666 square feet) at an annual underwritten base rent of $516,249, (b) additional space leased to Citadel Servicing Corporation (5,247 square feet) at an annual underwritten base rent of $162,132 and (c) the lease and expansion of Aware Mortgage LLC (7,130 square feet) at an annual underwritten rental rate of $205,344.

The Loan. The Palm Terrace mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 155,795 square foot office property located in Lake Forest, California (the “Palm Terrace Property”). The Palm Terrace mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $24.6 million (the “Palm Terrace Mortgage Loan”). The Palm Terrace Mortgage Loan has a 10-year term and is interest-only for the first 48 months of the term, followed by a 30-year amortization period.

The Property. The Palm Terrace Property is a suburban office complex comprised of three, two-story office buildings totaling 155,795 net rentable square feet located in Lake Forest, California. The Palm Terrace Property was built in 2000 and is situated on a 9.8-acre parcel. The Palm Terrace Property has a campus-style environment, which provides common area courtyards and low maintenance landscaping. The interior of each building is laid out with a central lobby that bisects the building and central corridors providing access

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Palm Terrace

to the office spaces. There is surface parking on all sides of the three buildings for 629 cars, resulting in a parking ratio of 4.04 spaces per 1,000 square feet. As of May 1, 2021, the Palm Terrace Property was 100.0% leased.

COVID-19 Update. As of June 11, 2021, the Palm Terrace Property is open and operating. Tenants representing 95.2% of the underwritten base rent made their April 2021 and May 2021 rental payments. As of the date of this term sheet, the Palm Terrace Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Del Taco LLC (40,117 square feet; 25.7% NRA; 16.8% of underwritten base rent): Del Taco LLC (“Del Taco”) was founded in 1964 in Lake Forest, California. Del Taco is a nationwide operator and franchisor of restaurants featuring made-to-order food, including both Mexican inspired food, such as tacos and burritos and American classic dishes, such as cheeseburgers, crinkle cut fries and milkshakes. As of December 29, 2020, Del Taco operated 295 company restaurants and 301 franchise operated restaurants across 16 states with approximately 7,892 employees. In 2015, Del Taco was purchased by Levy Acquisition Corporation for approximately $500 million, including debt, and subsequently became a publicly traded company. Del Taco currently occupies four suites at the Palm Terrace Property and has been a tenant since 2002 under a lease with an expiration date of April 2026, with one, five-year renewal option remaining and no termination options. Del Taco has a right of first opportunity (“ROFO”) to lease previously leased space at the building which becomes unleased and available for lease (“Del Taco ROFO”). The landlord will be required to send written notice to Del Taco of the availability of such space and Del Taco will have ten days from its receipt of such notice to notify the landlord in writing of its election to exercise the Del Taco ROFO.

PGM Holdings Corp (32,119 square feet; 20.6% NRA; 22.8% of underwritten base rent): PGM Holdings Corp (“PGM”) was founded in 1989 and is based in Lake Forest, California and Dallas, Texas. PGM forms and manages affiliated reinsurance companies for auto, RV, motorcycle and power-sports dealers. The company has approximately 60 employees and operates three wholly owned subsidiaries including Portfolio Services Limited Inc., Express Systems Inc. and Portfolio SE Inc. PGM currently occupies three suites at the Palm Terrace Property and has been a tenant since 2015 under a lease with an expiration date of October 2026 with one, five-year lease renewal option remaining and no termination options. PGM originally occupied 27,916 square feet and expanded by an additional 4,203 square feet in November 2019. All applicable free rent related to PGM totaling $367,935 for October 1, 2021 through February 1, 2022 was reserved at the origination of the Palm Terrace Mortgage Loan. PGM has a ROFO with respect to Suite 250 (22,405 square feet) if such space becomes vacant (the “PGM ROFO”). If the landlord receives an offer from a bona fide third party to lease all or any part of Suite 250 on terms acceptable the landlord, the landlord is required to deliver a notice to PGM, and PGM will have five business days from its receipt of such notice to notify the landlord in writing of its election to exercise the PGM ROFO.

Hometown Equity Mortgage LLC (16,666 square feet; 10.7% NRA; 12.1% of underwritten base rent): Hometown Equity Mortgage LLC (“HE”) was founded in 2001 and is headquartered in St. Peters, Missouri. HE originates, closes and funds residential loans, specializing in first-time homebuyer loans, FHA loans, VA loans, USDA loans, conventional loans and non-QM loans. HE currently originates loans in 34 states. HE currently occupies two suites at the Palm Terrace Property and has been a tenant since 2020. A lease related to 12,434 square feet (8.0% of NRA, 9.0% of underwritten base rent) was signed in 2019 and has a current expiration date of April 2026 (“Suite 250B”). Another lease related to 4,232 square feet (2.7% of NRA, 3.1% of underwritten base rent) was signed in 2020 and has a current expiration date of August 2024 (“Suite 260”). All applicable free rent related to HE totaling $112,588 ($79,579 for Suite 250B for June 1, 2021 through October 1, 2021 and $33,009 for June 1, 2021 through August 1, 2021 for Suite 260) was reserved at the origination of the Palm Terrace Mortgage Loan. HE has a one-time ROFO to lease the space immediately adjacent to the premises in Suite 250C (9,971 square feet) if such space becomes vacant. The landlord is required to send written notice to HE of the availability of such adjacent space and the notice is required to include the proposed rental rate and other terms and conditions, and HE will have seven business days to notify the landlord in writing of its election. HE currently has one, five-year renewal option remaining for each suite, and if the lease related to Suite 260 is extended, the expiration date will be coterminous with the expiration date of the lease related to Suite 250B. The lease related to Suite 260 has a termination option pursuant to which either party has the right to terminate the Suite 260 lease at any time effective as of the date which is 30 days after receipt of written notice by the other party.

Environmental. According to a Phase I environmental assessment dated April 29, 2021, there was no evidence of any recognized environmental conditions at the Palm Terrace Property.

Historical and Current Occupancy(1)
2019	2020	Current(2)
81.7%	87.9%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3))	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Del Taco LLC(4)	NR / NR / NR	40,117	25.7%	$17.81	$714,341	16.8%	4/30/2026
PGM Holdings Corp(5)	NR / NR / NR	32,119	20.6	$30.24	971,135	22.8	10/31/2026
Hometown Equity Mortgage LLC	NR / NR / NR	16,666	10.7	$30.98	516,249	12.1	Various(6)
Citadel Servicing Corporation(7)	NR / NR / NR	15,218	9.8	$31.45	478,605	11.2	5/31/2023
Anyone Home, Inc(8)	NR / NR / NR	11,300	7.3	$31.08	351,204	8.3	6/30/2028
Major Tenants		115,420	74.1%	$26.27	$3,031,535	71.2%
Other Tenants(9)		40,375	25.9%	$30.33	$1,224,697	28.8%
Occupied Collateral Total / Wtd. Avg.		155,795	100.0%	$27.32	$4,256,232	100.0%

Vacant Space		0	0.0%

Collateral Total		155,795	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2021.
(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $210,434 through April 2022.
(4)	Del Taco LLC has one, five-year renewal option remaining.
(5)	PGM Holdings Corp has one, five-year renewal option remaining.
(6)	Suite 250B has an expiration date of April 30, 2026 and Suite 260 has an expiration date of August 30, 2024. HE currently has one, five-year renewal option remaining for each suite, and if the lease related to Suite 260 is extended, the expiration date will be coterminous with the expiration date of the lease related to Suite 250B. The lease related to Suite 260 has a termination option pursuant to which either party has the right to terminate the Suite 260 lease at any time effective as of the date which is 30 days after receipt of written notice by the other party.
(7)	Citadel Servicing Corporation has one, five-year renewal option remaining.
(8)	Anyone Home, Inc has one, five-year renewal option remaining.
(9)	Other Tenants includes three non-revenue suites: (i) a 885 square foot amenity space and (ii) 946 square feet of management space across two suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM (4)	3	1,831	1.2	$0	0.0%	1,831	1.2%	$0	0.0%
2022	1	7,242	4.6	$232,233	5.5	9,073	5.8%	$232,233	5.5%
2023	3	27,539	17.7	$873,763	20.5	36,612	23.5%	$1,105,996	26.0%
2024	2	10,209	6.6	$327,589	7.7	46,821	30.1%	$1,433,585	33.7%
2025	0	0	0.0	$0	0.0	46,821	30.1%	$1,433,585	33.7%
2026	4	91,800	58.9	$2,275,031	53.5	138,621	89.0%	$3,708,616	87.1%
2027	0	0	0.0	$0	0.0	138,621	89.0%	$3,708,616	87.1%
2028	1	11,300	7.3	$351,204	8.3	149,921	96.2%	$4,059,820	95.4%
2029	1	5,874	3.8	$196,412	4.6	155,795	100.0%	$4,256,232	100.0%
2030	0	0	0.0	$0	0.0	155,795	100.0%	$4,256,232	100.0%
2031	0	0	0.0	$0	0.0	155,795	100.0%	$4,256,232	100.0%
2032 & Beyond	0	0	0.0	$0	0.0	155,795	100.0%	$4,256,232	100.0%
Total	15	155,795	100.0%	$4,256,232	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2021.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $210,434 through April 2022.
(4)	The 2021 & MTM Number of Leases Expiring include three non-revenue suites: (i) a 885 square foot amenity space and (ii) 946 square feet of management space across two suites.

		Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,787,669	$2,858,715	$2,919,584	$4,256,232	$27.32	92.1%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,787,669	$2,858,715	$2,919,584	$4,256,232	$27.32	92.1%
Total Reimbursements	390,646	359,229	301,727	363,992	$2.34	7.9
Net Rental Income	$3,178,315	$3,217,944	$3,221,312	$4,620,224	$29.66	100.0%
Other Income	3,019	3,361	3,121	3,121	$0.02	0.1
(Vacancy/Credit Loss)	0	0	0	(601,035)	($3.86)	(13.0)
Effective Gross Income	$3,181,334	$3,221,305	$3,224,433	$4,022,310	$25.82	87.1%
Total Expenses	1,410,944	1,284,308	1,283,187	1,415,447	$9.09	35.2
Net Operating Income(4)	$1,770,390	$1,936,997	$1,941,246	$2,606,863	$16.73	64.8%
Capital Expenditures	0	0	0	0	$0.00	0.0
TI/LC	0	0	0	0	$0.00	0.0
Net Cash Flow	$1,770,390	$1,936,997	$1,941,246	$2,606,863	$16.73	64.8%

(1)	TTM represents trailing twelve months through April 30, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on in-place rent as of the May 1, 2021 rent roll and includes contractual rent steps taken through April 2022 totaling $210,434.
(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income due to (a) the lease to Hometown Equity Mortgage LLC (16,666 square feet) at an annual underwritten base rent of $516,249, (b) additional space leased to Citadel Servicing Corporation (5,247 square feet) at an annual underwritten base rent of $162,132 and (c) the lease and expansion of Aware Mortgage LLC (7,130 square feet) at an annual underwritten rental rate of $205,344.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

The Market. The Palm Terrace Property is located in the city of Lake Forest in Orange County, California. Orange County is known for its suburban lifestyle, diversified economy and proximity to the Pacific Ocean. The county’s economy is driven in large part by tourism, retail trade, technology, bioscience, international trade, insurance and financial services. Orange County serves as the headquarters of numerous Fortune 500 and 1000 companies including Ingram Micro, First American Corporation, Western Digital, Pacific Life, Allergan, Broadcom, Edwards Lifesciences, Epicor, Standard Pacific and Sun Healthcare Group. Many international companies choose Orange County for their regional headquarters, such as Mazda, Toshiba, Samsung, Kia Motors, Mitsubishi and Hyundai. Many restaurant chains such as Del Taco, Wahoo’s Fish Tacos, Taco Bell, El Pollo Loco, In-N-Out Burger and Claim Jumper are also headquartered in Orange County.

The Palm Terrace Property is located approximately 55 miles southeast of the Los Angeles central business district. The area immediately surrounding the Palm Terrace Property consists of office, industrial, residential and open land uses. Access to the Palm Terrace Property neighborhood is provided via Interstate 5 and the Foothill Transportation Corridor. Interstate 5 traverses the Palm Terrace Property neighborhood in a north-south direction and is located approximately three miles south of the Palm Terrace Property. Notable development in proximity to the Palm Terrace Property includes Albertsons Distribution Center, Orange County Great and the Alton-Jeronimo Business Park. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Palm Terrace Property were 13,533, 103,307 and 256,610, respectively. The 2020 average household income within the same radii were $142,008, $140,867 and $134,865, respectively.

According to the appraisal, the Palm Terrace Property is located within the Orange County office market and the South Orange County office submarket. As of the first quarter of 2021, the Orange County office market reported office inventory of approximately 105.5 million square feet with a vacancy rate of 12.3% and an average annual asking rent of $36.00 per square foot. As of the first quarter of 2021, the Orange County office market reported negative absorption of 90,350 square feet and 784,206 square feet of new construction. As of first quarter of 2021, the South Orange County office submarket reported office inventory of approximately 26.4 million square feet with a vacancy rate of 11.1% and an average annual asking rental rate of $36.24 per square foot. As of first quarter of 2021, the South Orange County office submarket reported positive absorption of 125,859 square feet and 300,000 of new construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

Comparable Office Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Palm Terrace Lake Forest, CA	2000 / NAP	155,795(2)	Del Taco LLC(2)	40,117(2)	Various(2)	$17.81(2)	8.1(2)	NNN(2)
Foothill Plaza Foothill Ranch, CA	2001 / NAP	212,246	Strategic Property Associates LLC Compendium International	12,128 1,728	Feb-21 Jun-20	$31.68 $32.40	1.0 1.1	Full Service Full Service
CERRO Mission Viejo, CA	1984 / 2016	70,948	Sovereign Surgical Holdings, LP Guaranteed Rate, Inc.	7,285 2,475	Dec-20 Sep-20	$36.60 $37.80	5.4 1.1	Full Service Full Service
The Campus Foothill Ranch, CA	1999 / 2014	104,686	Global Benefits Group, Inc.	10,904	Aug-21	$28.44	6.5	Full Service
HERE Campus Laguna Hills, CA	1987 / NAP	228,093	Revolashion LLC Spineart USA, Inc. Innovative Systems, LLC	1,905 4,339 9,537	Jan-21 Jan-21 Dec-20	$39.00 $39.00 $39.00	2.2 5.4 1.1	Full Service Full Service Full Service
Capistrano Business Plaza San Juan Capistrano, CA	1989 / NAP	6,316	HomeWord	1,400	May-20	$28.80	3.0	Full Service
Oak Creek Business Center Irvine, CA	2001 / NAP	44,572	Central Admixture Pharmacy Solutions	10,501	Nov-20	$22.80	7.0	NNN
Serra Plaza San Juan Capistrano, CA	2005 / NAP	22,134	Emerald X, LLC	15,461	Jul-20	$29.40	3.2	Full Service
BaccHus Signature Series – Bldg. 16 Irvine, CA	2007 / NAP	7,325	Review Wave	7,325	Sep-20	$27.60	5.0	Modified Gross
Pacific Vista Lake Forest, CA	2000 / NAP	322,262	Multiple Services Corporation	15,713	Sep-20	$21.60	5.4	NNN
Pacific Corporate Park Lake Forest, CA	1999 / NAP	167,585	Active Captive Management	7,978	Sep-20	$26.40	5.3	Full Service
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated May 1, 2021.

The Borrower. The borrower for the Palm Terrace Mortgage Loan is KB Palm Terrace, DST, a Delaware statutory trust with one independent director.

The Borrower Sponsor. Jeff Pori is the guarantor of certain nonrecourse carve-outs under the Palm Terrace Mortgage Loan. Jeff Pori is a real estate entrepreneur, investor and CEO of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn primarily focuses on structured investment programs. Mr. Pori directs all aspects of the company, from initiating Kingsbarn’s strategic direction and initiatives to managing the day-to-day operations and overseeing all property financing and acquisitions. Mr. Pori’s 27-year career in commercial real estate has been as a principal involved in construction, development, syndications, finance and property operations.

Property Management. The Palm Terrace Property is managed by KB Property Advisors LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited in escrow $3,500,000 for rollover reserves, $500,000 for capital expenditure reserves, $572,255 for free rent reserves related to Hometown Equity Mortgage LLC ($112,588), Aware Mortgage LLC ($74,232), PGM Holdings Corp ($367,935) and Anyone Home, Inc ($17,500), $178,010 for upfront tax reserves, $10,051 for insurance reserves, $54,600 for deferred maintenance reserves and $65,084 for tenant improvements and leasing commissions related to Aware Mortgage LLC.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $35,602.08.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $2,512.67.

Rollover Reserve – On the first payment date when the balance of the rollover reserve subaccount falls below $2,250,000 and on each payment date thereafter until the balance of the rollover reserve subaccount is at least $2,250,000, the borrower will be required to escrow

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

1/12th of the product obtained by multiplying $1.50 by the aggregate number of rentable square feet of space at the Palm Terrace Property, which currently equates to $19,474.38.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (included in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The Palm Terrace Mortgage Loan documents require a hard lockbox with springing cash management. The borrower, master tenant and property manager are required to cause all rents relating to the Palm Terrace Property to be transmitted directly by the tenants into a lender controlled lockbox account and all rents received by the borrower, master tenant or property manager are required to be deposited into the lockbox account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Palm Terrace Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount, or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of June 1, 2031, (ii) a default or an event of default, (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.25x, (iv) a financial default, or (v) the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above if, (x) the Palm Terrace Mortgage Loan and all other obligations under the Palm Terrace Mortgage Loan documents have been repaid in full or (y) the stated maturity date has not occurred, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.30x for two consecutive calendar quarters, (d) with respect to clause (iv) above, once the financial default has been cured and no other financial default has occurred and is continuing, or (e) with respect to clause (v) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of the term of any Major Lease (including any renewal terms); (ii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Master Lease (as defined below) or any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from the Master Tenant (as defined below) or any Major Tenant of its intent to surrender, cancel or terminate any Major Lease (or any material portion thereof prior to its then current expiration date); (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of an event of default under the Master Lease or under any Major Lease by the applicable Major Tenant thereunder; and (vi) the occurrence of a Major Tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the Palm Terrace Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or, (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing); (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a term of at least five years with the borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s judgement, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved major leasing expenses, free rent periods and/or rent abatement periods for such Major Lease and any other anticipated expenses in connection with such renewal or extension; (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Palm Terrace Mortgage Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, or (C) the date on which the sum of the balances of (x) the rollover reserve subaccount and (y) the special rollover reserve subaccount is equal to or greater than $2,000,000; (2) with respect to clause (v) above, if the Master Tenant or subject Major Tenant default has been cured and no other Master Tenant or Major Tenant default has occurred for a period of three consecutive months, or (3) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 10 – Palm Terrace

A “Major Lease” means any lease that covers 15,000 or more rentable square feet of the improvements.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 15,000 or more rentable square feet of the improvements.

A “Master Lease” means the lease between the borrower and KB Palm Terrace MT, LLC (the “Master Tenant”) for a ten-year term with an expiration date of May 31, 2031 related to the Palm Terrace Property. The Master Tenant has three, 5-year renewal options remaining.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 11 – Diamond Ridge Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,967,484	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	500
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	APTDR, LLC	Year Built / Renovated:	1980 / 2018
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	94.0%
Interest Rate:	4.34300%	Occupancy Date:	5/31/2021
Note Date:	6/2/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of) (2):	$494,409 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of) (2):	$626,583 (TTM 4/30/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,135,853 (T-10 Ann. 4/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	83.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,664,535
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$1,616,274
Lockbox / Cash Management:	Springing	UW NOI:	$2,048,262
Additional Debt:	No	UW NCF:	$1,923,262
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$38,500,000 / $77,000
Additional Debt Type:	N/A	Appraisal Date:	5/5/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$47,935
Taxes:	$150,396	$25,066	N/A	Maturity Date Loan / Unit:	$38,595
Insurance:	$45,852	$15,356	N/A	Cut-off Date LTV(1)(3):	59.7%
Replacement Reserve:	$0	$10,417	N/A	Maturity Date LTV(1)(3):	47.5%
Deferred Maintenance:	$59,875	$0	N/A	UW NCF DSCR:	1.34x
Economic Holdback(1):	$1,000,000	$0	N/A	UW NOI Debt Yield(1):	8.9%
Renovation Reserve:	$750,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000		100.0%	Payoff Existing Debt	$18,417,485	76.7%
				Return of Equity	3,263,055	13.6
				Reserves	2,006,123	8.4
				Closing Costs	313,337	1.3
Total Sources	$24,000,000		100.0%	Total Uses	$24,000,000	100.0%

(1)	At origination of the Diamond Ridge Apartments Mortgage Loan (as defined below), the borrower deposited $1,000,000 into an economic holdback reserve, to be released to the borrower upon the net operating income debt yield at the Diamond Ridge Apartments Property (as defined below) being at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in January 2022. Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are based on an assumed Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $22,967,484, which is net of the $1,000,000 economic holdback reserve. Assuming the gross Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $23,967,484, Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 62.3%, 50.1% and 8.5%, respectively.
(2)	The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020 and therefore 4th Most Recent NOI is not available. Additionally, the prior owner was mismanaging the Diamond Ridge Apartments Property by allowing several units to go offline and accumulating significant deferred maintenance. Since acquisition, the borrower sponsor has invested approximately $3.25 million and has planned an additional $750,000 in capital improvements, which was reserved for at origination. Since acquiring the Diamond Ridge Apartments Property, the borrower sponsor has driven occupancy from 86.0% in June 2020 to approximately 94.0% as of May 31, 2021.
(3)	The Appraised Value represents the “Hypothetical As If Complete and Stabilized” value, which assumes that planned capital expenditures totaling approximately $750,000, which are expected to take approximately 15 months to complete, have been completed as of May 5, 2021. At origination of the Diamond Ridge Apartments Mortgage Loan, the borrower deposited $750,000 with the lender for the planned capital expenditures. The “As Is” appraised value as of May 5, 2021 is $37,500,000. Assuming a Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $22,967,484, which is net of the $1,000,000 economic holdback reserve, the Cut-off Date LTV and Maturity Date LTV calculations based on the “As Is” appraised value are 61.2% and 48.8%, respectively. Assuming the gross Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $23,967,484, the Cut-off Date LTV and Maturity Date LTV calculations based on the “As Is” appraised value are 63.9% and 51.5%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 11 – Diamond Ridge Apartments

The Loan. The Diamond Ridge Apartments mortgage loan has an outstanding principal balance as of the Cut-off Date of $23,967,484 (the “Diamond Ridge Apartments Mortgage Loan”) and is secured by a first lien mortgage on the borrower’s fee interest in a 500-unit multifamily property located in Houston, Texas (the “Diamond Ridge Apartments Property”). The Diamond Ridge Apartments Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Diamond Ridge Apartments Property is a 500-unit garden-style multifamily property built in 1980 and renovated in 2018. As of May 31, 2021, the Diamond Ridge Apartments Property was 94.0% occupied. The Diamond Ridge Apartments Property is located at 6407 Antoine Drive, approximately 13 miles north of downtown Houston. The 18.37-acre parcel is improved with 35 two-story apartment buildings, one single-story leasing office and one clubhouse. The improvements are masonry construction. Access to the Diamond Ridge Apartments Property is controlled via electronic access gates located at the primary entry point. All parking spaces and vehicle drives are paved. The Diamond Ridge Apartments Property features one-, two- and three-bedroom layouts ranging in size from 535 to 1,190 square feet. Market rents range from $660 to $1,200 per month, with an average market rent of $818 and an average unit size of 813 square feet. Community amenities include gated controlled access, laundry facilities, security system, sun deck, surface parking lot and clubhouse. Unit features include, among other items, air conditioning, balcony, dishwashers and garbage disposals, ceiling fans and high-speed internet access. The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020 for a purchase price of $22,250,000. Since acquisition, the borrower sponsor has spent approximately $3,254,621 on capital improvements, which included roof replacement, exterior siding replacement, exterior painting, stair/balcony replacement, sidewalk repair, HVAC replacement, parking repair, ceramic tile installation, unit rehab, foundation repair, new appliance installation, landscaping, electrical repairs and gate repairs.

Diamond Ridge Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(2)	% of Units Occupied(2)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(1)	Average Rent Per Unit(2)
1 BR / 1 BA	56	11.2%	55	98.2%	29,960	535	$660	$584
1 BR / 1 BA	96	19.2%	91	94.8%	65,280	680	$700	$620
1 BR / 1 BA	112	22.4%	107	95.5%	82,320	735	$730	$646
1 BR / 1 BA	80	16.0%	78	97.5%	68,000	850	$820	$741
2 BR / 1.5 BA	80	16.0%	73	91.3%	78,000	975	$940	$861
2 BR / 2 BA	52	10.4%	44	84.6%	54,340	1,045	$1,030	$930
3 BR / 2 BA	24	4.8%	22	91.7%	28,560	1,190	$1,200	$1,075
Collateral Total/Wtd. Avg.	500	100.0%	470	94.0%	406,460	813	$818	$730
(1)	Source: Appraisal.
(2)	As provided by the borrower and as of May 31, 2021.

COVID-19 Update. As of June 7, 2021, approximately 99.2% of tenants by unit and by underwritten base rent had made their May rental payments. As of the date of this term sheet, the Diamond Ridge Apartments Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

The Market. According to the appraisal, the Diamond Ridge Apartments Property is located in the Houston Area multifamily market. As of May 2021, the Houston Area multifamily market average monthly asking rent per square foot was $1.21 and vacancy was 10.4%. According to the appraisal, the Diamond Ridge Apartments Property is located in the Brookhollow/Inwood multifamily submarket. As of April 2021, the Brookhollow/Inwood multifamily submarket average monthly asking rent per square foot was $1.07 and vacancy was 9.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 11 – Diamond Ridge Apartments

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Diamond Ridge Apartments Property is 16,454, 125,054 and 360,326, respectively. The estimated 2020 average household income within the same radii is $49,278, $61,115 and $69,704, respectively.

Historical and Current Occupancy(1)(2)
2018	2019	2020	Current(3)
NAV	NAV	91.0%	94.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020, and therefore 2018 and 2019 occupancies are not available.
(3)	Current Occupancy is as of May 31, 2021.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	T-10 Ann.(3)	Underwritten	Per Unit	%(4)
Gross Potential Rent	$2,766,081	$2,815,471	$3,636,098	$4,338,509	$8,677	100.0%
Net Rental Income	$2,766,081	$2,815,471	$3,636,098	$4,338,509	$8,677	100.0%
(Vacancy/Credit Loss)	0	0	0	(702,412)	(1,405)	(16.2)
Other Income	187,574	189,700	28,438	28,438	57	0.7
Effective Gross Income	$2,953,655	$3,005,171	$3,664,535	$3,664,535	$7,329	84.5%

Total Expenses	$2,459,246	$2,378,588	$1,528,683	$1,616,274	$3,233	44.1%

Net Operating Income	$494,409	$626,583	$2,135,853	$2,048,262	$4,097	55.9%

Total TI/LC, Capex/RR	0	0	0	125,000	250	3.4

Net Cash Flow	$494,409	$626,583	$2,135,853	$1,923,262	$3,847	52.5%
(1)	The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020 and therefore 2018 operating history is not available. Additionally, the prior owner was mismanaging the Diamond Ridge Apartments Property by allowing several units to go offline and accumulating significant deferred maintenance.
(2)	2020 reflects the trailing 12 month period ending April 30, 2020.
(3)	T-10 Ann. reflects the trailing 10 months annualized ending April 30, 2021.
(4)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 12 – Bass Pro Outdoor World

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,650,000	Title:	Fee
Cut-off Date Principal Balance:	$22,650,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	165,000
Loan Purpose:	Refinance	Location:	Dania Beach, FL
Borrower:	TGC Dania, LLC	Year Built / Renovated:	1999 / 2019
Borrower Sponsor:	Murray H. Goodman	Occupancy:	100.0%
Interest Rate:	4.97700%	Occupancy Date:	5/11/2021
Note Date:	5/11/2021	4th Most Recent NOI (As of):	$1,867,552 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$1,865,361 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,586,960 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$1,632,981 (TTM 3/31/2021)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,797,400
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$53,741
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$1,743,659
Additional Debt:	No	UW NCF:	$1,703,659
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,600,000 / $258
Additional Debt Type:	N/A	Appraisal Date:	4/9/2021

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$137
Insurance:	$32,666	$2,981	N/A	Cut-off Date LTV:	53.2%
Replacement Reserves(2):	$0	Springing	N/A	Maturity Date LTV:	53.2%
TI/LC(3):	$240,00	Springing	$240,000	UW NCF DSCR:	1.49x
Other Reserve:	$0	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,650,000	96.8%	Payoff Existing Debt	$22,657,730	96.9%
Sponsor Equity	743,867	3.2	Closing Costs	463,471	2.0
Upfront Reserves	272,666	1.1
Total Sources	$23,393,867	100.0%	Total Uses	$23,393,867	100.0%

(1)	The lender will not require the borrower to make monthly deposits for taxes, provided that, among other conditions, the tenant is paying such taxes.
(2)	The lender will not require the borrower to make monthly deposits for replacement reserves, provided that, among other conditions, the tenant is maintaining the property as required under the related lease.
(3)	When the amount in the TI/LC reserve is below the Initial Cap, the borrower is required to deposit $3,333 per month for TI/LCs.

The Loan. The Bass Pro Outdoor World mortgage loan has an outstanding principal balance as of the Cut-off Date of $22,650,000 (the “Bass Pro Outdoor World Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a single-tenant retail property containing 165,000 square feet located in Dania Beach, Florida (the “Bass Pro Outdoor World Property”). The Bass Pro Outdoor World Mortgage Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 12 – Bass Pro Outdoor World

The Property. The Bass Pro Outdoor World Property is located at 200 Gulf Stream Way, Dania Beach, Florida, and was built in 1999 and most recently renovated in 2019. The 165,000 square foot Bass Pro Outdoor World Property is 100% leased to Bass Pro Outdoor World on a triple-net basis. The Bass Pro Outdoor World Property was acquired by Bass Pro Outdoor World, LLC (“Bass Pro”) and was developed with its current improvements in 1999. The borrower sponsor purchased the Bass Pro Outdoor World Property in 2014 for a reported sales price of $28,160,000.

The Bass Pro Outdoor World Property is positioned along I-95 and is afforded visibility and access points along the interstate highway. I-95 separates the Bass Pro Outdoor World Property from a number of other commercial developments on the east side of the highway, including the Dania Pointe development (“Dania Pointe”). Dania Pointe is a 102-acre mixed-use development with almost 1 million square feet of retail and restaurant space, in addition to Class A offices, hotels, luxury apartments and public event space. With 1,600 linear feet of frontage along I-95 and immediate proximity to the Fort Lauderdale-Hollywood International Airport, Port Everglades Cruise Port, and the DCOTA Design Center, Dania Pointe’s mix of shop, work, live, play and stay options makes it a Broward County lifestyle destination.

Major Tenant.

Bass Pro (165,000 square feet; 100.0% of NRA; 100.0% of Underwritten Base Rent): Bass Pro is an American retailer of hunting, fishing, camping and other related outdoor recreation merchandise. Bass Pro was founded by Johnny Morris in 1971 in Springfield, Missouri, and its first retail outlet opened in 1972. In September 2017, Bass Pro paid $5.5 billion to acquire Cabela’s. Bass Pro operates retail locations in the United States and Canada. The largest flagship stores are known as Outdoor World stores. Bass Pro’s original lease commenced in September 1999 and had a 15-year term expiring in 2014. Bass Pro exercised an early renewal of its lease in 2012 for a 10-year term through December 2022. Subsequently, Bass Pro exercised another early renewal of its lease in November 2014 extending the lease for an additional 10 years to December 2032. Bass Pro has five, five-year renewal options remaining, each accompanied by a 7.5% rent escalation. Bass Pro has no termination options.

COVID-19 Update. According to the borrower sponsor, Bass Pro was forced to close indoor shopping for all of April 2020 and re-opened in May 2020. In April 2020, the borrower sponsor agreed to defer 25% of the base rent for the months of May 2020 through November 2020, with repayment to occur over an 18-month period commencing in January 2021. As of June 17, 2021, Bass Pro has made six months of payment in which full base rent and an installment of deferred rent was repaid. The total amount of deferred rent was $275,917, of which $76,644 (27.8%) has been repaid. As of the date of this term sheet, the Bass Pro Outdoor World Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 11, 2021.

The Market. The Bass Pro Outdoor World Property is located in Dania Beach within southeastern Broward County. Geographically, Dania Beach is located south of Fort Lauderdale. Miami is approximately 20 miles south, and Fort Lauderdale is approximately five miles north. The Bass Pro Outdoor World Property is located in proximity to the Fort Lauderdale-Hollywood International Airport, the International Game Fish Association (the “IGFA”), the IGFA Hall of Fame, Divers Direct Center and Dania Pointe.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius of the Bass Pro Outdoor World Property is 9,507, 95,341 and 317,990, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three- and five-mile radius of the Bass Pro Outdoor World Property is $75,476, $83,644 and $84,866, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 12 – Bass Pro Outdoor World

The following table presents retail rental data for comparable triple-net leases with respect to the Bass Pro Outdoor World Property as identified in the appraisal:

Comparable Rental Summary(1)
Property Name/Location	Year Built	Occ.	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Mos.)	Lease Structure
Bass Pro Outdoor World 200 Gulf Stream Way Dania Beach, FL	1999	100.0%	Bass Pro	165,000	$11.47	Nov-14	120	NNN
Cabela’s 391 Cabelas Drive Farmington, UT	2016	100.0%	Cabela’s	68,855	$16.72	Aug-17	180	NNN
Walmart 12700 South Military Trail Boynton Beach, FL	2015	100.0%	Walmart	46,400	$9.04	Jan-16	240	NNN
Aldi 19951 South Tamiami Trail Estero, FL	2020	100.0%	Aldi	19,900	$6.78	Mar-20	180	NNN
Cabela’s 8650 Boomtown Garrison Road Reno, NV	2007	100.0%	Cabela’s	129,000	$12.19	Jul-07	300	NNN
Walmart 4201 Hargrove Road East Tuscaloosa, AL	2015	100.0%	Walmart	41,921	$12.84	Apr-12	240	NNN
(1)	Source: Appraisal, except for Bass Pro Outdoor World, which information is based on the underwritten rent roll dated May 11, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales Per SF(2)	Occ. Costs(2)	Lease Exp. Date
Bass Pro	Ba3 / B+ / NR	165,000	100.0%	$11.47	$1,892,000	100.0%	$315	3.6%	12/31/2032

Occupied Collateral Total		165,000	100.0%	$11.47	$1,892,000	100.0%

Vacant Space		0	0.0%

Collateral Total		165,000	100.0%

(1)	Based on the underwritten rent roll dated May 11, 2021.
(2)	Sales PSF and Occ. Cost are based on trailing 12 months sales ending in March 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 12 – Bass Pro Outdoor World

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 & Beyond	1	165,000	100.0	1,892,000	100.0	165,000	100.0%	$1,892,000	100.0%
Total	1	165,000	100.0%	$1,892,000	100.0%
(1)	Based on the underwritten rent roll dated May 11, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020(1)	TTM(1)(2)	Underwritten	Per SF	%(3)
Gross Potential Rent	$1,892,000	$1,892,000	$1,615,651	$1,662,070	$1,892,000	$11.47	100.0%
Net Rental Income	$1,892,000	$1,892,000	$1,615,651	$1,662,070	$1,892,000	$11.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(94,600)	(0.57)	(5.0)
Effective Gross Income	$1,892,000	$1,892,000	$1,615,651	$1,662,070	$1,797,400	$10.89	100.0%

Total Expenses	$24,448	$26,639	$28,691	$29,089	$53,741	$0.33	3.0%

Net Operating Income	$1,867,552	$1,865,361	$1,586,960	$1,632,981	$1,743,659	$10.57	97.0%

Total TI/LC, Capex/RR	0	0	0	0	40,000	0.24	2.2

Net Cash Flow	$1,867,552	$1,865,361	$1,586,960	$1,632,981	$1,703,659	$10.33	94.8%
(1)	In April 2020, the borrower sponsor and Bass Pro agreed to the following rent deferral and repayment terms: Bass Pro deferred 25% of its rent from May 2020 through November 2020, for a total amount of deferred rent equal to $275,917. Full base rental payments commenced in December 2020. Beginning in January 2021, the deferred rent would be repaid on the first day of each month, without interest, in addition to the full base rent, over the next 18 months. Bass Pro has performed as agreed under this arrangement and the historical base rental revenue is reflective of the collected past rental payments.
(2)	TTM column represents the trailing 12 months ending March 31, 2021.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 13 – Miami Ironside District

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type – Subtype:	Mixed Use – Retail/Flex/Office/Showroom
% of IPB:	2.5%	Net Rentable Area (SF):	76,298
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	MIS North, LLC	Year Built / Renovated:	1926-2005 / 2016
Borrower Sponsor:	Ofer Mizrahi	Occupancy(2):	92.3%
Interest Rate:	3.87000%	Occupancy Date:	5/20/2021
Note Date:	6/11/2021	4th Most Recent NOI (As of):	$1,799,542 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$1,920,493 (12/31/2019)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,068,919 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,300,232 (T-4 Ann. 4/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$2,683,199
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$617,631
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,065,568
Additional Debt(1):	No	UW NCF:	$1,937,603
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,400,000 / $412
Additional Debt Type:	N/A	Appraisal Date:	4/9/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$94,436	$11,804	N/A	Maturity Date Loan / SF:	$237
Insurance:	$108,130	$10,813	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$0	$1,144	N/A	Maturity Date LTV:	57.7%
TI/LC(3):	$500,000	Springing	$500,000	UW NCF DSCR:	1.64x
Other(4):	$456,375	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000		100.0%	Payoff Existing Debt	$17,969,051	85.6%
				Closing Costs	1,277,648	6.1
				Upfront Reserves	1,158,941	5.5
				Return of Equity	594,361	2.8
Total Sources	$21,000,000		100.0%	Total Uses	$21,000,000	100.0%

(1)	No Additional Debt is currently in-place, however, future mezzanine debt is permitted any time after July 6, 2023, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the Miami Ironside District Mortgage Loan (as defined below), has a combined loan-to-value ratio of no greater than 66.9%, (iii) the debt service coverage ratio based on the trailing 12 month period after taking into account the subordinate mezzanine loan and the Miami Ironside District Mortgage Loan is at least 1.64x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the Miami Ironside District Mortgage Loan is at least 9.23% and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

(2)	Occupancy excludes two tenants that are currently in occupancy at the Miami Ironside District Property (as defined below). The two tenants were underwritten as vacant because the borrower sponsor does not plan to renew their leases. The borrower sponsor indicated that the two tenants are paying below market rent and that it has received interest from new tenants upon the two leases’ expiration. The in-place physical occupancy at the Miami Ironside District Property including those two tenants is 96.1%.

(3)	Monthly TI/LC reserve deposits of $6,358 ($1.00 per square foot per annum) are required upon the TI/LC reserve balance falling below $500,000 and will continue until the TI/LC reserve balance is equal to or exceeds the Initial Cap of $500,000. In the event that the monthly payment would cause the balance to exceed the Initial Cap, the monthly deposit amount will be decreased by an amount equal to such excess.

(4)	Other escrows include (i) a $300,000 debt service reserve, (ii) $100,000 for the estimated cost of the remaining repairs required to mitigate two violations with the City of Miami that are due to construction at the property prior to the borrower sponsor’s acquisition, (iii) a $50,000 holdback until the final zoning report is received and (iv) $6,375 for deferred maintenance.

The Loan. The Miami Ironside District mortgage loan (the “Miami Ironside District Mortgage Loan”) has an original and cut-off date principal balance of $21,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 76,298 square foot mixed use property located in Miami, Florida (the “Miami Ironside District Property”). The Miami Ironside District Mortgage Loan has a 10-year term, and following a three-year interest-only period, amortizes on a 30-year schedule. The borrowing entity for the Miami Ironside District Mortgage Loan is MIS North, LLC, a Florida limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 13 – Miami Ironside District

The Property. The Miami Ironside District Property is a one- and two- story, mixed use, urban lifestyle center with a total net rentable area of 76,298 square feet situated on 11 parcels across an approximately 3.3-acre site in Miami, Florida. The Miami Ironside District Property’s 76,298 square feet of net rentable area consists of approximately 28.4% retail space, including approximately 10.0% of restaurant space, 26.1% office space, 23.0% flex space and 22.5% showroom/gallery space. The Miami Ironside District Property was built between 1926 and 2005 and most recently renovated in 2016. Including the 2016 renovations, over the past five years, the borrower sponsor has invested over $4.7 million in the Miami Ironside District Property. The recent renovations at the Miami Ironside District Property included investment and improvements to the buildings, redesigned landscaping and signage, new HVAC units, and the addition of new artwork throughout the property. The renovations resulted in an environment that links the Miami Ironside District Property’s office space and boutique shops with cafes, restaurants, and recreation. The Miami Ironside District Property features 98 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per 1,000 square feet. As of May 20, 2021, the Miami Ironside District Property was 92.3% leased to 35 unique tenants.

COVID-19 Update. As of June 11, 2021, the Miami Ironside District Property was open and operating. All tenants at the Miami Ironside District Property have made their full rent payments for April 2021 and May 2021. Three tenants representing a total of 3.8% of net rentable area and 4.9% of underwritten base rent received rent relief, however, as of June 11, 2021, all three tenants were current and had repaid their rent deferrals. As of the date of this term sheet, the Miami Ironside District Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
92.7%	93.6%	96.9%	92.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the May 20, 2021.

Largest Tenants.

The OM Center (12,050 square feet; 15.8% of the NRA; 17.2% of underwritten base rent): The OM Center is owner-occupied and is used to display the borrower sponsor’s art as part of the borrower sponsor’s art sale business. It also has some studio/show room space that the borrower sponsor uses for various events held at the center. The OM Center has been a tenant at the Miami Ironside District Property since September 2015 and most recently extended its lease in June 2021. The lease extension began in June 2021 and expires in May 2033. The borrower sponsor provided a lease guaranty for all payments and obligations due under The OM Center lease.

Rolling Loud / TCMZ (“Rolling Loud”) (8,978 square feet; 11.8% of the NRA; 9.4% of underwritten base rent): Rolling Loud is a music festival that was founded in 2015 and based in Miami. Rolling Loud specializes in rap and hip-hop music and has held festivals throughout the United States, Europe and Australia. Rolling Loud is a subsidiary of Live Nation. In 2020, Live Nation was the leading music promoter worldwide with 7.7 million tickets sold. Live Nation averages over 40,000 concerts a year at over 200 venues and hosts concerts and festivals in 40 countries. Rolling Loud has been located at the Miami Ironside District Property since 2018 and most recently extended its lease in January 2020. Rolling Loud’s current lease expires in December 2022.

Wellness IS (3,500 square feet; 4.6% of the NRA; 4.8% of underwritten base rent): Wellness IS is a wellness center that focuses on providing wellness experiences, from curated events to a wide selection of classes to memberships and more. Members can use the space at the Miami Ironside District Property to host clients, workshops and private events. Wellness IS has been located at the Miami Ironside District Property since 2020, and its current lease expires in October 2022.

Drimmers (3,300 square feet; 4.3% of the NRA; 3.4% of underwritten base rent): Drimmers is a family owned and operated appliance business that has been servicing south Florida for over 40 years. Drimmers offers a comprehensive mix of appliances from major domestic and imported brands, including heating and cooling products, a full range of kitchen appliances and laundry appliances. Drimmers has been located at the Miami Ironside District Property since November 2020, and its current lease expires in December 2023.

Wireless Latin America LLC (“Wilaen”) (3,200 square feet; 4.2% of the NRA; 5.4% of underwritten base rent): Founded in 2002, Wilaen provides culturally relevant mobile services and solutions for its customers throughout the world. Wilaen’s mobile monetization solutions are developed and customized to consumers based on their country’s local idiosyncrasy. Wilaen collaborates with mobile operators, technology companies, app/content developers and media company including Verizon and Microsoft. Wilaen currently provides sales, marketing and support capabilities in 14 countries throughout the world, with a focus in Central and South America. Wilaen has been located at the Miami Ironside District Property since June 2019, and its current lease expires in June 2026.

The Market. The Miami Ironside District Property is located within the Little River and Upper Eastside – Belle Meade neighborhood in Miami, Florida, approximately 7 miles from downtown Miami. The Little River and Upper Eastside – Belle Meade neighborhood is situated on Biscayne Bay and provides access to greater Miami Dade metro area via Interstate-95 and US-1. As of 2019, the Miami – Fort Lauderdale – Pompano Beach, FL metropolitan statistical area (“MSA”) was the seventh largest MSA in the United States. Additionally, the Miami Ironside District Property is located on Northeast 4th Court, which has an annual average daily traffic of 5,900 vehicles per day

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 13 – Miami Ironside District

and has high daily foot traffic per the appraiser. The Miami Ironside District Property is less than a mile from the MiMo district, which contains a mix of boutique retailers, restaurants and art deco hotels.

The Miami Ironside District Property is located in the Miami office and retail submarket. As of the first quarter of 2021, the Miami office and retail submarket had an inventory of approximately 6.3 million square feet and 12.2 million square feet, respectively. The office submarket had a vacancy rate of 5.9%, and the retail submarket had a vacancy of 3.4%. The Miami office and retail submarket had an average asking rate of $35.70 per square foot and $25.53 per square foot, respectively. The 2020 average household income within a one-, three-, and five-mile radius of the Miami Ironside District Property was $67,360, $65,111, and $70,505 respectively. The estimated 2020 population within the same radii is 30,242, 175,983, and 511,621, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
The OM Center	NR/NR/NR	12,050	15.8%	$33.68	$405,846	17.2%	5/31/2033
Rolling Loud	NR/NR/NR	8,978	11.8	24.79	222,592	9.4	12/31/2022
Wellness IS	NR/NR/NR	3,500	4.6	32.40	113,400	4.8	10/30/2022
Drimmers	NR/NR/NR	3,300	4.3	24.05	79,380	3.4	12/31/2023(3)
Wilaen	NR/NR/NR	3,200	4.2	39.94	127,800	5.4	6/30/2026
Top Five Tenants		31,028	40.7%	$30.59	$949,018	40.2%

Other Tenants		39,420	51.7%	$35.81	$1,411,577	59.8%

Occupied Collateral Total		70,448	92.3%	$33.51	$2,360,596	100.0%

Vacant Space(4)		5,850	7.7%

Collateral Total		76,298	100.0%

(1)	Based on underwritten rent roll dated May 20, 2021.

(2)	UW Base Rent includes rent steps of $71,698 through June 2022.

(3)	Drimmers has an ongoing right to terminate its lease with three months’ notice.

(4)	Vacant Space includes two tenants that are currently in occupancy at the Miami Ironside District Property. The two tenants were underwritten as vacant because the borrower sponsor does not plan to renew their leases. The borrower sponsor indicated that the two tenants are paying below market rent and that it has received interest from new tenants upon the two leases’ expiration. The in-place physical occupancy at the Miami Ironside District Property including those two tenants is 96.1%.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	5,850	7.7%	NAP	NAP	5,850	7.7%	NAP	NAP
2021 & MTM	5	5,150	6.7	$187,059	7.9%	11,000	14.4%	$187,059	7.9%
2022	9	22,278	29.2	618,365	26.2	33,278	43.6%	$805,424	34.1%
2023	7	9,350	12.3	294,492	12.5	42,628	55.9%	$1,099,916	46.6%
2024	11	11,700	15.3	453,489	19.2	54,328	71.2%	$1,553,405	65.8%
2025	4	4,220	5.5	171,484	7.3	58,548	76.7%	$1,724,889	73.1%
2026	2	5,700	7.5	229,860	9.7	64,248	84.2%	$1,954,749	82.8%
2027	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2028	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2029	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2030	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2031	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2032 & Beyond	1	12,050	15.8	405,846	17.2	76,298	100.0%	$2,360,596	100.0%
Total	39	76,298	100.0%	$2,360,596	100.00%
(1)	Based on the underwritten rent roll dated May 20, 2021.

(2)	UW Base Rent includes rent steps of $71,698 through June 2022.

(3)	Two tenants that are currently in occupancy at the Miami Ironside District Property were considered vacant. The two tenants were underwritten as vacant because the borrower sponsor doesn’t plan to renew their leases. The borrower sponsor indicated that the two tenants are paying below market rent and that it has received interest from new tenants upon the two leases’ expiration. The in place physical occupancy at the Miami Ironside District Property including those two tenants is 96.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 13 – Miami Ironside District

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,026,358	$2,049,092	$2,230,489	$2,333,307	$2,288,898	$30.00	84.7%
Rent Steps(3)	0	0	0	0	71,698	0.94	2.7
Vacant Income	0	0	0	0	194,055	2.54	7.2
Gross Potential Rent	$2,026,358	$2,049,092	$2,230,489	$2,333,307	$2,554,650	$33.48	94.6%
Total Reimbursements	150,377	167,165	166,453	167,076	146,447	1.92	5.4
Net Rental Income	$2,176,735	$2,216,257	$2,396,942	$2,500,383	$2,701,097	$35.40	100.0%
Other Income	57,156	207,625	208,220	278,043	257,118	3.37	9.5
(Vacancy/Credit Loss)	0	0	0	0	(275,016)	(3.60)	(10.2)
Effective Gross Income	$2,233,891	$2,423,882	$2,605,162	$2,778,426	$2,683,199	$35.17	99.3%
Total Expenses	$434,349	$503,389	$536,243	$478,194	$617,631	$8.09	23.0%
Net Operating Income	$1,799,542	$1,920,493	$2,068,919	$2,300,232	$2,065,568	$27.07	77.0%
Cap Ex, Total TI/LC	0	0	0	0	127,965	1.68	4.8
Net Cash Flow	$1,799,542	$1,920,493	$2,068,919	$2,300,232	$1,937,603	$25.40	72.2%
(1)	TTM reflects the trailing four-months annualized ending April 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps UW Base Rent includes rent steps of $71,698 through June 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 14 – Triwinds Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$20,800,000	Title:	Fee
Cut-off Date Principal Balance:	$20,800,000	Property Type – Subtype:	Manufactured Housing – Various
% of IPB:	2.5%	Net Rentable Area (Pads):	438
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Elias Weiner	Occupancy:	93.2%
Interest Rate:	3.77000%	Occupancy Date:	5/28/2021
Note Date:	6/2/2021	4th Most Recent NOI (As of)(2):	$1,490,800 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	$1,772,046 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$2,076,803 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,095,192 (TTM 3/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	88.5%
Amortization Type:	Interest Only	UW Revenues:	$3,523,128
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,495,827
Lockbox / Cash Management:	Springing	UW NOI:	$2,027,301
Additional Debt:	No	UW NCF:	$2,004,585
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$42,100,000 / $96,119
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$47,489
Taxes:	$57,425	$18,135	N/A	Maturity Date Loan / Pad:	$47,489
Insurance:	$15,512	$5,705	N/A	Cut-off Date LTV:	49.4%
Replacement Reserve:	$0	$1,893	N/A	Maturity Date LTV:	49.4%
Deferred Maintenance:	$46,531	$0	N/A	UW NCF DSCR:	2.52x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,800,000		100.0%	Payoff Existing Debt	$16,640,490	80.0%
				Return of Equity	3,548,495	17.1
				Closing Costs	491,547	2.4
				Reserves	119,468	0.6
Total Sources	$20,800,000		100.0%	Total Uses	$20,800,000	100.0%

(1)	The borrowers under the Triwinds Portfolio Mortgage Loan (as defined below) are Chico Mobile Home Park, LLC, Merced Mobile Home Park, LLC, Monterey RV Park GP, LLC, Oasis Hot Springs Mobile Home Park, LLC, Paso Robles Mobile Village, LLC and Portside Brookings RV Park, LLC.

(2)	The borrower sponsor acquired the Triwinds Portfolio Properties (as defined below) in a series of transactions between June and September 2017 on an all-cash basis for a total of approximately $19,582,000. At the time of the acquisitions, the borrower sponsor considered the Triwinds Portfolio Properties to be mismanaged and unstabilized. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and increased rents. As a result, the borrower sponsor increased net operating income and improved occupancy from 85.4% in 2018 to 93.2% as of May 28, 2021.

(3)	The Appraisal Dates for the Triwinds Portfolio Properties range from March 26, 2021 to April 6, 2021.

The Loan. The Triwinds Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of $20.8 million (the “Triwinds Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in six manufactured housing properties located in California and Oregon (the “Triwinds Portfolio Properties”). The Triwinds Portfolio Mortgage Loan has a 10-year interest-only term.

The Properties. The Triwinds Portfolio Properties contain 438 pads and are located in Aromas, Chico, Merced, Paso Robles and Desert Hot Springs, California and Brookings, Oregon.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 14 – Triwinds Portfolio

The following table presents certain information relating to the Triwinds Portfolio Properties:

Portfolio Summary
Property Name	Property Subtype	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Monterey RV Park	RV Park	1965	91	$6,950,000	33.4%	$13,700,000	32.5%	$683,421	33.7%
Chico MHP	Manufactured Housing / RV Park	1972	71	3,450,000	16.6	7,100,000	16.9	322,225	15.9
Merced MHP	Manufactured Housing	1960	62	2,850,000	13.7	5,100,000	12.1	276,991	13.7
Paso Robles Mobile Village	Manufactured Housing / RV Park	1960	48	2,800,000	13.5	6,300,000	15.0	282,907	14.0
Portside Brookings RV Park	Manufactured Housing / RV Park	1988	70	2,500,000	12.0	4,900,000	11.6	242,522	12.0
Oasis Springs MHP & RV Park	Manufactured Housing / RV Park	1955	96	2,250,000	10.8	5,000,000	11.9	219,234	10.8
Total				$20,800,000	100.0%	$42,100,000	100.0%	$2,027,301	100.0%
(1)	The Triwinds Portfolio Mortgage Loan documents do not permit the release of any of the Triwinds Portfolio Properties.

Monterey RV Park. The Monterey RV Park property is a 91 pad RV park built in 1965 on 9.06 acres and located in Aromas, California. The Monterey RV Park property was 100.0% occupied as of May 28, 2021. The borrower sponsor purchased the Monterey RV Park property in June 2017 for approximately $5.8 million and has spent approximately $214,610 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.1 million in the Monterey RV Park property.

Chico MHP. The Chico MHP property is a 71 pad manufactured housing and RV park built in 1972 on 8.25 acres and located in Chico, California. The Chico MHP property has 58 manufactured housing pads and 13 RV pads. The Chico MHP property was 97.2% occupied as of May 28, 2021. The borrower sponsor purchased the Chico MHP property in September 2017 for approximately $3.765 million and has spent approximately $98,900 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.0 million in the Chico MHP property.

Merced MHP. The Merced MHP property is a 62 pad manufacturing housing property built in 1960 on 5.10 acres and located in Merced, California. The Merced MHP property has 58 manufactured housing pads and four RV pads. The Merced MHP property was 100.0% occupied as of May 28, 2021. The borrower sponsor purchased the Merced MHP property in September 2017 for approximately $2.3 million and has spent approximately $134,000 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $2.6 million in the Merced MHP property.

Paso Robles Mobile Village. The Paso Robles Mobile Village property is a 48 pad manufactured housing and RV park built in 1960 on 1.95 acres and located in Paso Robles, California. The Paso Robles Mobile Village property has 21 manufactured housing pads, 25 RV pads and two apartment units. The Paso Robles Mobile Village property was 100.0% occupied as of May 28, 2021. The borrower sponsor purchased the Paso Robles Mobile Village property in September 2017 for approximately $2.1 million and has spent approximately $28,900 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $2.2 million in the Paso Robles Mobile Village property.

Portside Brookings RV Park. The Portside Brookings RV Park property is a 70 pad manufactured housing and RV park built in 1988 on 3.94 acres and located in Brookings, Oregon. The Portside Brookings RV Park property has 41 manufactured housing pads and 29 RV pads. The Portside Brookings RV Park property was 84.3% occupied as of May 28, 2021. The borrower sponsor purchased the Portside Brookings RV Park property in June 2017 for approximately $2.9 million and has spent approximately $46,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $3.0 million in the Portside Brookings RV Park property.

Oasis Springs MHP & RV Park. The Oasis Springs MHP & RV Park property is a 96 pad manufacturing housing and RV park built in 1955 on 24.16 acres and located in Desert Hot Springs, California. The Oasis Springs MHP & RV Park property has 74 manufactured housing pads and 22 RV pads. The Oasis Springs MHP & RV Park property was 82.3% occupied as of May 28, 2021. The borrower sponsor purchased the Oasis Springs MHP & RV Park property in September 2017 for approximately $2.717 million and has spent approximately $109,600 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $3.1 million in the Oasis Springs MHP & RV Park property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 14 – Triwinds Portfolio

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
85.4%	86.1%	88.8%	93.2%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of May 28, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$2,423,419	$2,708,923	$2,894,814	$2,933,360	$3,305,364	$7,546	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(380,883)	(870)	(11.5)
Net Rental Income	$2,423,419	$2,708,923	$2,894,814	$2,933,360	$2,924,481	$6,677	88.5%
Other Income	325,973	583,280	620,175	598,647	598,647	1,367	18.1
Effective Gross Income	$2,749,392	$3,292,203	$3,514,989	$3,532,007	$3,523,128	$8,044	106.6%

Total Expenses	$1,258,592	$1,520,157	$1,438,186	$1,436,815	$1,495,827	$3,415	42.5%

Net Operating Income(3)	$1,490,800	$1,772,046	$2,076,803	$2,095,192	$2,027,301	$4,629	57.5%

Total TI/LC, Capex/RR	0	0	0	0	22,716	52	0.6

Net Cash Flow	$1,490,800	$1,772,046	$2,076,803	$2,095,192	$2,004,585	$4,577	56.9%
(1)	TTM reflects the trailing 12 months ending March 31, 2021.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

(3)	The borrower sponsor acquired the Triwinds Portfolio Properties in a series of transactions between June and September 2017 on an all-cash basis for a total of approximately $19,582,000. At the time of the acquisitions, the borrower sponsor considered the Triwinds Portfolio Properties to be mismanaged and unstabilized. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and raised rents. As a result, the borrower sponsor increased net operating income and increased occupancy from 85.4% in 2018 to 93.2% as of May 28, 2021.

COVID-19 Update. As of June 9, 2021, approximately 100% of tenants by pad and 100% by underwritten base rent had made their May 2021 rental payments. As of the date of this term sheet, the Triwinds Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 14 – Triwinds Portfolio

The Markets. The following table presents certain market information relating to the Triwinds Portfolio Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Monterey RV Park	Aromas, CA	646	8,527	19,864	$85,731	$100,082	$90,103
RV								$855	$860
Chico MHP	Chico, CA	16,380	73,682	108,319	$53,499	$53,372	$53,595
Manufactured Housing								$546	$550
RV								$550	$550
Merced MHP	Merced, CA	5,584	53,066	119,394	$52,117	$45,761	$55,642
Manufactured Housing								$454	$475
RV								$468	$475
Paso Robles Mobile Village(2)	Paso Robles, CA	6,273	25,315	36,438	$42,060	$71,602	$70,157
Manufactured Housing								$755	$765
RV								$752	$755
Apartment								$1,300	$1,300
Portside Brookings RV Park	Brookings, OR	5,081	12,389	14,417	$32,694	$39,287	$41,204
Manufactured Housing								$530	$540
RV								$575	NAV
Oasis Springs MHP & RV Park	Desert Hot Springs, CA	3,855	15,594	39,117	$31,498	$36,644	$35,398
Manufactured Housing								$523	$550
RV								$436	$450
(1)	Source: Appraisals.

(2)	The source for 1-mile Population, 3-mile Population, 5-mile Population, 1-mile Median Household Income, 3-mile Median Household Income and 5-mile Median Household Income for the Paso Robles Mobile Village property is a third party market report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Fitch/KBRA):	BBB-sf/BBB-	Property Type - Subtype:	Retail – Super Regional Mall
Original Principal Balance(2):	$20,000,000	Net Rentable Area (SF):	811,797
Cut-off Date Principal Balance(2):	$20,000,000	Location:	Brooklyn, NY
% of IPB:	2.4%	Year Built / Renovated:	1969 / 2018
Loan Purpose:	Refinance	Occupancy(9):	99.0%
Borrowers:	Brooklyn Kings Plaza LLC, Kings Plaza Ground Lease LLC	Occupancy Date:	5/31/2021
Borrower Sponsor:	The Macerich Partnership, L.P.	4th Most Recent NOI (As of):	$39,436,748 (12/31/2017)
Interest Rate:	3.35880%	3rd Most Recent NOI (As of):	$42,088,187 (12/31/2018)
Note Date:	12/3/2019	2nd Most Recent NOI (As of):	$49,565,143 (12/31/2019)
Maturity Date:	1/1/2030	Most Recent NOI (As of):	$47,043,686 (12/31/2020)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$81,045,187
Original Amortization Term:	None	UW Expenses:	$29,004,262
Amortization Type:	Interest Only	UW NOI:	$52,040,925
Call Protection:	L(36),YM1(79),O(5)	UW NCF:	$50,905,970
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(10):	$900,000,000 / $1,109
Additional Debt(2)(3):	Yes	Appraisal Date(10):	10/17/2019
Additional Debt Balance(2)(3):	$467,000,000 / $53,000,000
Additional Debt Type(2)(3):	Pari Passu / Mezzanine

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes(4):	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance(5):	$0	Springing	N/A	Maturity Date Loan / SF:	$600	$600
Replacement Reserves(6):	$0	Springing	$348,899	Cut-off Date LTV(10):	54.1%	60.0%
TI/LC(7):	$0	Springing	$2,435,391	Maturity Date LTV(10):	54.1%	54.1%
Other(8):	$0	Springing	N/A	UW NCF DSCR(11):	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan(3)	53,000,000	9.8	Return of Equity	105,237,541	19.5
			Closing Costs	6,113,399	1.1
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, N.A. (“WFB”) and SGFC.

(2)	The Kings Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by 15 senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Kings Plaza Whole Loan. For additional information, see “The Loan” below.

(3)	Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WFB funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the Kings Plaza Borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the Kings Plaza Mezzanine Loan documents. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

(4)	The requirement for the borrowers to make monthly deposits into the tax reserve is waived so long as no Trigger Period (as defined below) is continuing and the borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid. Upon the occurrence of a Trigger Period the borrowers are required to reserve 1/12th of the estimated annual property taxes. A “Trigger Period” commences upon (i) an event of default under the Kings Plaza Whole Loan; (ii) the commencement of a Low Debt Service Period (as defined below); and (iii) the occurrence of an event of default under the Kings Plaza Mezzanine Loan. A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza Whole Loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property (as defined below) has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

(5)	The requirement for the borrowers to make monthly deposits into the insurance reserve is waived as long as (i) no Trigger Period is continuing, (ii) the borrowers continue to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been timely paid, and (iii) the borrowers provide the lender with evidence that the insurance policies required to be maintained by the borrowers are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents. Upon the occurrence of a Trigger Period, the borrowers are required to reserve 1/12th of the estimated annual insurance premiums.

(6)	On a monthly basis during the continuance of a Trigger Period, the borrowers are required to reserve a monthly amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12. At such time when the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the borrowers’ obligation to make monthly deposits into the replacement reserve account will be waived.

(7)	On a monthly basis, during the continuance of a Trigger Period, the borrowers are required to reserve an amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50 and divided by 12. At such time when the balance of the TI/LC reserve account reaches an amount at least equal to 24 times the required monthly deposit, the borrowers’ obligation to make monthly deposits into the TI/LC reserve account will be waived.

(8)	Upon the occurrence of a Trigger Period, the borrowers are required to reserve the monthly ground rent payable. However, as long as no Trigger Period has occurred or is continuing, the borrowers’ obligations with respect to monthly deposits into the ground rent reserve will be waived.

(9)	Forever 21 Retail Inc. (“Forever 21”) occupies 22,828 square feet of space at the Kings Plaza Property and currently pays rent but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. In addition, Occupancy is inclusive of JCPenney (11.7% of total net rentable area) and Forever 21. JCPenney filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Thomas O’Hern, the CEO of The Macerich Company (the parent organization of the borrower sponsor) (“Macerich”), reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. Based on the borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%.

(10)	The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(11)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term and then is fully amortizing based on a five-year schedule. Total Debt UW NCF DSCR is based on the first 12 amortizing payments on the amortization schedule for the Kings Plaza Mezzanine Loan.

The Loan. The Kings Plaza loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in an 811,797 square foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 15 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million, of which Note A-2-2-B, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is being contributed to the BBCMS 2021-C10 securitization trust and constitutes the Kings Plaza Mortgage Loan. The remaining notes have been contributed to other securitization trusts or are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1-A	$32,000,000	Benchmark 2020-B17	Yes
A-1-1-B-1	$20,000,000	DBJPM 2020-C9	No
A-1-1-B-2	$14,108,108	Benchmark 2020-B18	No
A-1-2	$50,000,000	Benchmark 2020-B16	No
A-1-3, A-1-4	$55,000,000	Benchmark 2020-IG1	No
A-2-1	$60,000,000	BBCMS 2020-C6	No
A-2-2-A	$30,000,000	Benchmark 2020-B21	No
A-2-2-B	$20,000,000	BBCMS 2021-C10	No
A-2-3	$35,000,000	SGFC	No
A-2-4	$12,945,946	SGFC	No
A-3-1, A-3-4	$75,000,000	BANK 2020-BNK25	No
A-3-2, A-3-3	$82,945,946	WFCM 2020-C55	No
Whole Loan	$487,000,000

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrowers exercised a 10-year extension option, which was their first of five extension options. Three 10-year extension options and one nine-year extension option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases from the Kings Plaza Borrowers the Marina Building, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005, subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2021 was executed by the Subtenant. Annual base rent equals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

$122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn, New York. The collateral is anchored by Macy’s, Lowe’s Home Centers, Primark, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. According to the appraisal, Primark expects its Kings Plaza Property location to generate the highest revenue in the United States, exceeding its Boston flagship store location. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark’s Kings Plaza Property location sales to be approximately $45 to $50 million annually. Macy’s, which is not part of the collateral, occupies approximately 339,000 square feet attached to the Kings Plaza Property (the “Macy’s Parcel”). The Kings Plaza Property Macy’s location was selected as one of the Macy’s “Growth 100” locations for 2020. According to Macerich, the retailer is experimenting with new concepts directed at improving store fixtures and facilities. As part of the program, Macy’s will receive an estimated $4 to $5 million to remodel the store adjacent to the Kings Plaza Property in the upcoming years, with anticipated renovations including technology upgrades, dressing room upgrades, new flooring, lighting, painting and improvements to the exterior of the space. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property and has been in occupancy since 2010. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Following bankruptcy court proceedings, negotiations for a three-year lease renewal were approved and the Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Forever 21 reported annualized T-1 March 2021 sales of approximately $291 per square foot. Forever 21 currently pays rent but was underwritten as vacant.

The Kings Plaza Property was 99.0% occupied as of May 31, 2021, inclusive of JCPenney. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. Based on the borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%. For the tenants reporting sales, the Kings Plaza Property generated approximately $197.3 million in gross sales as of the annualized T-1 ending March 2021. The Kings Plaza Property generates approximately 71.2% of its top line revenue from in-line tenants under 10,000 square feet. Total in-line sales excluding temporary tenants, account for approximately 98.5% of total revenue generated at the Kings Plaza Property.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 per square foot) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property include the $144.7 million redevelopment of the 290,000 square foot, former four-level Sears box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. The redevelopment included a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington Coat Factory. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the borrower sponsor expended approximately $22.0 million to renovate the Kings Plaza Property throughout 2014 and 2015. These renovations included a refreshed interior, energy efficient LED lighting, new flooring (including both carpet and tile), a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allowed the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019.

COVID-19 Update: As of June 11, 2021, the Kings Plaza Property is currently open for business with over 99% of stores open for operations. The Kings Plaza Property was forced to close down during March 2020 due to the COVID-19 pandemic and subsequently re-opened on September 9, 2020 with COVID-19 safety measures and comprehensive protocols in place as recommended by the CDC. According to the borrower sponsor, foot traffic at the Kings Plaza Property has increased, quickly reaching shopper capacity. In addition, many retailers are exceeding daily sales plans. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. According to the borrower sponsor, 31 tenants, representing approximately 11.3% of total net rentable area and approximately 20.6% of UW Base Rent, have executed deferment agreements. As of May 1, 2021, 3 of these tenants, representing approximately 3,662 square feet and 0.8% of UW Base Rent, are currently in deferment, not paying rent and have executed agreements with the borrower sponsor. Please see below for additional tenant updates:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

Tenant Updates (as of 6/1/2021)
Not Reopened	- Master Wok, Nathan’s Famous, Haagen Dazs (kiosk) and Starbucks (collectively, 0.8% of NRA and 1.0% of UW Base Rent)
Tenants who have vacated	- JCPenney, Clique (kiosk), Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique (collectively, 13.8% of NRA and 4.6% of UW Base Rent)
Bankrupt Tenants

-     GNC and JCPenney (collectively, 11.9% of NRA and 2.3% of UW Base Rent) have vacated the premises

-     Forever 21 – lease assumed with term extended to 1/31/2023 (underwritten as vacant)

-     Charlotte Russe (1.0% of NRA and 0.7% of UW Base Rent) –lease assumed with term through 7/31/2021

-     ALDO/ALDO Accessories (0.4% of NRA and 1.5% of UW Base Rent) – the borrower sponsor anticipates that the tenants will assume the lease

Tenants in deferment and not paying rent	- Clique, Perfume Point, Vistasite Eye Care (collectively, 0.7% of NRA and 0.8% of UW Base Rent)

Rent collections for May 2020 through May 2021 are detailed in the table below:

Recent Rent Collections
	May 2020	Jun. 2020	Jul. 2020	Aug. 2020	Sept. 2020	Oct. 2020	Nov. 2020	Dec. 2020	Jan. 2021	Feb. 2021	Mar. 2021	Apr. 2021	May 2021
Rent Billed (million)	$6.5	$6.5	$6.5	$6.1	$6.0	$6.0	$6.0	$5.9	$5.7	$5.9	$5.9	$5.9	$5.8
Rent Collected (million)	$3.3	$3.9	$4.0	$3.8	$4.2	$4.8	$4.9	$5.0	$4.9	$5.1	$5.2	$5.3	$5.1
Rent Collected (%)	49.9%	60.3%	62.3%	62.8%	69.6%	80.8%	82.0%	84.9%	85.0%	86.3%	88.1%	89.6%	87.7%

Since February 1, 2020, new and renewal leases accounting for 80,080 square feet have been executed at the Kings Plaza Property, including 22,802 square feet for Forever 21’s lease assumption and 3-year extension. The Kings Plaza Whole Loan is current through the June 1, 2021 payment date. As of June 1, 2021, the Kings Plaza Whole Loan is not subject to any modification or forbearance request.

The Market. The Kings Plaza Property is located in Brooklyn, New York at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property has frontage on Flatbush Avenue, which is a major thoroughfare in Brooklyn. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively and with estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 per square foot. The concluded market rent for the South Brooklyn retail submarket was $42.90 per square foot. As of June 2020, the Kings Plaza Property has a weighted average underwritten base rent of $50.50 per square foot, which is slightly above the market rent for the South Brooklyn retail submarket and the New York retail market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA (square feet)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Primary Competition
Gateway Center I & II	2001 / NAP	1,200,000	$450	97.0%	6.4	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	1973 / 2004	1,172,180	$1,430	99.0%	16.4	JCPenney, Macy’s
Green Acres Mall	1956 / 2016	2,075,000	$615	96.0%	14.3	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	1972 / 2018	1,700,000	NAV	92.0%	19.0	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	1956 / 2014	2,330,000	$1,200	97.0%	28.7	Bloomingdale’s, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2018	2019	2020(2)	Current(2)
97.9%	99.4%	96.3%	99.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the May 31, 2021 borrower rent roll. 2020 Occupancy and Current Occupancy are inclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. Based on the borrower rent roll as of May 31, 2021, excluding JCPenney, the occupancy is approximately 87.8%.

The following table presents certain information relating to the historical sales at the Kings Plaza Property.

Sales and Occupancy Costs(1)
	2015 Sales PSF	2016 Sales PSF	2017 Sales PSF	2018 Sales PSF	2019 Sales	2019 Sales PSF	2019 Occupancy Cost(2)	Ann. T-1 March 2021 Sales (3)	Ann. T-1 March 2021 Sales PSF (3)
Lowe’s Home Centers	$406	$398	$396	$390	$45,603,285	$400	6.2%	NAP	NAP
H&M	$587	$601	$544	$459	$11,057,060	$440	19.2%	$9,335,712	$371
Victoria’s Secret	$839	$771	$677	$704	$8,588,141	$714	20.3%	$9,792,144	$814
Old Navy	$454	$435	$445	$412	$7,321,687	$401	19.7%	$8,055,927	$441
JCPenney(4)	NAP	NAP	NAP	NAP	$13,812,935	$153	10.2%	NAP	NAP
Ulta Beauty(5)	NAP	NAP	NAP	$593	$4,083,880	$374	32.8%	NAP	NAP
Zara(6)	NAP	NAP	NAP	NAP	$17,502,063	$518	7.2%	$19,881,788	$589
Total Comparable In-Line Tenant Sales (<10,000 SF)	$695	$718	$685	$734	$138,380,278	$736	18.6%	$140,581,103	$728
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	2019 Occupancy Cost is based on the TTM September 2019 occupancy costs and year end 2019 sales.

(3)	The YE 2020 Sales are not shown in the chart above because they do not reflect normalized sales figures at the Kings Plaza Property, as the Kings Plaza Property was forced to close down during March 2020 due to the COVID-19 pandemic and subsequently re-opened on September 9, 2020.

(4)	JCPenney’s lease commenced in July 2018 after the Sears redevelopment. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property.

(5)	Ulta Beauty’s lease commenced in October 2017.

(6)	Zara’s lease commenced in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF(4)	Occ. Costs(5)	Lease Exp. Date
Lowe’s Home Centers(6)	Baa1/BBB+/NR	114,000	14.0%	$19.30	$2,200,000	5.6%	$400	6.2%	5/31/2028
Primark(7)	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	NAP	NAP	7/31/2038
Burlington	NR/BB+/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	$302	NAP	7/31/2028
Best Buy(8)	Baa1/BBB/NR	53,371	6.6%	$52.80	$2,817,989	7.2%	NAP	NAP	12/31/2022
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	$518	7.2%	7/31/2028
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	$440	19.2%	1/31/2024
Old Navy	Baa2/BB/NR	18,256	2.2%	$68.94	$1,258,638	3.2%	$401	19.7%	1/31/2025
Victoria’s Secret	NR/NR/NR	12,034	1.5%	$69.60	$837,566	2.1%	$714	20.3%	1/31/2023
Ulta Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	$374	32.8%	10/31/2027
Five Below	NR/NR/NR	8,874	1.1%	$58.00	$514,692	1.3%	$491	11.8%	1/31/2029
Major Tenants		434,264	53.5%	$38.57	$16,751,087	42.7%

Other Tenants		341,787	42.1%	$65.66	$22,443,027	57.3%

Occupied Collateral Total / Wtd. Avg.(9)		776,051	95.6%	$50.50	$39,194,113	100.0%

Vacant Space(10)(11)		35,746	4.4%

Collateral Total		811,797	100.0%

(1)	Based on the underwritten rent roll as of June 2, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent reflect the following: (a) in-place leases based on the June 2020 rent roll, where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(4)	Sales PSF are provided by the borrower sponsor and are as of year-end 2019.

(5)	Occ. Costs are based on TTM September 2019 occupancy costs and year end 2019 sales.

(6)	Lowe’s Home Centers has five automatic five-year renewal options unless Lowe’s Home Centers sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the applicable term or renewal. In addition, Lowe’s Home Centers has one automatic renewal option for three years and 11 months unless the tenant sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the fifth renewal term.

(7)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided, however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates owns, operates, otherwise becomes financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

(8)	Lease Expiration Date for the Best Buy tenant is reflective of an amendment from the original expiration date. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $14.0 million through December 31, 2021, after which annual gross rent will step down to $8.0 million thereafter through the lease expiration of December 31, 2022.

(9)	Occupied Collateral Total includes All Seasons Marine Corp., which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(10)	Vacant Space is inclusive of Forever 21, which has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Vacant Space is exclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. Based on the May 31, 2021 borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%.

(11)	Includes 9,065 square feet of space that is occupied by temporary or kiosk tenants with no underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
2020 & MTM(7)	12	42,601	5.2	$3,051,598	7.8%	78,347	9.7%	$3,051,598	7.8%
2021	7	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	14	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Beyond(8)	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total	108	811,797	100.0%	$39,194,113	100.0%
(1)	Based on the underwritten rent roll as of June 2, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the Kings Plaza Property.

(4)	UW Base Rent Expiring and % of UW Base Rent Expiring reflect the following: (a) in-place leases based on June 2020 rent roll and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(5)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the Kings Plaza Property.

(6)	Vacant space is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Vacant space is exclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. Based on the May 31, 2021 borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%.

(7)	Includes All Seasons Marine Corp., which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(8)	2031 & Beyond includes the lease expiration for Best Buy’s initial lease term of January 31, 2032. However, on January 28, 2020, an amendment was executed to reduce the term of the Best Buy lease, which will now expire on December 31, 2022. Under the terms of the lease amendment, Best Buy converted to a gross lease structure, which will accelerate rental payments in return for a reduced term. The current annual gross rent is $14.0 million through December 31, 2021, after which annual gross rent will step down to $8.0 million thereafter through the lease expiration of December 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

No. 15 – Kings Plaza

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	2020	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$28,991,086	$33,095,904	$39,279,984	$48,653,578	$38,005,038	$46.82	48.5%
Straight-Line Rent(3)	0	0	0	0	735,253	0.91	0.9
Vacant Income	0	0	0	0	2,227,628	2.74	2.8
Gross Potential Rent	$28,991,086	$33,095,904	$39,279,984	$48,653,578	$40,967,919	$50.47	52.3%
Total Reimbursements	28,145,401	28,424,111	29,231,082	26,176,765	30,961,099	38.14	39.5
% in Lieu/Percentage Rent(4)	201,320	735,279	1,887,225	948,473	2,195,355	2.70	2.8
Temporary Specialty Leasing	2,761,118	2,254,340	2,286,375	1,174,825	2,411,429	2.97	3.1
Power Plant Income	0	0	1,087,538	1,359,011	1,804,680	2.22	2.3
Net Rental Income	$60,098,925	$64,509,633	$73,772,205	$78,312,652	$78,340,482	$96.50	100.0%
(Vacancy/Credit Loss)	(597,346)	(612,614)	(401,183)	(3,244,080)	(3,678,863)	(4.53)	(4.7)
Other Income(5)	5,421,663	5,787,129	5,691,895	3,392,919	6,383,568	7.86	8.1
Effective Gross Income	$64,923,243	$69,684,148	$79,062,917	$78,461,491	$81,045,187	$99.83	103.5%

Total Expenses	$25,486,495	$27,595,961	$29,497,775	$31,417,805	$29,004,262	$35.73	35.8%

Net Operating Income	$39,436,748	$42,088,187	$49,565,143	$47,043,686	$52,040,925	$64.11	64.2%

Total TI/LC, Capex/RR	0	0	0	0	1,134,955	1.40	1.4

Net Cash Flow	$39,436,748	$42,088,187	$49,565,143	$47,043,686	$50,905,970	$62.71	62.8%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents In Place reflects the following: (a) in-place leases based on the June 2020 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	Underwritten Straight-Line Rent of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	% in Lieu/Percentage Rents includes % in lieu for JCPenney, Charlotte Russe and Parfois and reimbursements from the Macy’s Parcel which is not part of the collateral for the Kings Plaza Whole Loan.

(5)	Other Income includes storage income, business development income, ground rent income and parking income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C10

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi	adam.ansaldi@sgcib.com	(212) 278-6126
Managing Director

Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

UBS CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Executive Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Executive Director

KeyBank CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.